As Filed with the Securities and Exchange Commission on June 17, 2004

Registration Statement Nos. 333-                 , 333-113957, 333-113957-01, 333-113957-02 and 333-113957-03

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AND

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NOS. 333-113957, 333-113957-01, 333-113957-02

AND 333-113957-03

MELLON BANK, N.A.

(Originator of Mellon Bank Premium Finance Loan Master Trust described herein)

(Exact Name of Registrant as Specified in Its Charter)

United States	6189	25-0659306
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Classification Code Number)	(I.R.S. Employer Identification Number)

One Mellon Center

Pittsburgh, Pennsylvania 15258

(412) 234-5000

(Address and telephone number of registrant’s principal executive offices)

MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST

(Exact Name of Registrant as Specified in Its Charter)

New York	6189	51-0015912
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Classification Code Number)	(I.R.S. Employer Identification Number)

One Mellon Center

Pittsburgh, Pennsylvania 15258

(412) 234-5000

(Address and telephone number of registrant’s principal executive offices)

MELLON PREMIUM FINANCE LOAN OWNER TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6189	51-6522553
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Classification Code Number)	(I.R.S. Employer Identification Number)

One Mellon Center

Pittsburgh, Pennsylvania 15258

(412) 234-5000

(Address and telephone number of registrant’s principal executive offices)

MELLON BANK PFL MASTER NOTE TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6189	51-6522553
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Classification Code Number)	(I.R.S. Employer Identification Number)

One Mellon Center

Pittsburgh, Pennsylvania 15258

(412) 234-5000

(Address and telephone number of registrant’s principal executive offices)

Carl Krasik, Esq.

MELLON BANK CORPORATION

Suite 1910

500 Grant Street

Pittsburgh, Pennsylvania 15258-0001

(412) 234-5222

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Agent for Service)

Copies to:

Robert K. Morris, Esq. Reed Smith LLP 435 Sixth Avenue Pittsburgh, Pennsylvania 15219 (412) 288-3131	Reed D. Auerbach, Esq. McKee Nelson LLP 5 Times Square, 35th Floor New York, New York 10036 (917) 777-4400

Approximate date of proposed sale to public:     From time to time on or after the effective date of this registration statement, as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Nos. 333-113957, 333-113957-01, 333-113957-02, 333-113957-03

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Nos. 333-113957, 333-113957-01, 333-113957-02, 333-113957-03

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE (1)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Asset-Backed Securities	$50,000,000	100%	$50,000,000	$6,335
Master Collateral Certificate (3)	—	—	—	—
TOTAL	$50,000,000	100%	$50,000,000	$6,335

(1)	Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined prospectus and relates to registration statement Nos. 333-113957, 333-113957-01, 333-113957-02 and 333-113957-03 as previously filed by the Registrants on Form S-1. Securities that were previously registered by registration statement Nos. 333-113957, 333-113957-01, 333-113957-02 and 333-113957-03 are being carried forward in connection with this Registration Statement.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	No additional consideration will be paid by the purchasers of the Master Collateral Certificate, which is pledged as security for the Asset-Backed Securities.

THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT NOS. 333-113957, 333-113957-01, 333-113957-02 and 333-113957-03 SHALL EACH BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933 AND RULE 462(c) UNDER THE SECURITIES ACT OF 1933, RESPECTIVELY.

EXPLANATORY NOTE

This Registration Statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, pursuant to Rule 462(b) under the Act. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1 (File Nos. 333-113957, 333-113957-01, 333-113957-02 and 333-113957-03), as amended, which was declared effective on June 9, 2004.

This Registration Statement contains a combined Prospectus relating to a public offering by Mellon Bank PFL Master Note Trust of $550,000,000 aggregate principal amount of Mellon Bank PFL Master Note Trust Asset-Backed Notes, Series 2004-1. The Prospectus relating to the Notes follows immediately after this Explanatory Note.

$550,000,000

Asset-Backed Notes, Series 2004-1

Mellon Bank PFL Master Note Trust

Issuer

Mellon Bank, N.A.

Receivables Seller

AFCO Credit Corporation

AFCO Acceptance Corporation

Receivables Originators and Servicers

The issuer will issue—
	Class A Notes	Class B Notes	Class C Notes

Principal Amount	$513,700,000	$22,341,000	$13,959,000

Interest Rate	Three-month LIBOR plus 0.16% annually	Three-month LIBOR plus 0.42% annually	Three-month LIBOR plus 0.77% annually

First Interest Payment Date	September 15, 2004	September 15, 2004	September 15, 2004

Expected Principal Payment Date	June 15, 2007	June 15, 2007	June 15, 2007

Legal Maturity Date	June 15, 2009	June 15, 2009	June 15, 2009

$8,375,000 principal amount of Class D notes will also be issued, but the Class D notes are not offered hereby.

Issuer assets—
The primary source of payment for the notes is a master collateral certificate representing an undivided interest in a revolving pool of insurance premium finance agreements originated or acquired by AFCO Credit Corporation or AFCO Acceptance Corporation and owned by a pre-existing master trust.

	Price to Public	Underwriting Discount	Proceeds to Seller
Class A Notes	100%	0.26%	99.74%
Class B Notes	100%	0.26%	99.74%
Class C Notes	100%	0.26%	99.74%
Total	$550,000,000	$1,430,000	$548,570,000

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We expect that the notes will be offered globally and delivered in book-entry form on or about June 24, 2004 through the facilities of The Depository Trust Company, Clearstream Banking, société anonyme, or the Euroclear System.

Underwriters of the Notes:

Citigroup	Mellon Financial Markets, LLC

The date of this prospectus is June 17, 2004.

Consider carefully the risk factors beginning

on page 15 of this prospectus.

A note is not a deposit

and neither the notes nor the underlying accounts

or receivables are insured or guaranteed by the Federal Deposit Insurance

Corporation or any other governmental agency or instrumentality.

The notes are obligations of the issuer only and do not represent interests in or obligations of the transferor, trust I, Mellon Bank, N.A., AFCO Credit Corporation, AFCO Acceptance Corporation

or any of their affiliates.

Important Notice about Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not offering the notes in any state where the offer is not permitted.

We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The following Table of Contents provides the pages on which these captions are located.

Parts of this prospectus use defined terms. You can find a listing of the pages where definitions can be found under the caption “Index of Terms” beginning on page 110 in this prospectus.

i

TRANSACTION SUMMARY

Issuer:	Mellon Bank PFL Master Note Trust

Indenture Trustee:	Wells Fargo Bank, N.A.

Trust I:	Mellon Bank Premium Finance Loan Master Trust

Transferor:	Mellon Premium Finance Loan Owner Trust

Seller:	Mellon Bank, N.A.

Receivables Originators and Servicers:	AFCO Credit Corporation, AFCO Acceptance Corporation

Master Servicer:	Mellon Bank, N.A.

Closing Date:	June 24, 2004

Clearance and Settlement:	DTC/Clearstream/Euroclear

Primary Issuer Assets:	Master collateral certificate

Primary Trust I Assets:	Insurance premium finance loans

Annual Servicing Fee Rate:	0.50%

	Class A Notes	Class B Notes	Class C Notes

Initial Principal Amount:	$513,700,000	$22,341,000	$13,959,000

Anticipated Ratings: (S&P/Moody’s)	AAA/Aaa	A/A2	BBB/Baa2

Credit Enhancement:	8% subordination of the Class B Notes, the Class C Notes and the Class D Notes	4% subordination of the Class C Notes and the Class D Notes	1.5% subordination of the Class D Notes and the Class C Reserve Account

Interest Rate:	Three-month LIBOR plus 0.16%	Three-month LIBOR plus 0.42%	Three-month LIBOR plus 0.77%

Interest Accrual Method:	Actual/360	Actual/360	Actual/360

Interest Payment Dates:	Quarterly, on the 15th day of March, June, September and December(1)	Quarterly, on the 15th day of March, June, September and December(1)	Quarterly, on the 15th day of March, June, September and December(1)

Interest Rate Index Reset Date:	Two business days before each interest payment date	Two business days before each interest payment date	Two business days before each interest payment date

First Interest Payment Date:	September 15, 2004	September 15, 2004	September 15, 2004

Expected Principal Payment Date:	June 15, 2007	June 15, 2007	June 15, 2007

Legal Maturity Date:	June 15, 2009	June 15, 2009	June 15, 2009

(1)	If the 15th of any month is not a business day, then interest will be paid on the first business day following that date.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information from this prospectus to aid your understanding and does not contain all of the information that you need to consider in making your investment decision. It is qualified by the full description of the information contained in this prospectus. To understand all of the terms of the offering of the notes, you should read carefully this entire prospectus.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page 110 of this prospectus.

STRUCTURAL OVERVIEW

The issuer of the notes, Mellon Bank PFL Master Note Trust, is a newly established business trust formed for the purpose of (i) issuing the Series 2004-1 notes offered hereunder and additional series of notes and (ii) purchasing the master collateral certificate to serve as collateral for the issuer’s notes.

The primary asset of the issuer will be the master collateral certificate issued by Mellon Bank Premium Finance Loan Master Trust, referred to in this prospectus as trust I. The assets of trust I consist primarily of a revolving pool of insurance premium finance loans, which are agreements between one of AFCO Credit Corporation or AFCO Acceptance Corporation, the originators of the agreements, and commercial borrowers to finance the payment of insurance premiums on insurance policies pursuant to which the borrowers are the insureds. The master collateral certificate represents an undivided interest – which is called the investor interest – in the assets of trust I. The size of the issuer’s investor interest in trust I will on any day be equal to the sum of the nominal liquidation amounts for each series of the issuer’s notes outstanding on such day.

Principal and interest due on your notes will be paid from collections on the collateral allocated to your notes. Collections will be allocated to the Series 2004-1 notes on any day based on the sum of the nominal liquidation amounts on such day of each of the Class A notes, the Class B notes, the Class C notes and the Class D notes issued under Series 2004-1. The nominal liquidation amount of a class of notes will equal on any day the original principal amount of such class of notes less payments of or accumulation of principal for such class of notes, unreimbursed losses on the assets of the issuer allocated to such class of notes and reallocations of allocable principal collections to pay interest or indenture trustee fee shortfalls. The issuer may issue other series of notes, which will be entitled to an allocation of collections based on the nominal liquidation amount of the notes in such series.

Trust I has issued other series of investor certificates which remain outstanding. For a description of such outstanding certificates, see “Annex II: Other Series of Trust I Certificates.” Collections on trust I’s assets will be allocated among the investor interest of the master collateral certificate, the investor interests of such other series and the interest of Mellon Bank Premium Finance Loan Owner Trust, the transferor of receivables to trust I, in receivables that are not allocated to investor certificates.

The following diagram illustrates the general structure of the transaction.

TRANSACTION PARTIES

Is suer

•	Mellon Bank PFL Master Note Trust, a Delaware trust, will be the issuer of the notes. The owner trustee of the issuer is Chase Manhattan Bank U.S.A., N.A.

Indenture Trustee

•	Wells Fargo Bank, N.A. will be the indenture trustee under the indenture for the notes.

Trust I

•	Mellon Bank Premium Finance Loan Master Trust.

The issuer’s primary asset will be the master collateral certificate issued by trust I. For a description of the master collateral certificate, see “Sources of Funds to Pay the Notes—The Master Collateral Certificate.” The master collateral certificate represents an undivided interest in the assets of trust I, which consist primarily of a revolving pool of insurance premium finance loans originated or acquired by AFCO Credit Corporation or AFCO Acceptance Corporation. For a description of trust I, see “Description of Trust I and the Master Collateral Certificate.”

Transferor

•	Mellon Premium Finance Loan Owner Trust, a Delaware business trust. The owner trustee of the transferor is Chase Manhattan Bank USA, National Association.

The transferor will transfer to trust I premium finance agreements sold to it by the seller.

Seller of the Receivables

•	Mellon Bank, N.A.

The seller will transfer to the transferor insurance premium finance agreements sold to it by the originators.

Master Servicer

•	Mellon Bank, N.A.

The master servicer‘s responsibilities will be limited, as described under “Description of Trust I and the Master Collateral Certificate—Master Servicer and Servicers.”

Originators and Servicers

•	AFCO Credit Corporation.

•	AFCO Acceptance Corporation.

AFCO Credit Corporation, a wholly-owned subsidiary of the seller, originates and services insurance premium finance loans throughout the United States except in California and Hawaii. AFCO Acceptance Corporation, a wholly-owned subsidiary of AFCO Credit Corporation, originates and services insurance premium finance loans in California and Hawaii. The two entities are sometimes jointly referred to as “AFCO” in this prospectus. They will service the insurance premium finance loans sold to trust I or the issuer, as applicable.

Trustee of Trust I

•	Wells Fargo Bank, N.A.

THE OFFERED NOTES

•	The issuer’s Series 2004-1 Class A notes, Class B notes and Class C notes.

Note Interest

•	Interest on the Class A notes will generally accrue at an annual rate equal to three-month LIBOR plus 0.16%.

•	Interest on the Class B notes will generally accrue at an annual rate equal to three-month LIBOR plus 0.42%.

•	Interest on the Class C notes will generally accrue at an annual rate equal to three-month LIBOR plus 0.77%.

Allocation of Interest. Interest on your notes will be deposited into an interest funding account monthly on each distribution date based on the actual number of days elapsed during the month and a year of 360 days. Interest generally will be paid to you quarterly on each interest payment date. To determine the actual dollar amount of interest payable on any distribution date, you must multiply:

•	the actual number of days elapsed in the applicable monthly interest period divided by 360;

•	the interest rate applicable to your notes for the monthly interest period; and

•	the outstanding principal balance of your notes at the end of the preceding calendar month, or, in the case of the first distribution date, on the closing date.

A “distribution date” will occur on the fifteenth day of each month, or if that day is not a business day, on the immediately following business day. The first distribution date will be July 15, 2004.

A “monthly interest period” is the actual number of days elapsed from and including the previous distribution date and to but excluding the applicable distribution date. The first monthly interest period will begin on and include the closing date on June 24, 2004, and end on but exclude July 15, 2004, the first distribution date.

An “interest payment date” will occur on the 15th day of each March, June, September and December, or if that day is not a business day, on the immediately following business day.

Interest Under Rapid Note Amortization Period. Under certain limited circumstances, an early redemption event may occur, in which case interest will be paid to you monthly on each distribution date at the following interest rates:

•	Interest on the Class A notes will accrue at an annual rate equal to one-month LIBOR plus 0.16%.

•	Interest on the Class B notes will accrue at an annual rate equal to one-month LIBOR plus 0.42%.

•	Interest on the Class C notes will accrue at an annual rate equal to one-month LIBOR plus 0.77%.

We refer you to “Description of the Notes—Interest Payments” for additional information on interest owed to you with respect to your Notes.

Overdue Interest. Any overdue interest at the applicable interest rate for your notes, together with additional interest at the applicable note rate, will also be payable to you.

We refer you to “Description of the Notes—Interest Payments” and “Deposit and Application of Funds—Application of Available Funds” for further information.

Principal

Principal on the notes is expected to be paid in full on the June 2007 distribution date (the “expected principal payment date“). However, no principal allocations will be distributed to the Class B noteholders until the outstanding principal balance of the Class A notes has been reduced to zero, and no principal allocations will be distributed to the Class C noteholders until the outstanding principal balance of the Class B notes has been reduced to zero.

Principal of the notes may be paid earlier or later than the expected principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified adverse events known as payout events occur, principal may be paid earlier than expected. If collections of receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed or reduced. If the notes are not paid in full on the expected principal payment date, collections of principal receivables allocated to the master collateral certificate will continue to be used to pay principal on the notes until the notes are paid in full or until June 15, 2009, whichever occurs first. June 15, 2009, is the legal maturity date for the notes.

Revolving Period. Beginning on the closing date, we will begin a note revolving period, during which time no collections of principal allocated to the master collateral certificate will be accumulated or paid to you. The note revolving period ends on the earlier to begin of:

•	the note accumulation period; and

•	the rapid note amortization period.

Note Accumulation Period. We are scheduled to enter a note accumulation period at the close of business on August 30, 2006, during which time we will begin accumulating collections of principal receivables allocated to the master collateral certificate for the payment of principal on the notes. The issuer may postpone the date on which the note accumulation period begins, as described under “Deposit and Application of Funds—Targeted Deposits of Available Principal Amounts to the Principal Funding Account—Budgeted Deposits.”

Rapid Note Amortization Period. An early redemption event (which includes a Pay-Out Event) will trigger the commencement of a rapid note amortization period. During a rapid note amortization period, you will receive payments of principal collections allocated to the master collateral certificate monthly on each distribution date. If an early redemption event occurs:

•	principal may be paid on your notes earlier than anticipated; or

•	principal may be paid on your notes later than expected; or

•	you may not receive the entire amount of your principal.

We refer you to “The Indenture—Early Redemption Events” on page 64 for additional information on early redemption events.

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as events of default.

Events of default for any series or class of notes include the following:

•	the issuer’s failure, for a period of 35 days, to pay interest upon such notes when such interest becomes due and payable;

•	the issuer’s failure to pay the principal amount of such notes on the applicable legal maturity date;

•	the issuer’s default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 60 days after either the indenture trustee or the holders of 25% of the aggregate outstanding principal amount of the outstanding notes of the affected series or class has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60 day period; and

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuer.

An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

If an event of default occurs and the notes are accelerated, the indenture trustee may, and if either (i) 100% of the noteholders consent to such sale, (ii) the indenture trustee determines that the proceeds of such sale would be sufficient to pay all interest and principal due on the notes or (iii) if a payment default has occurred, the holders of 66 2/3% of the aggregate outstanding principal amount of each class of notes consent, will, sell the portion of the master collateral certificate securing the notes. The Class D notes will not be permitted to vote with respect to the exercise of default remedies. Upon the sale of such portion of the master collateral certificate, the nominal liquidation amount of the notes will be reduced to zero. See “The Indenture—Events of Default” and “—Events of Default Remedies.”

Sources of Funds to Pay the Notes

The issuer will have the following sources of funds to pay principal of and interest on the notes:

Master Collateral Certificate. The master collateral certificate is an investor certificate issued as “Series 2004-MC” by trust I to the issuer. It represents an undivided interest in the assets of trust I and will receive finance charge and principal collections and will be allocated losses from trust I in proportion to the issuer’s investor interest in the master collateral certificate. The investor interest in the master collateral certificate will be equal to the sum of the nominal liquidation amounts for each series of the issuer’s notes outstanding as of such date.

Issuer Accounts. The issuer will establish a collection account for the purpose of receiving from trust I collections of finance charge receivables and principal receivables with respect to the master collateral certificate and other related amounts.

Each month, distributions with respect to the master collateral certificate will be deposited into the collection account and then be allocated among each class of notes.

OTHER SECURITIES

The Class D Notes

On the closing date, the issuer will also issue the Series 2004-1 Class D notes (the “Class D notes“). The Class D notes are subordinated to the offered notes. As a subordinated interest, the Class D notes are a form of credit enhancement for the offered notes. The Class D notes will not accrue interest. The Class D notes are not being offered under this Prospectus.

INTERESTS IN THE ISSUER

Additional Series of Notes

This is the first series of notes issued by the issuer. The issuer may also issue additional series of notes. The notes of such additional series will also represent an interest in the assets of trust I. The issuer may issue additional series with terms that may be different from any other series without the prior review or consent of any noteholders. The issuer may not issue additional series unless each rating agency confirms its then-current rating on the notes of existing series. The investor interest of the issuer in the master collateral certificate will increase upon each new issuance of notes in an amount equal to the initial principal amount of such newly issued notes. The investor interest in the master collateral certificate will be decreased in an amount equal to any reductions in nominal liquidation amount of any class of notes.

Nominal Liquidation Amount

The nominal liquidation amount represents the portion of the assets of trust I allocated to each class of your notes and to the notes of other series. For ease of explanation, the nominal liquidation amount in this prospectus will refer only to the interest in the assets of trust I represented by your notes. The initial amount of the nominal liquidation amount equals the sum of the initial aggregate principal balances of your notes, and represents trust I assets with respect to principal receivables equal to that amount.

ALLOCATION OF ISSUER ASSETS

Over the life of trust I, collections with respect to the receivables allocated to the master collateral certificate will be allocated based on varying percentages between the nominal liquidation amounts of each series of notes issued by the issuer and further allocated, based on varying percentages, among the Class A nominal liquidation amount, the Class B nominal liquidation amount, the Class C nominal liquidation amount and the Class D nominal liquidation amount. Principal collections distributed to the notes of a series will reduce the outstanding amount of the series nominal liquidation amount and the nominal liquidation amounts of each class of notes in an amount equal to the amount of principal collections distributed to each such class.

In addition to collections, net defaults with respect to the receivables allocated to the master collateral certificate will be allocated, based on varying percentages, to the nominal liquidation amount of each series of notes, and further allocated, based on varying percentages, first, to the Class D nominal liquidation amount until reduced to zero, then to the Class C nominal liquidation amount until reduced to zero, then to the Class B nominal liquidation amount until reduced to zero and then to the Class A nominal liquidation amount until reduced to zero. Net defaults allocated to the nominal liquidation amount will not, however, reduce the outstanding balance of your notes.

Because the nominal liquidation amount will be reduced by net defaults allocated to it with respect to the master collateral certificate, it is possible that the assets allocable to your notes will not be sufficient to pay the full amounts owed on your notes by the legal maturity date.

We refer you to “Sources of Funds to Pay the Notes—The Master Collateral Certificate”.

Diagram of Allocation Structure

The following diagram illustrates the issuer’s general allocation structure. Please be aware that the diagram does not reflect the relative percentages of collections or other amounts allocated to your notes, the Class D notes or any other outstanding series of notes.

You should refer to the full discussion under “Deposit and Application of Funds” in this prospectus for more detail.

CREDIT ENHANCEMENT

Credit enhancement for the notes is provided by the subordination of the notes in the following order: Class D, Class C, Class B and Class A, with the Class D as the most subordinated class. Additional credit enhancement is provided for the Class C notes by the Class C reserve account.

Subordination of the notes is generally accomplished by reducing net defaults which are allocated to the nominal liquidation amount of a more senior class through reallocation of principal collections allocated to the nominal liquidation amount of a subordinated class and/or the writedown of the nominal liquidation amount of a subordinated class. With respect to your notes, the nominal liquidation amount of all classes of notes subordinated to your notes must be reduced to zero before you would suffer any loss of principal.

We refer you to “Deposit and Application of Funds “ for further information.

TRUST I ASSETS

The assets of trust I consist primarily of premium finance agreements, which are agreements between one of AFCO Credit Corporation or AFCO Acceptance Corporation, the originators of the agreements, and commercial borrowers to finance the payment of insurance premiums on insurance policies pursuant to which the borrowers are the insureds. Premium finance agreements must comply with the laws of one of certain permitted jurisdictions. The assets of trust I are held by the trustee for trust I for the benefit of the certificateholders, including the issuer as holder of the master collateral certificate. The assets of trust I include:

•	premium finance agreements already in trust I prior to the closing date;

•	premium finance agreements transferred to trust I from time to time following the closing date;

•	payments on the premium finance agreements received on and after the date of their transfer to trust I;

•	other funds received with respect to the premium finance agreements, including funds received from insurance carriers and insurance guaranty funds representing returns of unearned premiums;

•	amounts on deposit in accounts of trust I; and

•	all proceeds of the foregoing and the other assets of trust I.

RECEIVABLES

General

The AFCO premium finance agreements are installment loans that are short term in duration, generally having maturities of one year or less.

The financed insurance policies provide for the payment in advance by the borrower of all premiums payable over the term of the policy, which is typically one year or less. Typically, upon cancellation of a policy or reduction of its premiums prior to its term, the unearned premium must be returned by the insurance carrier to the borrower.

A premium finance agreement generally grants the originator a security interest in the borrower’s right to the return of any unearned premiums from the insurance carrier upon reduction or cancellation of the related insurance policy prior to its expiration. It also generally contains a limited power of attorney granting the originator the right to cancel the insurance policy, in the event of a payment default by the borrower under the premium finance agreement, and the right to collect any unearned premiums from the insurance carrier.

Each originator will assign its security interest and related power of attorney to the seller, which will in turn assign it to the transferor, which will in turn assign it to trust I.

We refer you to “Risk Factors—Failure to perfect a security interest in the right to return of unearned premiums could result in reduced payments to you” and “Certain Legal Aspects of the Receivables—Lack of Perfected Security Interest in Unearned Premiums.”

A premium finance agreement may finance premiums relating to more than one insurance policy and/or from one or more insurance carriers. However, the obligors’ payments under a premium finance agreement are not specifically allocated to the repayment of the financing of the premiums of any particular insurance policy.

The trust I receivables portfolio is subject to certain insurer and obligor concentration limits and other limitations with respect to the receivables that may be transferred to trust I. See “Description of Trust I and the Master Collateral Certificate—Eligible Receivables” and “The Indenture—Early Redemption Events—Trust I Pay-Out Events” on pages 81 and 65, respectively, for a discussion of these limitations.

We refer you to “The Trust I Receivables” for further information.

Additional Receivables

Receivables originated or acquired by the originators after the closing date, called “additional receivables,” that satisfy certain eligibility criteria will be transferred to trust I from time to time. These additional receivables may be of different credit quality than previously transferred receivables. However, the underwriting standards used in originating additional receivables should not vary materially from the underwriting standards applied to the receivables previously transferred to trust I.

APPLICATION OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

Diagram of Application of Collections of Finance Charge Receivables

Please refer to page 13 of this prospectus for a diagram illustrating how collections of finance charge receivables allocated to the master collateral certificate are generally applied.

The following is a description of the steps illustrated in the diagram:

Step 1:	Collections of finance charge receivables are allocated to the master collateral certificate based on the nominal liquidation amount of all series of notes issued by the issuer, and are applied to cover in the following priority:

•	the unpaid fees and expenses of the trust I trustee; and

•	the portion allocable to the nominal liquidation amount of the servicing fee due to the servicer.

Step 2:	Collections of finance charge receivables allocated to the master collateral certificate, less certain trustee and servicer fees described in Step 1 above, are allocated to the Series 2004-1 notes based on the nominal liquidation amount of the Series 2004-1 notes, and are applied to cover, in the following priority:

•	the unpaid fees and expenses of the indenture trustee;

•	the interest payment due to the Class A notes;

•	the interest payment due to the Class B notes;

•	the interest payment due to the Class C notes;

•	the amount of net defaults for the related monthly period allocated to the master collateral certificate which are allocable to the nominal liquidation amount, called the investor default amount. Collections of finance charge receivables allocated to the master collateral certificate which are allocated to cover this amount will thereafter be treated as collections of principal receivables;

•	reimbursement of certain reductions in the nominal liquidation amount. Collections of finance charge receivables allocated to the master collateral certificate which are allocated to cover this amount will thereafter be treated as collections of principal receivables;

•	amounts required to be deposited in the accumulation reserve account; and

•	amounts required to be deposited in the Class C reserve account.

Step 3:	Any remaining finance charge collections will be treated as shared finance charge collections.

We refer you to “Description of Trust I and the Master Collateral Certificate—Allocation of Collections,” “—Allocation Percentages,” “Deposit and Application of Funds—Series 2004-1 Available Funds” and “—Application of Available Funds” for more detail.

Shared Finance Charge Collections

To the extent that collections of finance charge receivables are not required to make the payments described in Steps 1 and 2 above, these amounts may be applied to make payments to other series of notes and/or certificates of trust I as shared finance charge collections.

Conversely, you may receive the benefit of collections of finance charge receivables allocable to other series of notes and/or other series of certificates of trust I to the extent they become shared finance charge collections and are not required to make payments with respect to those series of notes or other series of certificates of trust I, respectively.

We refer you to “Deposit and Application of Funds” for further information.

APPLICATION OF COLLECTIONS OF PRINCIPAL RECEIVABLES

Diagram of Application of Collections of Principal Receivables

Please refer to page 14 of this prospectus for a diagram illustrating how collections of principal receivables allocated to the master collateral certificate are generally applied.

The following is a description of the steps illustrated in the diagram:

Step 1:	Collections of principal receivables are allocated to the master collateral certificate based on the nominal liquidation amount of all series of notes issued by the issuer.

Step 2:	Collections of principal receivables allocated to the master collateral certificate are allocated to the Series 2004-1 notes based on the nominal liquidation amount of the Series 2004-1 notes. Such collections which are allocated to the Class D nominal liquidation amount, Class C nominal liquidation amount and the Class B nominal liquidation amount may be reallocated and made available to pay certain amounts due to the Class A notes that have not been paid from collections of finance charge receivables. Once these amounts have been paid, collections of principal receivables allocated to the Class D nominal liquidation amount and Class C nominal liquidation amount also provide the same type of protection to the Class B nominal liquidation amount. Once these amounts have been paid, the Class D nominal liquidation amount also provides the same type of protection to the Class C nominal liquidation amount and to the servicer.

Step 3:	During the note revolving period, collections of principal receivables not used in Step 2 are, if necessary, combined with shared principal collections from other series, to the extent available, and treated as collections available to pay principal.

Step 4:	Principal collections allocated to the master collateral certificate may be paid, or accumulated and then paid, to you as payments of principal. The amount, priority and timing of your principal payments, if any, depend on whether your series is in the note revolving period, note accumulation period or rapid note amortization period, as described below.

•	During the note revolving period, principal collections will not be applied to pay principal on the Class A notes, the Class B notes, the Class C notes, or the Class D notes, nor accumulated in a trust account for your benefit. Instead, subject to certain limitations, principal collections will be shared with other series of notes or with trust I for payments due to other series of certificates, be paid to the transferor or deposited into an excess funding account. The note revolving period is scheduled to end at the close of business on August 30, 2006, or such later date as described under “Deposit and Application of Funds—Targeted Deposits of Available Principal Amounts to the Principal Funding Account—Budgeted Deposits”.

•	The note accumulation period is scheduled to begin at the close of business on August 30, 2006, but may, under certain circumstances, be postponed. During the note accumulation period, principal collections allocated to the master collateral certificate will generally be accumulated in a trust account and paid first to the Class A noteholders on the expected principal payment date until the Class A nominal liquidation amount has been reduced to zero, second, to the Class B noteholders on the expected principal payment date until the Class B nominal liquidation amount has been reduced to zero, third, to the Class C noteholders on the expected principal payment date until the Class C nominal liquidation amount has been reduced to zero, and fourth, to the Class D noteholders on the expected principal payment date until the Class D nominal liquidation amount has been reduced to zero.

•	At any time during the note revolving period or the note accumulation period, an early redemption event may occur, in which case, a rapid note amortization period will commence. During a rapid note amortization period, principal collections allocated to the master collateral certificate which are allocated to the nominal liquidation amount, including any amounts accumulated during the note accumulation period, if applicable, will be paid first to the Class A noteholders until the Class A nominal liquidation amount has been reduced to zero and then, to the Class B noteholders until the Class B nominal liquidation amount has been reduced to zero and then, to the Class C noteholders until the Class C nominal liquidation amount has been reduced to zero and then to the Class D noteholders until the Class D nominal liquidation amount has been reduced to zero.

The early redemption events for your series are listed under “The Indenture—Early Redemption Events” in this prospectus.

All periods will end on the legal maturity date, whether or not any of the Class A nominal liquidation amount, the Class B nominal liquidation amount, the Class C nominal liquidation amount, or the Class D nominal liquidation amount have been reduced to zero. On the legal maturity date, the outstanding principal amount of the Class A notes, the Class B notes, the Class C notes and the Class D notes will be due and payable in full.

Shared Principal Collections

To the extent that collections of principal receivables allocated to the master collateral certificate are not necessary to make payments to the nominal liquidation amount or deposits to the principal funding account, these amounts may be applied as shared principal collections on the master collateral certificate to cover principal shortfalls on other series of notes and/or trust I certificates or paid to the transferor.

The payment of shared principal collections to other series of notes, trust I certificates or to the transferor will not reduce the nominal liquidation amount.

In addition, you may receive or the issuer as holder of the master collateral certificate, may receive, the benefit of collections of principal receivables and certain other amounts allocable to other series of notes or other series of certificates of trust I, to the extent they are not necessary to make payments or deposits with respect to those series of notes or other series of certificates of trust I, respectively.

We refer you to “Deposit and Application of Funds” for more detail.

SERVICING FEE

The servicer for the assets of trust I will receive an annual servicing fee of 0.50% on a monthly basis as compensation for the servicing of the receivables and other assets of trust I. A portion of this fee will be allocable to the master collateral certificate based on the nominal liquidation amount of the outstanding notes of all series.

Please refer to the diagram at the end of this prospectus summary for an overview of the priority of payment of these amounts.

We refer you to “Description of Trust I and the Master Collateral Certificate—Servicing Compensation, Back-Up Servicing Compensation and Payment of Expenses” for further information.

OPTIONAL REDEMPTION

If certain conditions are met, AFCO Credit Corporation, in its capacity as servicer, may, at its option, direct the issuer to redeem the Series 2004-1 notes in whole but not in part on any day on or after which the nominal liquidation amount equals $55,837,500 or less (10% of the initial nominal liquidation amount).

The repurchase price will equal the sum of the outstanding principal balance plus all accrued and unpaid interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes through the day preceding the distribution date on which the optional repurchase occurs.

We refer you to “Description of Trust I and the Master Collateral Certificate—Trust I Termination” for further information.

TERMINATION OF TRUST I

If certain conditions are met, AFCO Credit Corporation, in its capacity as servicer, may (i) cause trust I to be terminated upon final payment of all outstanding trust I certificates other than the master collateral certificate and (ii) cause to be transferred to the issuer all assets of trust I and, after the termination of trust I, any newly generated receivables transferred to the transferor by the seller. The holders of the Series 2004-1 notes will be deemed to consent to any such termination and transfer of assets.

We refer you to “Description of the Notes—Termination of Trust I” for further information.

DENOMINATIONS

Beneficial interests in the notes will be offered in minimum denominations of $5,000 and multiples of $1,000 in excess of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your notes will be registered in the name of Cede & Co., as the nominee of the Depositary Trust Company. You will not receive a definitive note representing your interest, except in limited circumstances described in this prospectus when notes in fully registered, certificated form are issued.

We refer you to “Description of the Notes—Definitive Notes” for more detail.

You may elect to hold your notes through DTC in the United States, or through Clearstream Banking, société anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Clearstream or Euroclear will be made in DTC through the relevant depositaries of Clearstream or Euroclear.

We refer you to “Description of the Notes—Definitive Notes” for more detail.

We expect that the notes will be delivered in book-entry form through the facilities of DTC, Clearstream and Euroclear on or about the closing date.

TAX STATUS

Special tax counsel to the transferor is of the opinion that the Class A, Class B and Class C notes will be characterized as debt for Federal income tax purposes and that the issuer will not be taxable as a corporation.

The issuer has agreed, and by the purchase of your notes, you agree, to treat your Class A, Class B and Class C notes as debt for Federal, state, local and foreign income and franchise tax purposes.

We refer you to “U.S. Federal Income Tax Consequences” for additional information concerning the application of Federal income tax laws.

ERISA CONSIDERATIONS

The indenture permits employee benefit plans or other retirement arrangements to purchase Class A notes, Class B notes and Class C notes, subject to certain restrictions discussed under “ERISA Considerations”. A fiduciary of such plans or arrangements should consult its counsel as to whether a purchase of notes is permitted under the Employee Retirement Income Security Act of 1974, as amended and/or Section 4975 of the Internal Revenue Code of 1986, as amended.

NOTE RATINGS

The Class A notes are required to be rated in the highest rating category by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

The Class B notes are required to be rated in one of the three highest rating categories by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

The Class C notes are required to be rated in one of the four highest rating categories by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

CUSIP/ISIN/COMMON CODES

Class A Notes
CUSIP	58550KAA5
ISIN	US58550KAA51
Common Code	019516334

Class B Notes
CUSIP	58550KAB3
ISIN	US58550KAB35
Common Code	019516385

Class C Notes
CUSIP	58550KAC1
ISIN	US58550KAC18
Common Code	019516440

APPLICATION OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

AFCO
(Originator and Servicer)
Sale of Receivables under First Tier Receivables Purchase Agreement
Mellon Bank
(Seller)
Sale of Receivables under Second Tier Receivables Purchase Agreement
Mellon Premium Finance Loan Owner Trust
(Transferor)
Transfer of Receivables under Pooling and Servicing Agreement
Mellon Bank Premium Finance Loan Master Trust (Trust I)
Outstanding Certificate Series
Collections of Finance Charge Receivables Allocated to Master Collateral Certificate
Transferor Interest
1. Trust I Trustee Fees
2. Servicing Fee
Mellon Bank PFL Master Note Trust (Issuer)
Collections of Finance Charge Receivables Allocated to Series 2004-1 Nominal Liquidation Amount
1. Indenture Trustee Fees
2. Class A Interest Payment
3. Class B Interest Payment
4. Class C Interest Payment
5. Investor Default Amount
6. Reimbursement of Nominal Liquidation Amount
7. Accumulation Reserve Account
8. Class C Reserve Account
Shared Finance Charge Collections to other Series of Notes and Trust I Certificates or Transferor

APPLICATION OF COLLECTIONS OF PRINCIPAL RECEIVABLES

AFCO
(Originator and Servicer)
Sale of Receivables under First Tier Receivables Purchase Agreement
Mellon Bank
(Seller)
Sale of Receivables under Second Tier Receivables Purchase Agreement
Mellon Premium Finance Loan Owner Trust
(Transferor)
Transfer of Receivables under Pooling and Servicing Agreement
Mellon Bank Premium Finance Loan Master Trust
(Trust I)
Outstanding Certificate Series
Collection of Principal Receivables Allocated to Master Collateral Certificate
Transferor Interest
Mellon Bank PFL Master Note Trust
(Issuer)
Collection of Principal Receivables Allocated to Series 2004-1
Class A Nominal Liquidation Amount
Class B Nominal Liquidation Amount
Class C Nominal Liquidation Amount
Class D Nominal Liquidation Amount
Reallocation for Class A, if any
Reallocation for Class A and Class B, if any
Reallocation for Class A, Class B and Class C, if any
Available Investor Principal Collections
Shared Principal Collections from Other Series
Revolving Period
Other Periods
1. Class A Principal
2. Class B Principal
3. Class C Principal
4. Class D Principal
Shared Principal Collections
Other Notes Series and Trust I Certificates, Excess Funding Account or Trust I

RISK FACTORS

The absence of a secondary market for the notes could limit your ability to resell the notes. The notes are not expected to be listed on any securities exchange. There have been times in the past when the absence of a liquid secondary market for similar asset backed securities has caused the holders of those securities to be unable to sell their securities at all or other than at a significant loss. The absence of a liquid secondary market for the notes could similarly limit your ability to resell them. If you want to sell your notes in the future, you may have difficulty finding a buyer and, if you find a buyer, the selling price may be less than it would have been if a liquid secondary market existed for the notes. There is currently no secondary market for the notes. Although Citigroup Global Markets Inc. has stated that it intends to make a market in each class of notes, it is not obligated to do so. A secondary market may not ever develop for the notes. Even if a secondary market does develop, it may not provide sufficient liquidity or continue for the life of your notes.

Because the issuer has only limited assets, there is only limited protection against potential losses. The only sources of funds for payments on the notes are collections on the receivables allocable to the master collateral certificate (which may include collections of unearned premiums upon cancellation of an insurance policy allocable to the master collateral certificate). The notes are not obligations of, and will not be insured or guaranteed by, the issuer, trust I, the originators, the transferor, the seller, the servicer, the back-up servicers, the indenture trustee, the trust I trustee or any of their affiliates. You must rely solely on payments on the receivables allocable to the master collateral certificate and advances by the servicer for payments on your notes. If the assets of trust I allocable to the master collateral certificate are not sufficient to pay interest and principal on the notes you hold, you will suffer a loss.

An insolvency of the seller may delay, accelerate or reduce payments to you. The FDIC has special powers under the banking laws to take certain actions upon the insolvency of the seller. The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, provides that a security interest should be respected by the FDIC where—

•	the seller’s transfer of the receivables is the grant of a valid security interest in the receivables to the transferor, as assigned to trust I;

•	the FDIC is appointed as receiver or conservator of the seller; and

•	the security interest is (a) validly perfected before the seller’s insolvency and (b) was not taken in contemplation of the seller’s insolvency or with the intent to hinder, delay or defraud the transferor or its creditors.

In addition, effective as of September 11, 2000, a regulation promulgated by the FDIC provides, among other things, that the FDIC will not seek to recharacterize a transfer of receivables as a secured loan if such transfer is made in connection with a securitization, provided that such transfer meets all the conditions for sale accounting under U.S. generally accepted accounting principles, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, and satisfies certain other requirements of the regulation, including that the insured depository institution receives adequate consideration for the transfer.

If the FDIC were to assert a different position, or the new FDIC regulation were inapplicable, you might experience delays and/or reductions in payments on your notes. In addition, the FDIC might have the right to repay the notes early and for an amount which may be greater or less than their principal balance. For example, under the FDIA, the FDIC could:

•	require the transferor or trust I to undertake an administrative claims procedure to establish its right to those payments;

•	request a stay of proceedings with respect to the seller; or

•	reject the first tier receivables purchase agreement and/or the second tier receivables purchase agreement and limit the transferor’s and or trust I’s resulting claim to actual direct compensatory damages.

Under these circumstances, you may suffer a loss. In addition, the insolvency of the seller would cause a Pay-Out Event to occur with respect to all series that would result in the commencement of the rapid note amortization period. If a rapid note amortization period occurs, you are likely to be repaid principal on your notes earlier than expected.

A bankruptcy of one of the originators or the transferor may delay or reduce payments to you. Each of the originators will sell receivables to the seller, and the seller, in turn, will sell receivables to the transferor and the transferor, in turn, will sell the receivables to trust I. However if one of the originators or the transferor becomes bankrupt, a court could conclude that the receivables sold to trust I are not owned by trust I, but rather are part of the bankruptcy estate of one of the originators or the transferor, as applicable, either because the court concludes that the sale of the receivables from the bankrupt party was not really a sale but rather a secured financing or because the court concludes that the bankrupt party and the owner of the receivables should be treated as a single entity rather than separate entities. If this were to occur, you could experience delays or reductions in payments on your notes as a result of:

•	the “automatic stay” provisions of the U.S. Bankruptcy Code, which prevent secured creditors from exercising remedies against a debtor in bankruptcy and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

•	certain tax or government liens on one of the originators or the transferor’s property (that arose prior to the transfer of a receivable to trust I) having a right to be paid from collections on the receivables before those collections are used to make payments on the notes; and

•	the fact that the transferor, trust I or the trust I trustee may not have a perfected security interest in the receivables held by the applicable bankrupt party at the time a bankruptcy proceeding begins.

In addition, a bankruptcy trustee may have the power—

•	regardless of the terms of the pooling and servicing agreement, (a) to prevent the beginning of the rapid amortization period, (b) in the case of the insolvency of the transferor to prevent the early sale of the receivables and termination of trust I or (c) require new receivables to continue to be transferred to trust I; or

•	regardless of the instructions of those authorized to direct the trust I trustee’s actions under the pooling and servicing agreement, (a) to require the early sale of the receivables, (b) to require termination of trust I and retirement of the notes or (c) to prohibit the continued transfer of receivables to trust I.

The bankruptcy of either the transferor or one of the originators would cause a Pay-Out Event to occur with respect to all series. New receivables would not be transferred to trust I. In the case of the insolvency of the transferor, unless holders of over 50% of the investor interest of each class of each series object and indicate that they wish to continue to have receivables sold to trust I, the trust I trustee would sell the receivables allocable to each series in accordance with the terms of the pooling and servicing agreement and trust I would terminate. If the net proceeds allocable to your notes from any sale of receivables were insufficient to pay the notes in full you would incur a loss. Even if trust I were not terminated, the insolvency of one of the originators, or the bankruptcy of either the transferor or an originator would cause a Pay-Out Event to occur that would result in the commencement of the rapid note amortization period. If a rapid note amortization period occurs, you are likely to be repaid principal on your notes earlier than expected.

We refer you to “The Indenture—Early Redemption Events”, “The Indenture—Early Redemption Events—Trust I Pay-Out Events” and “Deposit and Application of Funds—Targeted Deposits of Available Principal Amounts to the Principal Funding Account.”

Failure to perfect a security interest in the right to return of unearned premiums could result in reduced payments to you. Payment by the borrower of amounts owed pursuant to each premium finance agreement is secured by the borrower’s right to require the insurance carrier to return the unearned portion of its premiums upon cancellation of the policy. In the ordinary course of business, each originator takes steps to perfect its security interest in the related unearned premiums. Each originator will assign its security interest in the right to return of unearned premiums to the seller which will assign its security to the transferor, which will assign its security interest to trust I. The originators will also take steps prior to the transfer of the receivables to perfect trust I’s security interest in the right to return of unearned premiums consistent with industry practice. However, the perfection of a security interest in the right to return of unearned premiums is not generally governed by the UCC, and law regarding perfection is, in some jurisdictions, unclear or non-existent.

If the originators have failed to perfect their or trust I’s security interest in the unearned premiums with respect to a borrower, trust I’s interests in the right to return of the related unearned premiums may be subordinated to those of other parties, including, in the event of a bankruptcy or insolvency of any of the related borrower, an originator, the seller or the transferor, the interest of a bankruptcy trustee, receiver or conservator, or such borrower or an originator as debtor-in-possession. As a result, you may not be able to obtain the proceeds of any returned unearned premiums and you may suffer a loss.

We refer you to “Certain Legal Aspects of the Receivables—Lack of Perfected Security Interests in Unearned Premiums.”

Credit and related risks with respect to the receivables could result in losses to you. Commercial insurance premium finance loans entail several different risks, including the creditworthiness of the borrower, the creditworthiness of the insurance carrier, and the capabilities and operating procedures of the insurance agent or broker that places the insurance policy, that serves as a source of significant information concerning the loan transaction, that may pay the loan proceeds to insurance carriers or their agents or that may collect unearned premiums from the insurance carrier.

Application of federal and state bankruptcy, debtor relief or insolvency laws to the insolvency of a borrower, insurance carrier or insurance agent or broker involved in an insurance premium finance loan would affect your interest in the related receivable if these laws result in such receivable being written off as uncollectible or if these laws prevent or delay the cancellation of the borrower’s insurance policy or the collection of related unearned premium, if any, as collateral for borrower’s loan. In addition, the amount of the unearned premium required to be returned to the insured is dependent on state law and varies depending on when the notice of cancellation becomes effective.

Also, at the time of the origination of a receivable, the unearned premiums may not fully collateralize the borrower’s obligations. Generally, depending on the amount of the borrower’s downpayment, the payment terms of the premium finance agreement and applicable law, the unearned premium will fully collateralize the receivable after four or five scheduled payments have been made. In some circumstances, however, the unearned premium may never fully collateralize the receivable. The receivables purchase agreement and the pooling and servicing agreement generally do not require that the unearned premium of any receivable represent a minimum percentage of that receivable or that the unearned premium of any receivable at any time fully collateralize that receivable. As a result, in certain circumstances, trust I will have to rely on payments and recoveries from borrowers as its sole source of payment on the receivables. If recoveries from the borrower are insufficient to pay the related receivable in full, you could suffer a loss.

We refer you to “Business of the Originators—General” and “Deposit and Application of Funds—Allocations of Reductions from Defaulted Amounts.”

Competition in the insurance premium finance loan industry could affect the quantity of receivables eligible for transfer to trust I, and could accelerate payment of your notes. The premium finance loan industry is competitive and includes banks as well as other premium finance lending companies that offer financing to companies that purchase commercial insurance. Insurance premium lenders may compete on the basis of loan pricing and terms, underwriting criteria and servicing quality. If commercial insurance consumers choose to use competing sources of credit, the amount of available additional receivables generated may be reduced, which could cause a Pay-Out Event to occur. The size of trust I will be dependent upon the originators’ continued ability to generate and transfer additional receivables to the seller, which in turn will transfer these receivables to the transferor, which in turn will transfer these receivables to the trust I trustee for the benefit of trust I. In particular, a substantial portion of the receivables in trust I as of the statistical calculation date arose from insurance premium finance loans referred to AFCO by Marsh USA, a subsidiary of Marsh & McLennan Companies. There can be no assurance that the volume of originations arising from Marsh USA referrals will not decline, and if Marsh USA ceases to refer loans to AFCO for any reason, this will have a substantial effect on the originators’ ability to generate the same level of receivables, which could cause a Pay-Out Event to occur.

The originators had generated a relatively stable dollar volume of premium finance loans on a year-to-year basis over the five fiscal years prior to the fourth quarter of 2001, by which time increases in insurance premiums had led to an increase in dollar volumes originated. However, due to state regulatory considerations, the additional receivables eligible to be transferred to the trust I trustee for the benefit of trust I must be originated with borrowers located in certain permitted jurisdictions. In addition, certain eligibility criteria relating to concentration limits on insurance carriers or obligors will further limit the portion of the originators’ portfolio that is eligible for transfer to trust I. A premium finance agreement may finance premiums of more than one insurance carrier, and the concentration limits must be applied to each insurance carrier whose premiums are financed under a premium finance agreement. If a concentration limit would be breached as a result of the addition of any of these insurance carriers, the entire premium finance agreement will not be eligible for transfer to trust I.

Additionally, until the first business day following the date (the “Eligibility Criteria Change Date”) on which trust I’s Series 2001-2 certificates and Series 2002-1 certificates are retired in full and the respective series supplement related to each such series is terminated, each additional receivable must also meet the eligibility criteria applicable to trust I’s Series 2001-2 certificates and Series 2002-1 certificates, which is in certain cases more restrictive than the eligibility criteria described in this prospectus. Specifically, the more restrictive criteria includes the following: (i) receivables related to the financing of premiums of AIG and its subsidiaries and affiliates are subject to an aggregate concentration limit of 25% of aggregate portfolio receivables, if AIG has a financial strength rating, or if not available, corporate debt rating, from Standard & Poor’s of at least AA- and a financial strength rating, or if not available, corporate debt rating, from Moody’s of at least Aa3 and (ii) receivables related to the financing of premiums of all foreign insurers (excluding Lloyd’s) are subject to an aggregate limit of 3% of aggregate portfolio receivables. The preceding concentration limits may further limit the portion of the originators’ portfolio that is eligible for transfer to trust I until the Eligibility Criteria Change Date.

We refer you to “The Receivables.”

As of the statistical calculation date, aggregate receivables in trust I constitute approximately 93.0% of the aggregate receivables in the originators’ entire portfolio of premium finance agreements. Because of state regulatory considerations, no additional receivables will be added to trust I from the states or territories of Delaware, New Mexico, U.S. Virgin Islands and Puerto Rico unless and until such jurisdictions become permitted jurisdictions under the pooling and servicing agreement. If the amount of additional receivables originated with borrowers located in permitted jurisdictions declines significantly or the amount of additional receivables that otherwise satisfy the eligibility criteria for transfer to trust I materially declines (including as a result of material changes in the concentration of certain insurance carriers or obligors in the originators’ portfolio), additional receivables available to be transferred to the trust I trustee for the benefit of trust I will decline.

We refer you to “The Indenture—Early Redemption Events”, “The Indenture—Early Redemption Events—Trust I Pay-Out Events” and “Deposit and Application of Funds—Targeted Deposits of Available Principal Amounts to the Principal Funding Account.”

Credit enhancement provided by subordination could be insufficient to ensure that you will receive full payment on your notes; if you are a Class B or Class C noteholder, you bear a greater risk of loss on your investment. Although the probability of payment of amounts due with respect to your notes is intended to be enhanced by the subordination of subordinated notes, the amount of this enhancement is limited and may decline as a result of defaults with respect to the receivables. If the Class D notes are reduced to zero, the Class C nominal liquidation amount will be reduced to cover net defaults allocated to the Class A nominal liquidation amount, the Class B nominal liquidation amount and the Class C nominal liquidation amount. This would reduce the portion of future collections of both principal and finance charge receivables allocable to the Class C nominal liquidation amount, and could result in the Class C noteholders suffering a delay in payment of or loss with respect to their notes. The Class C notes will not receive any payments of principal until the Class A nominal liquidation amount and Class B nominal liquidation have been reduced to zero. If the Class C notes are reduced to zero, the Class B nominal liquidation amount will be reduced to cover net defaults allocated to the Class A nominal liquidation amount and the Class B nominal liquidation amount. This would reduce the portion of future collections of both principal and finance charge receivables allocable to the Class B nominal liquidation amount, and could result in the Class B noteholders suffering a delay in payment of or loss with respect to their notes. The Class B notes will not receive any payments of principal until the Class A nominal liquidation amount has been reduced to zero. Future series of notes may share with the Class A notes, the Class B notes, and the Class C notes in the benefits of subordination of the Class D notes, and may share with the Class A notes and Class B notes in the benefits of subordination of the Class C notes.

Concentrations of receivables in certain geographic areas and adverse economic factors could adversely affect the amount and timing of payments to you. As of the statistical calculation date, approximately 19.0% of aggregate receivables in trust I were related to premium finance agreements with borrowers whose stated address in the related premium finance agreements are in California. After giving effect to the transfer of additional receivables, this percentage may increase or decrease. Economic factors, including the occurrence of a recession, the rate of inflation, and relative interest rates, may have an adverse impact upon the performance of the receivables and on the originators’ ability to generate additional receivables. In particular, negative economic developments in California or in any other state or in any region in which obligors are concentrated could have an adverse impact on the timing and amount of payments made by borrowers with respect to receivables, and could cause these borrowers to become bankrupt or insolvent. Under these circumstances, the amount and timing of payments to you could be reduced.

In addition, as of the statistical calculation date, approximately 6.1% of the aggregate principal amount of the trust I receivables related to insurance policies issued by Lloyds; approximately 23.0% of the trust I receivables related to insurance policies issued by American International Group, Inc., and its subsidiaries and affiliates; approximately 9.4% of the trust I receivables related to insurance policies issued by Zurich Insurance Group; approximately 6.7% of the trust I receivables related to insurance policies issued by St. Paul Companies; and approximately 5.1% of the trust I receivables related to insurance policies issued by Ace Group. In addition, as of the statistical calculation date, approximately 65.9% of the aggregate principal amount of the trust I receivables related to 10 insurance carriers. If any of these insurance carriers becomes insolvent or is otherwise unable to or prohibited to return unearned premiums, and no insurance guaranty fund is available to cover these amounts, the amount and timing of payments to you could be reduced.

We refer you to “—Credit and related risks with respect to the receivables could result in losses to you.”

The characteristics and credit quality of receivables in trust I will change and could impact the amount and timing of payments to you. Each originator will be obligated pursuant to the receivables purchase agreement to transfer additional receivables originated or acquired by it to the seller, which in turn will be obligated pursuant to the pooling and servicing agreement to transfer these additional receivables to the transferor, which in turn will be obligated pursuant to the pooling and servicing agreement to transfer these additional receivables to the trust I trustee for the benefit of trust I. The transfer of additional receivables will be subject to the satisfaction of certain eligibility criteria described under “Description of Trust I and the Master Collateral Certificate—Eligible Receivables” and “—Transfer and Assignment of Receivables.” However, the additional receivables may include receivables originated using underwriting criteria that differ from those which were applied to the receivables assigned to the trust I trustee for the benefit of trust I on the closing date or to previously transferred additional receivables. As a result, additional receivables transferred to trust I in the future may not be of the same credit quality as previously transferred receivables.

Because the remaining terms to maturity of the majority of receivables included in trust I as of the statistical calculation date are twelve months or less, within twelve months following the closing date, substantially all of the receivables in trust I will consist of additional receivables. Following the transfer of additional receivables to trust I, the aggregate characteristics of the entire pool of receivables included in trust I may vary from those of the receivables expected to be included in trust I on the closing date.

We refer you to “The Receivables.”

The master servicer’s failure to appoint a successor back-up servicer could result in early payment of your notes. Until the Eligibility Criteria Change Date, a back-up servicer is required to be in place under the trust I pooling and servicing agreement. If a replacement back-up servicer that satisfies the rating agency condition is not found within ninety days following a back-up servicer resignation or termination, a Pay-Out Event will occur, and the rapid note amortization period will commence. If a rapid note amortization period commences, you are likely to be repaid principal on your notes earlier than anticipated.

We refer you to “The Indenture—Early Redemption Events”, “The Indenture—Early Redemption Events—Trust I Pay-Out Events” and “Deposit and Application of Funds—Targeted Deposits of Available Principal Amounts to the Principal Funding Account.”

The issuer may not be able to make up a deficiency in interest payments due to basis risk. Each receivable bears a fixed or variable rate of interest that is established at the time of origination. This interest rate is generally based on a spread over the estimated LIBOR rate at the date of origination of the loan for deposits with a maturity comparable to the average life of the loan, which currently is 5 months. The rate at which interest on your notes accrues is established based on three-month LIBOR for each quarterly interest period, and interest is payable quarterly on each interest payment date. On the occurrence of a Pay-Out Event, interest on your notes will be based on one-month LIBOR established for a monthly interest period and will be payable monthly on each distribution date.

We refer you to “Description of the Notes—Interest Payments.”

There may be a mismatch in both timing and amount of payment between collections of finance charge receivables and interest on your notes. As a result, collections of finance charge receivables may not be sufficient to pay in full or in a timely manner interest with respect to your notes.

Reductions in the nominal liquidation amount could reduce payment of principal to you. You will not receive full repayment of your notes if the nominal liquidation amount of your notes has been reduced by charge-offs of principal receivables in trust I allocable to the master collateral certificate or as the result of reallocations of principal collections, and those amounts have not been reimbursed through the reinvestment of Available Funds in the master collateral certificate.

We refer you to “Description of the Notes—Stated Principal Amount, Outstanding Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

Regulation of insurance premium finance lending could delay or reduce payments to you. On occasion, Congress has introduced bills that would limit the fees and finance charges that financial institutions may impose on the purchase of insurance policies, or that would require additional disclosure to borrowers. In some cases, the rates proposed have been substantially below the rate at which the originators assess fees and finance charges on most of the receivables. In addition, the originators are subject to state laws and regulations that impose requirements on the making, enforcement and collection of insurance premium finance loans. The applicable state or other jurisdiction may enact additional laws and regulations and amendments to existing laws and regulations to regulate further the insurance premium finance industry or to reduce permitted finance charges or other fees or charges applicable to insurance premium finance loans. The originators do not currently expect the enactment of any legislation.

However, if any laws were adopted, the servicer’s ability to collect on the receivables or to maintain the required level of finance charges and other fees and charges could be impaired.

In addition, each originator (so long as it is a servicer) will covenant in the pooling and servicing agreement to comply with applicable licensing and regulatory laws of any jurisdiction in which the stated address of a borrower with respect to any receivable is located (referred to as a “receivable jurisdiction”) and to cause the seller, the transferor, the trust I trustee and trust I to at all times be in compliance with these licensing and regulatory laws. Under certain circumstances, a breach of this covenant will result in an obligation of the servicer to cure the breach by either removing receivables from the affected receivable jurisdiction or indemnifying trust I, trust I trustee, transferor and the seller for any losses arising from these receivables, as described under “Description of Trust I and the Master Collateral Certificate—Certain Covenants.” A failure of the servicer to either remove these receivables or indemnify these parties in a timely manner will cause a Pay-Out Event to occur and the rapid note amortization period to commence.

The sums provided by insurance guaranty funds could be limited and might result in delayed or reduced payments to you. All permitted jurisdictions have insurance guaranty funds that guarantee the obligations of insurance carriers regulated by that jurisdiction, including the obligation of the insurance carriers to return unearned premiums to their insureds upon cancellation of the insurance policies. The refunds provided by some insurance guaranty funds impose dollar limits, exclude certain types of coverage or do not cover surplus and excess lines insurance carriers, including, in most jurisdictions, foreign insurance carriers. Legislation may also be enacted imposing additional limitations or restrictions on refunds by insurance guaranty funds. In addition, there may be a significant delay in an insurance guaranty fund’s payment of amounts owed pursuant to its statutory obligations. An insurance guaranty fund may become underfunded, which could cause an additional delay in trust I receiving a refund, or could ultimately result in a failure by the insurance guaranty fund to pay to trust I any refund. Certain of the receivables finance premiums of foreign insurance carriers that do not have the benefit of any insurance guaranty funds. If an insurance carrier defaults on its obligation to return any unearned premiums to trust I upon cancellation of the related insurance policy and the insurance guaranty fund is underfunded or fails to make a payment, or if there is a delay in the insurance guaranty fund’s providing payment pursuant to its statutory obligations, you may experience a delay in payment or could suffer a loss with respect to your notes.

Commingling of funds by the servicer could result in delayed or reduced payments to you. Although the servicer does not have any rated unsecured debt obligations, because its parent, Mellon Bank, N.A., has unsecured short-term debt obligations that are currently rated P-1 by Moody’s and A-1 by Standard & Poor’s, the servicer may, and intends to, commingle collections on the receivables in trust I with its own funds for a month, making deposits and payments described in “Description of Trust I and the Master Collateral Certificate—Application of Collections” on the business day immediately prior to the distribution date in an amount equal to the net amount of the deposits and payments that it otherwise would have been required to make on a daily basis. In the event that a servicer commingles collections in this manner, the issuer, as holder of the master collateral certificate, and, therefore, the noteholders will be subject to the risk of loss of those collections, including as a result of the bankruptcy or insolvency of the servicer. Mellon Bank, N.A. is obligated to indemnify trust I for any losses resulting from commingling of collections by the servicer.

We refer you to “Description of the Trust I and the Master Collateral Certificate—Application of Collections.”

The issuance of additional series could result in delayed or reduced payments to you. Trust I has in the past and trust I and the issuer may in the future issue additional series of certificates or notes, respectively. While the principal terms of any series of certificates or notes will be specified in a series supplement, the provisions of a supplement and, therefore, the terms of any additional series, will not be subject to your prior review or consent, or the prior review or consent of holders of certificates or notes of any other previously issued series. The terms of another series of certificates or notes may include pay-out events, early redemption events or events of default that differ from those applicable to the master collateral certificate or the notes, respectively; different methods for determining applicable allocation percentages; provisions creating different or additional security or other enhancement; and provisions subordinating such series to another series.

Prior to issuance of any new series, each rating agency rating your notes must deliver written confirmation to the indenture trustee that issuance of the new series will not result in that rating agency’s reducing or withdrawing its then-existing rating on any outstanding series of notes or certificates. It is possible, however, that the principal terms of any series issued in the future would have an impact on the timing and amount of payments received by you, including as a result of the refixing of the percentages utilized with respect to the allocation of the principal receivables.

We refer you to “Description of the Notes—Issuances of New Series of Notes” and “Description of Trust I and the Master Collateral Certificate—Allocation Percentages” for more detail.

The trust will prepare a separate prospectus (and registration statement) for any public offering of a new series of certificates or notes.

You may not be able to influence the actions of trust I or the issuer. Subject to certain exceptions, the noteholders of each series may take certain actions or direct that certain actions be taken under the indenture or the related series supplement. However, under certain circumstances, the consent or approval of a specified percentage of the ownership interest of all series of noteholders or certificateholders or of the ownership interest of a series or of one or more classes within a series of notes or certificates will be required to take or direct certain actions, including requiring the appointment of a successor servicer following a Servicer Default, amending the pooling and servicing agreement or indenture in certain circumstances and directing a repurchase by the seller of all outstanding receivables upon the breach of certain representations and warranties by the seller. In these instances, your interests may not be aligned with the interests of the holders of notes or certificates of other classes or of other series. Even if the requisite majority of your class of notes vote to take or direct any action, the noteholders or certificates of another class or of other series may control whether or not this action occurs. Moreover, under certain circumstances, holders of the Class C notes have certain consent rights that could prevent the holders of the Class A notes and Class B notes from taking certain actions under the indenture.

The ratings on your notes are limited in scope and may be downgraded. The issuer will request a rating of the notes offered hereby from each of Moody’s and Standard & Poor’s. Any rating assigned to the notes by a rating agency will reflect that rating agency’s assessment of the likelihood that noteholders will receive timely payments of interest, and principal required to be made under the indenture by the legal maturity date, and will be based primarily on the value of the receivables in trust I and the master collateral certificate. However, a rating will not address the likelihood that principal on your notes will be paid on the expected principal payment date. In addition, a rating will not address the likelihood of the occurrence of a Pay-Out Event or the imposition of the United States withholding tax with respect to non-U.S. noteholders. The rating will not be a recommendation to purchase, hold or sell notes, and will not comment as to the marketability, market price or suitability of your notes as an investment for a particular investor. A rating could be lowered or withdrawn entirely at any time by either rating agency, if, in that rating agency’s judgment, circumstances would warrant that action. Any subsequent change in rating will likely affect the price that a subsequent purchaser would pay for your notes and your ability to resell your notes.

A rating agency not requested to rate your notes might nonetheless issue a rating with respect to your notes. A rating assigned to any of your notes by a rating agency that has not been requested by the transferor to do so may be lower than the rating assigned to your notes by Moody’s and Standard & Poor’s.

You will not be able to exercise directly the rights of a noteholder. Your notes initially will be represented by one or more notes registered in the name of Cede & Co., the nominee of DTC, and will not be registered in your name or the name of one of your nominees. Unless and until definitive notes are issued for a series, you will not be recognized by the indenture trustee as a noteholder. As a result, until definitive notes are issued, you will only be able to exercise your rights as a Note owner indirectly through DTC, Clearstream or Euroclear and their participating organizations.

We refer you to “Description of the Notes—Book-Entry Registration” and “—Definitive Notes.”

The notes are not suitable investments for all investors. The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments, or payment on specific dates. The notes are complex investments that should only be considered by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

BUSINESS OF THE ORIGINATORS

General

AFCO Credit Corporation, a New York corporation (“AFCO Credit”), was formed in 1954 as a wholly owned subsidiary of Continental Insurance Company and was subsequently purchased by Mellon Bank, N.A. in 1993. The principal business of AFCO Credit consists of making loans to commercial borrowers to finance property and casualty insurance premiums throughout the United States, other than in California and Hawaii. AFCO Acceptance Corporation (“AFCO Acceptance”) was formed in California in 1968 to make loans to commercial borrowers to finance property and casualty insurance premiums in California and Hawaii. For purposes of this prospectus, AFCO Credit and AFCO Acceptance are sometimes referred to as “AFCO.”

The principal executive offices of AFCO Credit are located at 110 William Street, 29th Floor, New York, New York 10038, telephone number (212) 401-4400. The principal offices of AFCO Acceptance Corporation are located at 655 North Central Avenue, Glendale, California 91203, telephone number (818) 227-3700.

A premium finance agreement typically is an installment loan made to a commercial insurance buyer, the proceeds of which pay premiums due to the insurance carrier pursuant to a commercial insurance policy. These policies commonly have a term of one year or less, require that the full premium be paid at or near inception of the policy period and provide for a return of the unearned premium to the insured in the event of cancellation or reduction of the policy. The insurance carrier customarily earns the full premium over the course of the policy period. A borrower under an AFCO premium finance agreement generally makes fixed scheduled payments that include a finance charge that is established at the time of origination of the loan. This finance charge is based on a spread over the estimated LIBOR rate at the date of origination of the loan for deposits with a maturity comparable to the average life of the loan, which currently is 5 months.

The finance charges on premium finance agreements made by AFCO may vary considerably, depending on the term and amount of the loan, the insured’s credit payment history, the size of the premium downpayment and other considerations.

AFCO utilizes standardized premium finance agreements that give it a limited power of attorney allowing it to cancel the insurance coverage upon non-payment of a loan installment by the borrower, to collect from the insurance carrier any unearned premium that may secure the loan and to take certain limited actions in furtherance of its rights under the premium finance agreement. Depending on the terms of the loan and of the related insurance policy, the unearned premium may or may not be sufficient to pay the outstanding balance of the loan. AFCO also has the right to recover any unpaid loan balance directly from the borrower irrespective of recourse to its collateral, or if any returned premium is insufficient to pay the unpaid balance of the loan.

A typical AFCO insurance premium finance loan structure may include a 20% downpayment on the premium paid by the borrower. The remaining 80% is funded by a loan from the insurance premium finance company, to be repaid by the borrower in equal monthly, quarterly, semi-annual or annual installments. A substantial majority of AFCO’s premium finance loans generally have terms that range from 6 to 12 months, with higher or lower downpayment percentages, depending upon the borrower’s needs and AFCO’s applicable credit and underwriting policies. Certain loans do not have level repayment requirements, usually to accommodate a borrower’s cash flow; however, the receivables in trust I will all have monthly or quarterly repayment requirements. Given the relatively short duration of most insurance premium finance loans, the loans are generally not prepaid prior to their scheduled payment dates, although the loan terms and controlling regulations do not prohibit prepayments or provide for penalties in the event of prepayment.

Depending on the type of insurance coverage and the terms of the insurance policy, the amount of unearned premium available upon cancellation, if any, will depend on certain factors, such as:

•	the applicable method for measuring the unearned premium, which may be by proration over the policy term or, as required by some jurisdictions, by an accelerated method under which a greater portion of the premium is earned in the earlier part of the policy period;

•	the time of cancellation;

•	the loss experience under the policy prior to cancellation; and

•	variations after the commencement of the policy period in the scope of the risks covered.

The insurance carrier may, depending on the terms of the policy, be entitled to retroactively review and evaluate loss experience and variations in the scope of the risks covered after cancellation, which may result in a reduction of the amount, and affect the timing, of repayment of any unearned premiums. Also, in certain cases, the insurance carrier may be considered to have earned the entire premium or a portion of the premium at the inception of the policy or upon the occurrence of an insured loss under the policy, in which less or no unearned premium would be returnable on cancellation of the policy.

Premium finance lending activities are regulated by most states and other applicable jurisdictions. Among other matters, many jurisdictions regulate terms of premium finance loans such as refund policies and rates of interest and late charges that may be charged an insured.

Premium finance loans are made by AFCO on standardized loan forms, the provisions and format of which are also usually subject to state regulation. AFCO regards its relations with regulatory agencies as good.

We refer you to “—Regulation of Premium Finance Lending Activities.”

Premium Finance Loan Origination; Collection Policy

AFCO generally locates borrowers through independent insurance agents and brokers licensed under state laws. These agents and brokers provide insurance premium loan referrals to commercial customers to enable them to purchase the amount of insurance coverage needed and to spread out the premium payments over time. Thus, AFCO’s originations are usually dependent on relationships with insurance brokers and agents and knowledge of the insurance marketplace. AFCO’s origination process is commonly commenced by an agent or broker contacting AFCO and outlining to AFCO the proposed loan transaction, including borrower and insurance carrier information and coverage types and amounts. AFCO then reviews the information submitted by the agent or broker in light of its underwriting criteria.

We refer you to “—Premium Finance Loan Underwriting Procedures” below.

If AFCO approves a loan, the borrower, or where permitted, its agent, executes a standard premium finance agreement which contains a limited power of attorney giving AFCO the authority, in the event of default on the loan, to contact the insurance carrier directly and cancel coverage, and a collateral assignment to AFCO of the unearned insurance premium, if any, returnable following cancellation or for any other reason.

Following receipt and acceptance of the signed premium finance agreement, AFCO either sends the loan proceeds to the insurance carrier to pay the premium balance due or releases funds to the insurance agent or broker, which then pays the insurance carrier. AFCO bills the borrower directly. Each borrower is directed to remit payments to the appropriate regional lockbox account maintained by AFCO, or in some cases to AFCO’s processing center. While most premium finance loans are repaid in equal monthly installments, AFCO may enter into transactions in which payments are to be made quarterly or in some other fashion. Only transactions that require monthly, quarterly, semi-annual or annual payments may be included in trust I. Finance charges on AFCO’s premium finance loans are generally earned based on the Rule of 78’s or, with respect to receivables to be originated in 2005 and thereafter, will be generally based on the actuarial method. Some premium finance loans do not bear interest. These non-interest bearing receivables will not, however, be included in trust I. In such cases, AFCO has entered into contracts with insurance carriers to pay certain fees to AFCO in consideration of its extension of interest-free loans to insureds.

We refer you to “The Receivables” for more detail.

Since an insurance carrier generally earns a portion of its premium each day, thereby reducing the amount of unearned premiums that secure an insurance premium finance loan, prompt action on loan defaults is critical. Most jurisdictions require premium finance companies such as AFCO to issue to the borrower a “Notice of Intent to Cancel” the related insurance policy after the premium loan installment due date on which the borrower has defaulted. A “Notice of Cancellation” can generally be issued to the applicable insurance carrier ten days after a Notice of Intent to Cancel has been mailed. AFCO’s policy for defaulted loans is generally to mail a Notice of Intent to Cancel ten days after the loan installment due date and to mail a Notice of Cancellation 28 days after the loan installment due date, provided that the related loan defaults have not been cured. Once a Notice of Cancellation has been issued, AFCO will customarily proceed to collect any unearned premium available from the insurance carrier for application to the loan balance, and seek direct collection of any remaining balance from the borrower. AFCO continues to earn interest on a canceled loan until the loan is paid in full.

Generally, the policy cancellation date occurs within one month of the related loan installment default. Following cancellation, AFCO will process the collection of any unearned premium with the appropriate insurance carrier and may pursue collection against the borrower. AFCO’s current policy is generally to charge off as a loss the unpaid defaulted loan balance 270 days after the effective date of the cancellation or 300 days after the payment due date if no payment has been received and the loan cannot be canceled. Under the terms of the pooling and servicing agreement, any recoveries with respect to receivables that have been written off will be included in the assets of trust I and considered collections of finance charge receivables, to the extent not applied to default amounts.

We refer you to “The Receivables” for more detail.

Premium Finance Loan Underwriting Procedures

AFCO considers and evaluates a variety of risks in evaluating each insurance premium finance loan transaction. These include:

•	the loan structure, including the term, amount of down payment and availability of unearned premiums as collateral;

•	the creditworthiness of the borrower;

•	the creditworthiness of the insurance carrier; and

•	the capabilities and operating procedures of the insurance agent or broker that places the insurance policy as they serve as a source of significant information regarding the loan transaction and may pay the loan proceeds or collect unearned premium funds for AFCO.

These factors may be given different weights for different loans.

We refer you to “Risk Factors—Credit and related risks with respect to the receivables could result in losses to you” for a discussion of the risks associated with premium finance lending.

If a prospective loan is less than $150,000, the down payment made by the prospective borrower is at least 20% of the financed premium, unearned premiums under the insurance policy are available as collateral and the insurance carrier is acceptable to AFCO, AFCO may approve the loan without additional action. If the loan fails to meet one or more of these criteria, analysis of the transaction is conducted by AFCO’s underwriting department or its designees, depending on the amount of the unsecured exposure.

If the loan amount is $150,000 or more, a senior manager will conduct a detailed credit review of the borrower before approval of the loan.

If the loan amount is more than $500,000, credit review of the borrower is conducted by AFCO’s New York office, including reference to a Dun & Bradstreet report on the borrower and borrower financial statements, as needed. Under certain circumstances, the creditworthiness of the borrower is reviewed by representatives of Mellon Bank, N.A.

In addition to AFCO’s internal review of the credit of an insurance carrier, AFCO’s general guideline for approval of an insurance carrier is a rating of at least B+ by A.M. Best Company. No insurance carrier group other than AIG accounted for more than 9.4% of the aggregate receivables in trust I as of the statistical calculation date. Based upon AFCO’s own credit determination, it may finance insurance policies issued by insurance carriers that have a lower rating or, in the case of foreign insurers and certain domestic insurers that meet AFCO credit requirements, that are unrated. AFCO sets an annual exposure limit with respect to each insurance carrier and in cases where AFCO’s approved exposure with respect to a particular insurance carrier exceeds $25 million, a credit committee conducts a special review of the insurance carrier.

Trust I is subject to certain concentration limits on insurance carriers relating to the receivables, some of which are based on the rating agencies’ credit ratings of these insurance carriers.

We refer you to “Risk Factors—Insurance carrier concentrations could adversely affect the amount and timing of payments to you” and “The Indenture—Early Redemption Events—Trust I Pay-Out Events” for a description of these concentration limits.

Regulation of Premium Finance Lending Activities

The making, enforcement and collection of insurance premium finance loans is subject to extensive regulation by many states’ and other applicable jurisdictions’ laws. These laws vary widely, but often:

•	require that premium finance lenders be licensed by the applicable jurisdiction;

•	restrict the content of, and require certain disclosure agreements;

•	limit the finance charges that may be lawfully imposed;

•	regulate the calculation of any refunds due to a borrower who prepays a loan;

•	regulate the amount of late fees and finance charges that may be charged if a borrower is delinquent on its payments;

•	regulate the manner and method of canceling an insurance policy, including requiring that the lender provide the borrower with appropriate notice prior to cancellation; and

•	allow imposition of potentially significant penalties on lenders for violations of that jurisdiction’s insurance premium finance laws.

We refer you to “Risk Factors—Regulation of insurance premium finance lending could delay or reduce payments to you” for a description of the risks associated with regulation of premium finance lending.

To increase the likelihood of payment of claims for unearned premiums in the event that an insurance carrier becomes insolvent, the insurance industry created self-funded guaranty associations. All Permitted Jurisdictions have insurance guaranty funds that cover the return of some or all unearned insurance premiums in the event that an insurance carrier becomes insolvent or is placed in receivership. However, there is no guaranty of payment if the insurance guaranty fund is underfunded or if legislation changes the terms and conditions of its refund program. In addition, certain of the premium finance agreements finance premiums of foreign insurance carriers that do not have the benefit of any insurance guaranty fund.

We refer you to “Risk Factors—The sums provided by insurance guaranty funds could be limited and might result in delayed or reduced payments to you” for more detail.

Insurance guaranty funds differ by the types of insurance policies covered, deductible amounts required and maximum refunds allowed. Generally, insurance guaranty funds have successfully responded to claims for refunds in a timely manner, if access to the liquidation estate is readily accessible and their premium assessments on fund members are accurate. Generally, the timing of payment of a refund by an insurance guaranty fund ranges from a few months to one year.

Master Servicer and Servicers

Each originator will act as a servicer for the receivables it transfers to the seller, and must comply with the terms of the pooling and servicing agreement governing its obligations as servicer. For purposes of this prospectus, the originators, in their capacity as servicers, are sometimes jointly referred to as the “servicer.” In certain limited circumstances, a servicer may resign or be removed as servicer, in which case a Pay-Out Event will occur and a successor servicer will be appointed.

The servicer will service the receivables under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement. The master servicer will not service the receivables. However, if a servicer resigns or is removed as servicer under the pooling and servicing agreement, the master servicer will be required to use its best efforts to appoint a successor servicer.

We refer you to “Description of Trust I and the Master Collateral Certificate—Servicer Default” for a description of events that may lead to the removal of the servicer.

THE TRUST I RECEIVABLES

The assets of trust I currently include and will in the future include:

•	receivables included in trust I on the closing date, added to trust I on the closing date and transferred to trust I after the closing date, consisting of amounts owed under premium finance agreements between either of the originators, or other parties from whom the originators acquire premium finance agreements, and commercial borrowers to finance the payment of insurance premiums on insurance policies and related sums, governed by the law of a state, territory or commonwealth of the United States of America, the District of Columbia or the United States Virgin Islands;

•	all monies due or to become due with respect to the receivables, including all monies received from insurance carriers and insurance guaranty funds representing returns of unearned portions of insurance premiums, the proceeds of any guarantees issued by insurance agents with respect to the receivables and other charges due on the related receivables;

•	any amounts held in one or more trust accounts established and maintained by the trust I trustee pursuant to the pooling and servicing agreement;

•	the seller’s rights under a receivables purchase agreement (the “first tier receivables purchase agreement”), dated as of June 15, 2001, among the seller and the originators;

•	the transferor’s rights under a receivables purchase agreement (the “second tier receivables purchase agreement”), dated as of June 15, 2001, between the transferor and the seller; and

•	proceeds of all of the above.

The receivables are not guaranteed by AFCO Credit, AFCO Acceptance, the seller, the transferor, any back-up servicer, the trust I trustee, the issuer, the indenture trustee or any affiliate of these parties, and trust I, as holder of the receivables, has no recourse against any of them for the non-collectibility of the receivables, except that, under certain limited circumstances, AFCO Credit or AFCO Acceptance, as the case may be, and the seller, will be required to repurchase certain receivables from trust I and to provide indemnification to trust I with respect to certain receivables. AFCO Credit and AFCO Acceptance will each act as servicer with respect to the receivables it originates or acquires and transfers to the seller. The seller will in turn transfer these receivables to the transferor pursuant to the second tier receivables purchase agreement, and the transferor will in turn transfer these receivables to trust I pursuant to the pooling and servicing agreement.

Presently, AFCO’s receivables provide for allocation of payments according to a “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78’s”, applied on a modified basis assuming that payments are made mid-month. It is anticipated that allocation of payments will generally be done in accordance with the actuarial method with respect to loans to be originated in 2005 and thereafter. AFCO has reported to its auditors that this shift will not materially affect the amount of Collections it receives with respect to the receivables.

The actuarial method provides for the amortization of the amount financed under the receivable over a series of fixed, level monthly payments. Each monthly payment, including the monthly installment representing the final payment, consists of an amount of interest equal to 1/12th of the stated interest rate multiplied by the unpaid principal balance of the loan, and an amount equal to the remainder of the monthly payment. If an actuarial receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

The receivables generally bear a fixed interest rate that is established at the time of origination. The interest rate is generally based on a spread over the estimated LIBOR rate at the date of origination of the loan for deposits with a maturity comparable to the average life of the loan, which currently is 5 months. The principal amount of each receivable is fully amortized over a fixed number of scheduled payments.

A premium finance agreement may finance premiums relating to more than one insurance policy and/or from one or more insurance carriers. However, each incremental payment under a premium finance agreement is not specifically allocated to the repayment of the financed premiums of any particular insurance policy.

AFCO assigns an “account” number for each premium finance loan, under which additional premiums may be financed after the initial funding of such agreement. At its option, AFCO may enter into a new premium finance agreement to finance new premiums for the same insured party, to which a new account number may be assigned.

A borrower may enter into more than one premium finance agreement with AFCO. If this occurs, one or more of the premium finance agreements relating to a particular borrower may satisfy the eligibility criteria for transfer to trust I, while another or others may not. If any payment is received from an individual borrower that is not clearly identified as belonging to a particular premium finance agreement, that payment will be applied first to amounts owed under premium finance agreements of that borrower that are held by trust I.

Under certain limited circumstances and when the identity of the borrower is the same, more than one premium finance agreement could be part of a single account. AFCO is unable to segregate and allocate payments made with respect to individual premium finance agreements within a single account. It is possible that not all of the premium finance agreements in a single account satisfy the eligibility criteria. When this occurs, the entire account will be ineligible for transfer to trust I.

Each premium finance agreement representing a receivable grants the originator a security interest in the borrower’s right to receive any unearned premium from the insurance carrier on cancellation of the related insurance policy prior to its expiration. It also includes a power of attorney granting the originator the right to cancel the insurance policy, if cancelable, and to collect the unearned premium from the insurance carrier following a payment default by the borrower.

Each originator will assign its security interest and related power of attorney to the seller pursuant to the first tier receivables purchase agreement, the seller will in turn assign that security interest and power of attorney to the transferor pursuant to the second tier receivables purchase agreement, and the transferor will in turn assign that security interest and power of attorney to the trust I trustee pursuant to the pooling and servicing agreement.

The originators and the seller will represent that a notice of finance premium has been delivered to the related insurance carrier and/or any of its agents, designees or representatives notifying it of the trust I trustee’s security interest in the unearned premium and that trust I has a first priority perfected security interest in that unearned premium.

We refer you to “Risk Factors—Failure to perfect a security interest in the right to unearned premiums could result in reduced payments to you” and “Certain Legal Aspects of the Receivables—Lack of Perfected Security Interests in Unearned Premiums” for more detail.

The receivables conveyed to trust I are selected from the originator’s portfolio of premium finance agreements that satisfy the eligibility criteria for transfer to trust I.

As of April 30, 2004, called the “statistical calculation date,” aggregate receivables in trust I totaled approximately $1,403,537,756 or approximately 93.0% of aggregate receivables in the originators’ entire portfolio of premium finance agreements.

One of the eligibility criteria is that the borrower has a stated address in the premium finance agreement that is located in one of the Permitted Jurisdictions.

We refer you to “Description of the Receivables—Eligible Receivables.”

A “Permitted Jurisdiction” is:

•	in the case of any receivable transferred to trust I immediately prior to the issuance of the Series 2004-1 notes, any state or other jurisdiction listed in the chart entitled “Composition of Receivables by Geographic Concentration” in this prospectus;

•	in the case of any receivable transferred to trust I on or after the issuance of the Series 2004-1 notes, any state or other jurisdiction listed in the chart entitled “Composition of Receivables by Geographic Concentration” in this prospectus other than the states and territories of Delaware, New Mexico, U.S. Virgin Islands and Puerto Rico; or

•	any other state or other jurisdiction with respect to which each of the originators, the seller, the transferor and trust I has either complied with that jurisdiction’s applicable licensing laws or is not required to be licensed.

Compliance with or exemption from a jurisdiction’s licensing laws must be established by delivery to the trust I trustee or any prior trustee of an opinion of counsel or written correspondence from the applicable licensing authority.

Following the closing date, each originator will, pursuant to the first tier receivables purchase agreement, transfer and assign additional receivables which satisfy the eligibility criteria as of the date of transfer to the seller. The seller will in turn transfer and assign all of these additional receivables to the transferor pursuant to the second tier receivables transfer agreement, and the transferor will in turn transfer those receivables to the trust I trustee for the benefit of trust I pursuant to the pooling and servicing agreement.

We refer you to “Description of the Trust I and the Master Collateral Certificate—Transfer and Assignment of Receivables.”

These additional receivables may have been originated using underwriting criteria that are different from those applied to receivables transferred on or prior to the closing date. As a result, they may be of different credit quality than previously transferred receivables. However, the originators may not use underwriting standards that vary materially from the underwriting standards applied to the receivables transferred on the closing date.

Except for the criteria described under “Description of Trust I and the Master Collateral Certificate—Eligible Receivables” and “—Transfer and Assignment of Receivables,” no specific characteristics are required for receivables to be eligible for inclusion in trust I. Because the remaining term to maturity of most of the receivables included in trust I as of the statistical calculation date is twelve months or less, it is expected that within twelve months following the closing date, substantially all of the receivables in trust I will consist of additional receivables. Additional receivables transferred to trust I may have characteristics materially different from the characteristics of the receivables included in trust I on the closing date.

We refer you to “Risk Factors—The characteristics and credit quality of receivables in trust I will change and could impact the amount and timing of payments to you” for more detail.

There also are many legal, economic and competitive factors that could adversely affect the amount and collectibility of the receivables, including borrowers’ decisions to use new sources of credit, which would affect the originators’ ability to generate additional receivables, and changes in usage of credit, payment patterns and general economic conditions.

We refer you to “The Indenture—Early Redemption Events—Trust I Pay-Out Events” for a description of the Pay-Out Events.

Due to these and other factors (including the composition of the receivables and the interest rates, fees and charges assessed on the receivables), the text and tables set forth below are not necessarily indicative of the future performance of the receivables that are transferred to trust I.

The statistical information relating to the receivables presented in this prospectus is based on the receivables in trust I as of the statistical calculation date. Until the closing date, additional receivables will continue to be transferred to trust I pursuant to the eligibility criteria and concentration limits in effect for the Series 2001-2, Series 2002-1 and Series 2004-A certificates; and on and after the closing date, additional receivables will be transferred to trust I pursuant to additional eligibility criteria and concentration limits as described in this prospectus and that will be put into effect for the master collateral certificate.

The characteristics of the receivables included in trust I as of the statistical calculation date will also differ from those of trust I as of the closing date due to payments on the receivables in trust I after the statistical calculation date and prior to the closing date. While the statistical distribution of the characteristics of receivables in trust I on the closing date will vary from the statistical information presented in this prospectus, the transferor does not believe that the characteristics of the receivables as of the closing date will vary materially from the information presented in this prospectus with respect to the receivables as of the statistical calculation date.

Aggregate receivables in trust I as of the statistical calculation date were $1,403,537,756, consisting of $1,387,899,731 of principal receivables and $15,638,025 of finance charge receivables.

“Principal receivables” are, as of any date of determination, an amount equal to the product of:

•	aggregate receivables as of that date of determination; and

•	a fraction of which: (i) the numerator is the Beginning of Month Principal Receivables, and (ii) the denominator is the aggregate receivables as of the first day of the current monthly period.

For purposes of this prospectus, collections of principal receivables with respect to any monthly period will consist of all collections on the receivables received during that monthly period that are not treated as collections of finance charge receivables.

“Finance charge receivables” are, as of the first day of any monthly period, an amount equal to the aggregate amount of unearned interest with respect to aggregate receivables calculated in accordance with the Rule of 78’s or, with respect to receivables to be originated in 2005 and thereafter, either in accordance with the Rule of 78’s or the actuarial method. For purposes of this prospectus, collections of finance charge receivables with respect to any monthly period generally will equal the aggregate amount of interest accrued on the receivables for the monthly period, calculated on the basis of the Rule of 78’s or, with respect to receivables to be originated in 2005 and thereafter, either in accordance with the Rule of 78’s or the actuarial method, as applicable, plus late fees and other administrative charges collected during that monthly period, plus Recoveries received during that monthly period that have not been applied to defaults.

“Beginning of Month Principal Receivables” are, for any monthly period, an amount equal to aggregate receivables as of the first day of that monthly period (or, in the case of the monthly period commencing June 1, 2004, as of the closing date, June 24, 2004) minus finance charge receivables as of that date.

It is possible that all or a portion of the premium finance agreements in any account will not satisfy the eligibility criteria for transfer to trust I, resulting in the same borrower’s having one or more premium finance agreements owned by trust I and one or more premium finance agreements owned by one of the originators. These premium finance agreements may contain cross-default and cross-collateralization provisions. As a result, a default by a borrower on a premium finance agreement that is not owned by trust I may result in the default with respect to receivables of that borrower in trust I and the cancellation of the related insurance policies, thus affecting the rate and timing of payments with respect to the receivables. In the event certain premium finance agreements of the same borrower are owned by trust I and by one of the originators, the originators will identify or pro-rate any such payment as appropriate and assign such payments (including unearned premiums and recoveries) on such premium finance agreements as property of trust I or the originator, as applicable.

As of any date of determination, “aggregate receivables” equals the aggregate amount of payments owed on the receivables (including both principal and finance charges) from that date through the respective scheduled final payment dates of the receivables (exclusive of late fees and administrative charges) less certain net payables as of that date, as reduced by the aggregate amount of such payments in respect of (i) transferor ineligible receivables reassigned to the transferor, (ii) servicer ineligible receivables removed from trust I by the servicer, and (iii) to the extent not included in such transferor ineligible receivables or servicer ineligible receivables, defaulted receivables.

Composition of the Receivables

Aggregate Receivables in Trust I	$1,403,537,756
Number of Accounts	22,839
Average Account Balance(1)	$61,454
Average Original Account Balance(1)	$111,351
Weighted Average Original Term	9.6 months
Range of Original Terms	1 to 36 months
Weighted Average Remaining Term	6.6 months
Range of Remaining Terms	0 to 33 months

(1)	Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).
(2)	Weighted by account balance, as calculated per the preceding footnote, as of the statistical calculation date.

Composition of Receivables by Account Balance

Account Balance (1)	Number of Accounts	Percentage of Number of Accounts	Aggregate of Account Balances (1)	Percentage of Aggregate Receivables
$5,000.00 or less	9,385	41.09%	$19,312,978.56	1.38%
$5,000.01 to $10,000.00	3,382	14.81%	$24,193,392.19	1.72%
$10,000.01 to $25,000.00	4,126	18.07%	$66,396,710.47	4.73%
$25,000.01 to $50,000.00	2,146	9.40%	$76,190,649.04	5.43%
$50,000.01 to $75,000.00	907	3.97%	$55,354,695.97	3.94%
$75,000.01 to $100,000.00	507	2.22%	$43,834,809.55	3.12%
$100,000.01 to $250,000.00	1,254	5.49%	$196,423,959.53	13.99%
$250,000.01 to $500,000.00	563	2.47%	$195,505,412.80	13.93%
$500,000.01 to $1,000,000.00	349	1.53%	$240,619,066.81	17.14%
$1,000,000.01 to $5,000,000.00	210	0.92%	$420,791,480.49	29.98%
Over $5,000,000.00	10	0.04%	$64,914,600.63	4.63%

Total	22,839	100.00%	$1,403,537,756.04	100.00%

(1)	Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

Composition of Receivables by Remaining Installment Term

Remaining Installment Term	Number of Accounts	Percentage of Number of Accounts	Aggregate of Account Balances(1)	Percentage of Aggregate Receivables
3 months or less	8,604	37.67%	$189,707,467.88	13.52%
4 to 6 months	7,745	33.91%	$484,334,061.48	34.51%
7 to 9 months	6,227	27.26%	$590,594,855.63	42.08%
10 to 12 months	195	0.85%	$123,733,938.84	8.82%
13 to 18 months	30	0.13%	$5,837,893.50	0.42%
More than 18 months	38	0.17%	$9,329,538.71	0.66%

Total	22,839	100.00%	$1,403,537,756.04	100.00%

(1)	Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

Composition of Receivables by Geographic Concentration

Jurisdictions (1)	Number of Accounts	Percentage of Number of Accounts	Aggregate of Account Balances (2)	Percentage of Aggregate Receivables
California	4,627	20.26%	$266,427,165.28	18.98%
Texas	2,631	11.52%	$122,786,728.57	8.75%
New York	2,002	8.77%	$118,729,189.32	8.46%
Pennsylvania	686	3.00%	$77,557,038.70	5.53%
Illinois	489	2.14%	$60,958,054.60	4.34%
New Jersey	1,028	4.50%	$55,878,498.86	3.98%
Ohio	552	2.42%	$52,086,539.94	3.71%
Florida	1,578	6.91%	$51,667,362.18	3.68%
Michigan	304	1.33%	$43,129,362.57	3.07%
Massachusetts	452	1.98%	$42,860,968.62	3.05%
Arkansas	131	0.57%	$39,688,125.22	2.83%
Georgia	628	2.75%	$35,941,213.94	2.56%
Washington	1,079	4.72%	$33,968,402.21	2.42%
Louisiana	584	2.56%	$27,283,657.34	1.94%
Connecticut	387	1.69%	$26,100,317.10	1.86%
Virginia	196	0.86%	$23,515,468.24	1.68%
Maryland	226	0.99%	$23,224,782.46	1.65%
Tennessee	366	1.60%	$22,731,800.04	1.62%
Colorado	555	2.43%	$22,077,408.41	1.57%
Missouri	361	1.58%	$21,602,960.84	1.54%
West Virginia	233	1.02%	$19,564,287.89	1.39%
Kentucky	223	0.98%	$18,423,405.54	1.31%
Oregon	284	1.24%	$18,063,222.95	1.29%
Arizona	171	0.75%	$17,657,736.02	1.26%
North Carolina	266	1.16%	$17,470,188.86	1.24%
Nevada	405	1.77%	$16,678,160.37	1.19%
Wisconsin	123	0.54%	$14,179,926.67	1.01%
Iowa	73	0.32%	$12,077,662.25	0.86%
Oklahoma	206	0.90%	$11,703,535.43	0.83%
Alaska	331	1.45%	$10,972,458.56	0.78%
Indiana	241	1.06%	$10,185,614.88	0.73%
Minnesota	136	0.60%	$9,457,668.39	0.67%
South Carolina	173	0.76%	$9,333,923.68	0.67%
Kansas	54	0.24%	$6,758,380.43	0.48%
Nebraska	38	0.17%	$5,621,447.24	0.40%
Hawaii	189	0.83%	$5,577,079.32	0.40%
New Hampshire	110	0.48%	$5,562,267.79	0.40%
Mississippi	237	1.04%	$5,486,532.13	0.39%
Utah	59	0.26%	$4,131,918.86	0.29%
Alabama	108	0.47%	$3,163,505.37	0.23%
Maine	48	0.21%	$2,727,227.35	0.19%
Wyoming	14	0.06%	$2,277,508.55	0.16%
Idaho	72	0.32%	$2,157,617.10	0.15%
District of Columbia	18	0.08%	$1,791,212.42	0.13%
Vermont	44	0.19%	$1,180,642.19	0.08%
Montana	73	0.32%	$1,063,184.85	0.08%
Rhode Island	19	0.08%	$806,009.86	0.06%
Delaware	2	0.01%	$723,332.47	0.05%
North Dakota	5	0.02%	$303,069.72	0.02%
South Dakota	21	0.09%	$175,435.07	0.01%
Other	1	0.00%	$48,549.39	0.00%

Total	22,839	100.00%	$1,403,537,756.04	100.00%

(1)	Indicates the jurisdictions where the insured’s stated address in the related premium finance agreement is located.
(2)	Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loan (exclusive of the late fees, administrative charges and net payables).

Insurer and Borrower Concentration

The following table sets forth the aggregate receivables related to the largest single borrower in the portfolio and the aggregate receivables related to the financing of insurance premiums of one or more insurers as described in the categories below.

Composition of Receivables by Insurer and Borrower Concentration

Percentage of Aggregate Receivables(1)
Largest single borrower	2.46%

Largest single Tier 1 insurer(2)	9.40%
Largest single Tier 2 insurer	1.57%
Largest single Tier 3 insurer	2.25%
Largest single Tier 4 insurer	<3.00%
American International Group, Inc., and its subsidiaries and affiliates	23.01%
Lloyd’s of London	6.10%

Aggregate of all Tier 2 insurers	7.97%
Aggregate of all Tier 3 insurers	9.94%
Aggregate of all Tier 4 insurers	2.71%

Aggregate of four largest Tier 2 Insurers	4.97%
Aggregate of five largest Tier 3 Insurers	5.41%

(1)	Includes the aggregate amount owed (including unearned finance charges) from the statistical calculation date through the scheduled final payment date of the premium finance loans (exclusive of the late fees, administrative charges and net payables).
(2)	Excluding receivables related to the financing of AIG and its subsidiaries and affiliates.

Loss and Delinquency Experience

The following tables set forth the historical loss and delinquency experience with respect to premium finance agreements in the originators’ entire portfolio of premium finance agreements for each of the periods or at each of the dates shown, as applicable. As a result, the historical loss and delinquency experience set forth in the tables below includes premium finance agreements with borrowers whose stated addresses in those pooling and servicing agreements are in all 50 states and other jurisdictions (including states and other jurisdictions that are not one of the Permitted Jurisdictions as of the statistical calculation date) or which otherwise would not satisfy the eligibility criteria for transfer to trust I pursuant to the pooling and servicing agreement. As of the statistical calculation date, aggregate receivables in trust I constituted approximately 93.0% of the aggregate receivables in the originators’ entire portfolio of premium finance agreements. It is likely that premium finance agreements in trust I at any time will represent only a portion of the originators’ entire portfolio of premium finance agreements. There can be no assurance, however, that the loss or delinquency experience for trust I with respect to the receivables will be similar to the historical experience set forth below.

Loan Loss Experience

The following table sets forth loss experience with respect to payments by borrowers on the originators’ entire portfolio of premium finance agreements for each of the periods shown. None of the originators, the seller or the transferor believe that changes of amounts from period to period reflect any material trends.

Loan Loss Experience

Entire Portfolio

(Dollars In Thousands)

	For the Four Months Ended April 30, 2004	For the Fiscal Year Ended December 31,
		2003	2002	2001	2000
Average Outstanding Principal Balance(1)	$1,490,631	$1,629,671	$1,485,392	$1,122,147	$986,412

Gross Charge-Offs(2)	$574	$2,629	$3,506	$5,217	$2,275
Recoveries(3)	$329	$1,384	$1,405	$973	$986

Net Charge-Offs	$245	$1,245	$2,101	$4,244	$1,289

Net Charge-Offs as Percentage of Average Aggregate Outstanding Principal Balance(4)	0.05%	0.08%	0.14%	0.38%	0.13%

(1)	Calculated as the daily average of the Principal Balance (calculated as the aggregate receivables less unearned interest) in the period indicated.
(2)	Loans are generally charged off if uncollected for over 270 days after cancellation of the related insurance policy or 300 days after the payment due date if no payment has been received and the insurance policy cannot be canceled.
(3)	A recovery occurs if, after a loan is written off, AFCO receives additional funds to pay in whole or in part the outstanding balance due.
(4)	Calculated on an annualized basis.

Loan Delinquency Experience Following Cancellation

The following table sets forth the delinquency experience with respect to payments on the originators’ entire portfolio of premium finance agreements at each of the dates shown. Insurance policies are generally canceled within one month following a borrower’s failure to make a related scheduled loan installment payment. The loan delinquency data presented in the following table are measured from the date of issuance of a Notice of Cancellation. The percentages presented for each aging category reflect the sum of the balance of principal and unearned finance charges (including the overdue installment(s) as well as all of the remaining installment payments not yet due) on all canceled accounts within each category divided by the aggregate principal loan balance (excluding unearned finance charges). Since the table reflects percentages calculated by including unearned finance charges in the canceled accounts, but not including those amounts in the aggregate loan balances, the resulting percentages may reflect higher percentages of delinquencies than actually experienced. Variations from one measurement date to another measurement date within aging categories are primarily a reflection of the variability of time required to collect the unearned insurance premium from the insurance carrier or, alternatively, the remaining loan balance from the borrower, on a revolving pool of loans. There can be no assurance that the delinquency experience with respect to the receivables in trust I will be similar to the historical experience set forth below.

Loan Delinquency Experience Following Cancellation

Entire Portfolio

	For the Four Months Ended April 30, 2004	At December 31,
		2003	2002	2001	2000
Number of days a loan remains overdue after cancellation of the related insurance policy:
31-89 days	0.35%	0.64%	0.36%	0.98%	0.76%
90-270 days	0.38%	0.46%	0.29%	0.52%	0.62%
Over 270 days(1)	0.00%	0.02%	0.01%	0.01%	0.01%

Total	0.73%	1.11%	0.67%	1.52%	1.39%

(1)	A loan is generally charged off if uncollected for over 270 days after the effective date of cancellation of the related insurance policy or 300 days after the payment due date if no payment has been received and the insurance policy cannot be canceled. We refer you to “Business of the Originators—Premium Finance Loan Origination; Collection Policy” for more detail.

Payment Rates

The following table sets forth the highest and lowest account monthly account payment rates for the entire portfolio of premium finance loans and the average account monthly payment rates for all months during the periods shown, in each case calculated as a percentage of monthly account principal balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of principal receivables and finance charge receivables on the accounts.

Account Monthly Payment Rates for the Trust Portfolio(1)

	For the Four Months Ended April 30, 2004	At December 31,
		2003	2002	2001	2000
Lowest Month(2)	20.01%	17.81%	18.41%	17.06%	17.78%
Highest Month(2)	28.16%	28.00%	25.30%	25.58%	24.52%
Average Payment Rate for the Period	24.26%	23.35%	21.89%	21.68%	21.50%
Total

(1)	Includes payments of principal, interest income, late fees, cancellation fees, returned check charges, and other fees.
(2)	Calculated as the total amounts of payments received during the month divided by the daily average of the Principal Balance (calculated as the aggregate receivables less unearned interest) in the period indicated.

Portfolio Yield

The following table sets forth the total revenues from finance charges accrued and fees collected with respect to the originators’ entire portfolio of premium finance agreements for each of the periods shown. The figures in the table do not include deductions for charge-offs or other expenses. There can be no assurance, however, that the actual portfolio yield with respect to the receivables in trust I will be similar to the historical experience set forth below.

Originators’ Portfolio Yield

Entire Portfolio

(Dollars In Thousands)

	For the Four Months Ended April 30, 2004	For the Fiscal Year Ended December 31,
		2003	2002	2001	2000
Average Outstanding Principal Balance(1)	$1,490,631	$1,629,671	$1,485,392	$1,122,147	$986,412
Interest and Fee Income(2)	$26,594	$92,455	$97,538	$99,522	$94,057
Average Revenue Yield(3)	5.40%	5.67%	6.57%	8.87%	9.54%

(1)	Calculated as the daily average of the Principal Balance (calculated as the aggregate receivables less unearned interest) in the period indicated.
(2)	Includes interest income, late fees, cancellation fees, returned check charges, and other fees.
(3)	Calculated on an annualized basis.

USE OF PROCEEDS

The proceeds from the sale of the Series 2004-1 notes, approximately $550,000,000 before deduction of expenses, will be used to purchase the master collateral certificate.

DESCRIPTION OF THE NOTES

General

The Series 2004-1 notes will be issued pursuant to an indenture, dated as of June 24, 2004, as amended, among the issuer and the indenture trustee, as supplemented by a series supplement relating specifically to this series of notes (the “indenture”). The Series 2004-1 notes consist of the Class A notes, the Class B notes and the Class C notes. The Series 2004-1 notes will also include Class D notes issued on the closing date which are not offered hereby and will be retained by the transferor. Pursuant to the indenture, the issuer and the indenture trustee may execute further series supplements in order to issue additional series of notes. Each such series of notes will represent a contractual debt obligation of the issuer which shall be in addition to the debt obligations of the issuer represented by any other series of notes. The following summary of the notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture.

If so specified in the related indenture supplement, the notes of a series may be included in a group of series for purposes of sharing Available Principal Amounts and Available Funds.

The issuer will pay principal of and interest on a series of notes solely from the portion of Available Funds and Available Principal Amounts which are allocable to that series of notes after giving effect to all allocations and reallocations and amounts in any issuer accounts relating to that series of notes. If those sources are not sufficient to pay the notes, those noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal or interest on those notes.

Holders of notes of any outstanding series or class will not have the right to prior review of, or consent to, any subsequent issuance of notes.

On each distribution date, only persons in whose names the notes were registered on the day prior to such distribution date, called the “record date,” are eligible to receive these payments.

The Class A notes, the Class B notes and the Class C notes initially will be represented by notes registered in the name of Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

Unless and until definitive notes are issued, only DTC or Cede are considered “noteholders.” As a result, all references in this prospectus to actions by Class A noteholders, Class B noteholders and/or Class C noteholders refer to actions taken by DTC upon instructions from DTC Participants. All references in this prospectus to distributions, notices, reports and statements to Class A noteholders, Class B noteholders and/or Class C noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A notes, the Class B notes and the Class A notes.

Book-Entry Registration

Noteholders may hold their notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations that are participants in those systems.

Cede, as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of Clearstream customers and Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold their positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participants and facilitate the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants’ accounts, thereby eliminating the need for physical movement of securities notes. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to others, such as securities brokers and dealers, banks, and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. The rules applicable to DTC and its DTC Participants are on file with the Securities and Exchange Commission (the “Commission”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear Participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of notes under the DTC system must be made by or through DTC Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each owner of a beneficial interest in the Notes, that is, a “Note owner”, is in turn to be recorded on DTC Participants’ and indirect participants’ records. Note owners will not receive written confirmation from DTC of their purchase, but Note owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or indirect participant through which the Note owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Note owners. Note owners will not receive notes representing their ownership interest in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by DTC Participants with DTC are registered in the name of DTC’s nominee, Cede. The deposit of notes with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Note owners of the notes; DTC’s records reflect only the identity of the DTC Participants to whose accounts those notes are credited, which may or may not be the Note owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to indirect participants, and by DTC Participants and indirect participants to Note owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede will consent or vote with respect to notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede’s consenting or voting rights to those DTC Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the proxy).

Principal and interest payments on the notes will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the applicable distribution date in accordance with their holdings as shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that distribution date. Payments by DTC Participants to Note owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of that DTC Participant and not of DTC, the indenture trustee, the transferor or the seller, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee. Disbursement of these payments to DTC Participants will be the responsibility of DTC, and disbursement of these payments to Note owners will be the responsibility of DTC Participants and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the transferor or the indenture trustee. If DTC discontinues its services and a successor securities depository is not obtained, definitive notes are required to be printed and delivered. Alternatively, the transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, definitive notes will be delivered to noteholders.

We refer you to “—Definitive Notes.”

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the transferor believes to be reliable, but the transferor takes no responsibility for its accuracy.

Clearstream Banking (“Clearstream”) is a limited liability company (a société anonyme) organized under Luxembourg law that operates as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in Clearstream accounts of Clearstream Participants or between a Clearstream account and a Euroclear Account, thereby eliminating the need for physical movement of notes. For transactions between a Clearstream Participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participant”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in over 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 80 countries generally similar to the arrangements for cross-market transfers with DTC described above.

Euroclear is operated by Euroclear Bank S.A./N.V. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System (the “Euroclear Operator” or “Euroclear”), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include investment banks, banks (including central banks), securities brokers and dealers, supranationals, investment managers, corporations, trust companies and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator holds securities and book-entry interests in securities for Euroclear Participants and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries, through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under these rules and laws only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

We refer you to “U.S. Federal Income Tax Consequences.”

Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

Definitive Notes

We refer to notes issued in fully registered, certificated form as “definitive notes.” Definitive notes for each series will be issued to note owners or their nominees rather than to DTC or its nominee, only if:

•	the transferor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to that series, and the indenture trustee or the transferor is unable to locate a qualified successor;

•	the transferor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of a servicer default, Note owners representing not less than 50% of the investor interest advise the indenture trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interest of the note owners.

Upon the occurrence of any of these events, DTC is required to notify all DTC Participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive Note representing the notes and instructions for re-registration, the indenture trustee will issue the notes as definitive notes to Note owners or their nominees, and thereafter the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture.

Distributions of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to noteholders in whose names the definitive notes were registered at the close of business on the related record date. The final payment on any note (whether definitive notes or the notes registered in the name of Cede representing the notes), however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice of final distribution to registered noteholders not later than the fifth day of the month of the final distribution.

Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charges will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of any definitive notes for a period of fifteen days preceding the due date for any payment with respect to those definitive notes.

Interest Payments

General

Interest on the Class A notes will accrue from the closing date on the outstanding principal balance of the Class A notes at the Class A Interest Rate.

The “Class A Interest Rate” means, with respect to each interest period, a per annum rate equal to 0.16% per annum in excess of LIBOR, as determined on the related LIBOR determination date.

Interest on the Class B notes will accrue from the closing date on the outstanding principal balance of the Class B notes at the Class B Interest Rate.

The “Class B Interest Rate” means, with respect to each interest period, a per annum rate equal to 0.42% per annum in excess of LIBOR, as determined on the related LIBOR determination date.

Interest on the Class C notes will accrue from the closing date on the outstanding principal balance of the Class C notes at the Class C Interest Rate.

The “Class C Interest Rate” means, with respect to each interest period, a per annum rate equal to 0.77% per annum in excess of LIBOR, as determined on the related LIBOR determination date.

In general, interest is calculated each month at the applicable LIBOR rate based on the outstanding principal balance of the notes, the actual number of days elapsed during the month and a year of 360 days.

The Class D notes will not accrue interest.

Monthly Interest

Interest payable to a class of notes on each distribution date, called “Monthly Interest” for such class, is equal to:

The outstanding principal balance of the notes of such class as of the preceding record date (or in the case of the first distribution date, as of the closing date)	X	The actual number of days in the related monthly interest period divided by 360	X	The interest rate applicable to such class of notes

“Class A Monthly Interest,” “Class B Monthly Interest,” and “Class C Monthly Interest” equal the Monthly Interest amounts for the Class A notes, Class B notes and Class C notes, respectively, as determined per the above computation using the Class A Interest Rate, Class B Interest Rate or Class C Interest Rate, as applicable.

A “distribution date” means the 15th day of each monthly period (or if that day is not a business day, the next succeeding business day). The first distribution date is on July 15, 2004.

A “business day” is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota and Pittsburgh, Pennsylvania are authorized or obligated by law or executive order to be closed. For purposes of determining LIBOR, a business day is any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

A “monthly period” refers to a calendar month. For any distribution date, the applicable monthly period is the calendar month preceding the month in which the distribution date occurs. The first monthly period runs from the closing date to the last day of June, 2004.

A “monthly interest period” with respect to each distribution date is the period from and including the preceding distribution date (or in the case of the initial distribution date, the closing date) to but excluding that distribution date.

Distributions of Interest

During the note revolving period and the note accumulation period, interest on the notes will be distributed quarterly on each interest payment date.

On each distribution date during the note revolving period or the note accumulation period, Class A Monthly Interest, Class B Monthly Interest and Class C Monthly Interest (together with other amounts described below) will, if that distribution date is not a quarterly interest payment date, be deposited into the Class A interest funding account, the Class B interest funding account or the Class C interest funding account, as applicable, and held there for distribution to the Class A noteholders, the Class B noteholders or the Class C noteholder on the next quarterly interest payment date.

The “Class A interest funding account” is an administrative subaccount of the interest funding account. It is used to hold Class A Monthly Interest on behalf of the Class A noteholders.

The “Class B interest funding account” is an administrative subaccount of the interest funding account. It is used to hold Class B Monthly Interest on behalf of the Class B noteholders.

The “Class C interest funding account” is an administrative subaccount of the interest funding account. It is used to hold Class C Monthly Interest on behalf of the holders of the Class C notes.

An “interest payment date” is the 15th day of March, June, September, and December (or if any such day is not a business day, the next succeeding business day). The first interest payment date is September 15, 2004.

During the rapid note amortization period, Class A Monthly Interest, Class B Monthly Interest and Class C Monthly Interest (together with other amounts described below) will be distributed monthly on each distribution date, called a “special payment date.”

An “interest period” begins on and includes an interest payment date or special payment date, as applicable, and ends on but excludes the next interest payment date or special payment date. The first interest period will begin on and include the closing date and end on but exclude the first interest payment date.

Payments or deposits in respect of Class A Monthly Interest, Class B Monthly Interest or Class C Monthly Interest on each distribution date are funded from finance charge receivables allocable to the notes which are collected during the preceding monthly period and certain other available amounts and with respect to Class C Monthly Interest only, if such amounts are insufficient to make the required payments or deposits, Class C Monthly Interest will be funded from the Class C Reserve Account.

Class C Monthly Interest is subordinated to the payment of Class A Monthly Interest and Class B Monthly Interest and payment of Class B Monthly Interest is subordinated to the payment of Class A Monthly Interest. Payment of Class A Monthly Interest, Class B Monthly Interest and Class C Monthly Interest is subordinated to the payment of fees and expenses of the indenture trustee and owner trustee allocable to the notes and the trust I trustee fee and the servicing fee allocable to the master collateral certificate.

We refer you to “Deposit and Application of Funds—Serves 2004-1 Available Funds” and “Risk Factors—Credit enhancement provided by subordination could be insufficient to ensure that you will receive full payment on your notes; if you are a Class B noteholder or a Class C noteholder, you bear a greater risk of loss on your investment.”

Additional Interest

On each distribution date, in addition to Class A Monthly Interest, to the extent funds are available, any overdue Class A Monthly Interest from prior monthly interest periods and any Class A Additional Interest will be distributed to the Class A noteholders or deposited into the Class A interest funding account, as appropriate.

On each distribution date, in addition to Class B Monthly Interest, to the extent funds are available, any overdue Class B Monthly Interest from prior monthly interest periods and any Class B Additional Interest will be distributed to the Class B noteholders or deposited into the Class B interest funding account, as appropriate.

On each distribution date, in addition to Class C Monthly Interest, to the extent funds are available, any overdue Class C Monthly Interest from prior monthly interest periods and any Class C Additional Interest will be distributed to the Class C noteholders or deposited into the Class C interest funding account, as appropriate.

“Class A Additional Interest” means, for any distribution date, interest on any Class A Monthly Interest due but not paid or deposited on a prior distribution date, at the applicable Class A Interest Rate.

“Class B Additional Interest” means, for any distribution date, interest on any Class B Monthly Interest due but not paid or deposited on a prior distribution date, at the applicable Class B Interest Rate.

“Class C Additional Interest” means, for any distribution date, interest on any Class C Monthly Interest due but not paid or deposited on a prior distribution date, at the applicable Class C Interest Rate.

Determination of LIBOR Rate

During the note revolving period and the note accumulation period, the applicable interest period will be three months, so the applicable LIBOR rate will be based on three-month LIBOR. During the rapid note amortization period, the applicable interest period will be one month, so the applicable LIBOR rate will be based on one-month LIBOR. For the first interest period, the applicable LIBOR rate will be determined by interpolation of two-month LIBOR and three-month LIBOR based on the number of days in the period.

The indenture trustee will determine LIBOR on June 22, 2004 for the period from the closing date through September 15, 2004. For each subsequent interest period, the indenture trustee will determine the applicable LIBOR rate on the second business day prior to the distribution date on which the interest period commences. We refer to each such determination date as a “LIBOR determination date.” For purposes of calculating LIBOR, a “business day” is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“LIBOR” means, as of any LIBOR determination date, the rate for deposits in United States dollars for a period equal to the related interest period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date (or such other source from which the indenture trustee customarily obtains London interbank offered rates for deposits in United States dollars). If that rate does not appear on Telerate Page 3750 or such other source, the rate for that LIBOR determination date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant interest period. The indenture trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant interest period.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Reference Banks” means four major banks in the London interbank market selected by the servicer.

You may obtain the LIBOR Rate applicable to the current and immediately preceding interest period by telephoning the indenture trustee at its corporate trust office at 1-800-344-5128.

Stated Principal Amount, Outstanding Principal Amount and Nominal Liquidation Amount

Each note has a stated principal amount, an outstanding principal amount and a nominal liquidation amount.

    Stated Principal Amount

The stated principal amount of a note is the U.S. dollar denominated amount that is stated on the face of the note to be payable to the holder.

    Outstanding Principal Amount

The outstanding principal amount is the initial dollar principal amount of the notes, less principal payments to the noteholders. The outstanding principal amount of any note will decrease as a result of each payment of principal of the note.

In addition, a note may have an Adjusted Outstanding principal amount. The Adjusted Outstanding principal amount of a note is the outstanding principal amount, less any funds on deposit in the principal funding subaccount for that note. The Adjusted Outstanding principal amount of any note will decrease as a result of each deposit into the principal funding subaccount for such note.

    Nominal Liquidation Amount

The nominal liquidation amount of the Series 2004-1 notes will be equal to the initial outstanding principal amount of the Class A notes, the Class B notes, the Class C notes and the Class D notes, but with some reductions—including reductions from reallocations of Available Principal Amounts, allocations of charge-offs for uncovered defaults allocable to the master collateral certificate and deposits in a principal funding subaccount for such note—and increases described below. The aggregate nominal liquidation amount of all of the issued notes will always be equal to the investor interest of the master collateral certificate, and the nominal liquidation amount of any particular note corresponds to the portion of the investor interest of the master collateral certificate that would be allocated to that note if trust I were liquidated.

If there are reductions in the nominal liquidation amount as a result of reallocations of Available Principal Amounts, or as a result of uncovered charge-offs on principal receivables in trust I allocable to the master collateral certificate, unless the deficiency is reimbursed through the reinvestment of Available Funds in the master collateral certificate, the stated principal amount of any affected notes will not be paid in full.

Final Payment of the Notes; Optional Repurchase

A class of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on that class of notes;

•	the date on which the outstanding principal amount of that class of notes is reduced to zero, and all accrued, past due or additional interest on that class of notes is paid in full;

•	the legal maturity date of that class of notes, after giving effect to all deposits, allocations, reallocations and payments to be made on that date; or

•	the date on which a sale of the noteholders’ pro rata portion of the master collateral certificate has taken place, as described in “The Indenture—Events of Default Remedies.”

If certain conditions set forth in the indenture are met, the Series 2004-1 notes will be subject to optional repurchase by the issuer if so directed by AFCO Credit, in its capacity as servicer, on any distribution date on or after the nominal liquidation amount has been reduced to an amount less than or equal to 10% of the initial nominal liquidation amount. The repurchase price will be equal to the nominal liquidation amount (less the amount, if any, on deposit in the principal funding account), plus accrued and unpaid interest on the notes, through the day preceding the distribution date on which the repurchase occurs.

The notes will be retired on the day following the distribution date on which the final payment of principal is scheduled to be made to the noteholders, whether as a result of optional repurchase by AFCO Credit or otherwise. Unless the notes have been retired earlier, the indenture provides that the final distribution of principal and interest on the notes will be made on the earlier of the June 2009 distribution date and the date on which the indenture terminates, called the “legal maturity date.”

Issuances of New Series of Notes

The issuer may issue new notes of any new series or class only if the conditions of issuance are met (or waived as described below). These conditions include:

•	on or before the third Business Day before a new issuance of notes, the issuer gives the indenture trustee and the rating agencies written notice of the issuance;

•	on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency a certificate to the effect that:

—	the issuer reasonably believes that the new issuance will not at the time of its occurrence or at a future date (i) cause an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to noteholders of any series or class of notes or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

—	all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

—	the form and terms of the notes have been established in conformity with the provisions of the indenture;

—	all laws and requirements with respect to the execution and delivery by the issuer of the notes have been complied with, the issuer has the power and authority to issue the notes, and the notes have been duly authorized and delivered by the issuer, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the issuer enforceable in accordance with their terms (subject to certain limitations and conditions), and are entitled to the benefits of the indenture equally and ratably with all other notes, if any, of such series or class outstanding subject to the terms of the indenture, each indenture supplement and each terms document; and

—	the issuer shall have satisfied such other matters as the indenture trustee may reasonably request;

•	the issuer delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes (i) the new issuance will not adversely affect the characterization as debt of any outstanding series or class of investor certificates issued by trust I that were characterized as debt at the time of their issuance, (ii) following the new issuance, trust I will not be an association, or a publicly traded partnership, taxable as a corporation, and (iii) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by trust I;

•	the issuer delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series or class of notes that were characterized as debt at the time of their issuance, (ii) following the new issuance, the issuer will not be treated as an association, or publicly traded partnership, taxable as a corporation, (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of such outstanding notes and (iv) except as provided in the related indenture supplement, following the new issuance of a series or class of notes, the newly issued series or class of notes will be properly characterized as debt;

•	the issuer delivers to the indenture trustee an indenture supplement and terms document relating to the applicable series or class of notes;

•	no trust I Pay-Out Event has occurred or is continuing as of the date of the new issuance;

•	on the issuance date, after giving effect to such issuance, the Transferor Interest will at least equal the Minimum Transferor Interest; and

•	each rating agency that has rated any outstanding notes has provided confirmation that the new issuance of notes will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by that rating agency.

If the issuer obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series or class of notes will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the conditions described above may be waived.

The issuer and the indenture trustee are not required to obtain the consent of any noteholder of any outstanding series or class to issue any additional notes of any series or class.

The “Transferor Interest” is, as of any date of determination, an amount equal to (i) the aggregate amount of principal receivables in trust I, less (ii) the sum of the investor interest of each series of trust I as reduced by the principal amount on deposit in the applicable principal funding account with respect such series, plus (iii) the amount on deposit in the trust I excess funding account, each as of such date of determination.

The “Minimum Transferor Interest” is, as of any date of determination, 3% of the aggregate amount of principal receivables in trust I as of the date of such determination.

The transferor may increase or reduce the percentage used to determine the Minimum Transferor Interest (but not below 2%) upon:

•	30 days’ prior notice to the trust I trustee, each rating agency and each provider of credit enhancement;

•	satisfaction of the Rating Agency Condition; and

•	delivery to the trust I trustee of an officer’s certificate of the transferor stating that the transferor reasonably believes that the reduction will not, based on the facts known to that officer at the time of certification, cause a Pay-Out Event to occur with respect to any series.

Payments on Notes; P aying Agent

The notes offered by this prospectus will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under “—Book Entry Notes”.

The issuer, the indenture trustee and any agent of the issuer or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The issuer will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

The issuer will designate the corporate trust office of Wells Fargo Bank, N.A. as its paying agent for the notes of each series. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuer will be required to maintain a paying agent in each place of payment for a series or class of notes.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuer. After funds are repaid to the issuer, the holder of that note may look only to the issuer for payment of that principal or interest.

Denomin ations

The notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.

Record D ate

The record date for payment of the notes will be the business day prior to the related payment date.

Governing La w

The laws of the State of New York will govern the notes and the indenture.

Sources of Funds to Pay the Notes

The Master Collateral Certificate

The primary source of funds for the payment of principal of and interest on the notes will be the master collateral certificate issued by trust I to the issuer. The following summarizes the material terms of the master collateral certificate. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the trust I pooling and servicing agreement and the master collateral certificate series supplement. For a description of trust I and its assets, see “Description of Trust I and the Master Collateral Certificate.”

The master collateral certificate represents an undivided interest in the assets of trust I. The assets of trust I consist primarily of a revolving pool of insurance premium finance agreements originated or acquired by AFCO Credit Corporation or AFCO Acceptance Corporation. The amount of receivables in trust I will fluctuate from day to day as new receivables are generated or added to trust I and as other receivables are collected, charged off as uncollectible, or otherwise adjusted.

The master collateral certificate has no specified interest rate. The issuer, as holder of the master collateral certificate, is entitled to receive its allocable share of defaults and of collections of finance charge receivables and principal receivables payable by trust I, less certain trust I trustee and servicing fees.

Finance charge receivables consist of accrued interest on principal receivables, late fees, certain administrative fees and Recoveries that have not been applied to defaults. Principal receivables are all principal amounts due under the premium finance loan agreements.

Each month, trust I will allocate collections of finance charge receivables and principal receivables and defaults to the investor certificates outstanding under trust I, including the master collateral certificate.

Allocations of defaults and collections of finance charge receivables are made pro rata among each series of investor certificates issued by trust I, including the master collateral certificate, based on its respective investor interest, and the transferor, based on the transferor interest. In general, the “investor interest” of each series of investor certificates issued by trust I will equal the stated dollar amount of the investor certificates issued to investors in that series, less unreimbursed charge-offs on principal receivables in trust I allocated to those investors, reallocations of collections of principal receivables to cover certain shortfalls in collections of finance charge receivables and principal payments deposited to a trust I principal funding account or made to those investors.

The master collateral certificate has a fluctuating investor interest, representing the investment of that certificate in principal receivables. The Investor Interest of the master collateral certificate will equal the total nominal liquidation amount of the outstanding notes secured by the master collateral certificate. The transferor interest represents the interest in the principal receivables in trust I not represented by any trust I series of investor certificates. For example, if the total principal receivables in trust I at the end of the month is 500, the Investor Interest of the master collateral certificate is 100, the Investor Interests of the other investor certificates are 200 and the transferor interest is 200, the master collateral certificate is entitled, in general, to 1/5—or 100/500—of the defaults and collections of finance charge receivables for the applicable month.

Collections of principal receivables are allocated similarly to the allocation of collections of finance charge receivables when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors. However, collections of principal receivables are allocated differently when principal amounts need to be deposited into trust I principal funding accounts or paid to trust I investors. When the principal amount of a trust I investor certificate other than the master collateral certificate begins to accumulate or amortize, collections of principal receivables continue to be allocated to the series as if the investor interest of that series had not been reduced by principal collections deposited to a trust I principal funding account or paid to trust I investors. During this time, allocations of collections of principal receivables to the investors in a series of certificates issued by trust I, other than the master collateral certificate, is based on the investor interest of the series “fixed” at the time immediately before the first deposit of principal collections into a principal funding account or the time immediately before the first payment of principal collections to investors.

The master collateral certificate is allocated collections of principal receivables at all times based on an investor interest calculation which is an aggregate of the nominal liquidation amounts for each series of notes. For classes of notes which do not require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount calculation will be “floating,” i.e. calculated as of the end of the prior month. For classes of notes which require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount will be “fixed” immediately before the issuer begins to allocate Available Principal Amounts to the principal funding subaccount for that class or class, i.e. calculated as of the end of the month prior to any reductions for deposits or payments of principal.

For a detailed description of the percentage used in allocating finance charge collections and defaults to the master collateral certificate, see the definition of “Floating Investor Percentage” under “Description of Trust I and the Master Collateral Certificate – Allocation Percentages.” For a detailed description of the percentage used in allocating principal collections to the master collateral certificate, see the definition of “Fixed Investor Percentage” in “Description of Trust I and the Master Collateral Certificate – Allocation Percentages.”

If collections of principal receivables allocated to the master collateral certificate with respect to a series of notes are needed for reallocation to cover certain shortfalls in Available Funds, to pay the notes or to make a deposit into the issuer accounts within a month, they will be deposited into the issuer’s collection account. Otherwise, such collections of principal receivables allocated to the master collateral certificate will be reallocated to other series of trust I investor certificates and/or notes which have principal collection shortfalls—which does not reduce the Investor Interest of the master collateral certificate—or reinvested in trust I to maintain the Investor Interest of the master collateral certificate. If the master collateral certificate has a shortfall in collections of principal receivables with respect to a series of notes, but other series of notes and/or investor certificates issued by trust I have excess collections of principal receivables, a portion of the excess collections of principal receivables allocated to the other series of notes and/or series of investor certificates issued by trust I will be reallocated to the master collateral certificate and any other trust I investor certificate which may have a shortfall in collections of principal receivables and the master collateral certificate’s share of the excess collections of principal receivables from the other series will be paid to the issuer and treated as Available Principal Amounts.

Following a Pay-Out Event with respect to the master collateral certificate, all collections of principal receivables for any month allocated to the investor interest of the master collateral certificate will be used to cover principal payments to the issuer as holder of the master collateral certificate.

Issuer A ccounts

The issuer will establish a collection account, into which all collections on the master collateral certificate will be deposited. The issuer will also establish a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the Series 2004-1 notes, which will have subaccounts for each class of notes, and a Class C reserve account.

Each month, distributions on the master collateral certificate will be deposited into the collection account, and then allocated to each series of notes (including Series 2004-1), and then allocated to the principal funding account, the interest funding account, the accumulation reserve account and the Class C reserve account.

Funds on deposit in the principal funding account and the interest funding account, including net investment earnings, will be used to make payments of principal of and interest on the Series 2004-1 notes when such payments are due. See “Deposit and Application of Funds—Targeted Deposits of Available Funds to the Interest Funding Account.”

If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable class of notes, the amount of such shortfall will be withdrawn from the accumulation reserve account to the extent available. See “Deposit and Application of Funds—Series 2004-1 Available Funds” and “Withdrawals from the Accumulation Reserve Account”.

Limited Recourse to the Issuer; Security for the Notes

Available Funds and Available Principal Amounts, funds on deposit in the applicable issuer accounts and proceeds of sales of the noteholders’ allocable portion of the master collateral certificate provide the only source of payment for principal of or interest on the notes. Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

The notes are secured by a shared security interest in the master collateral certificate and funds in the accounts of the issuer, and are entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement.

DEPOSIT AND APPLICATION OF FUNDS

The indenture specifies how collections of trust I finance charge receivables and principal receivables allocated and paid to the issuer as master collateral certificateholder will be allocated among the multiple series of notes secured by the master collateral certificate. The Series 2004-1 indenture supplement specifies how the Available Funds (which are the Series 2004-1 share of finance charge collections allocated and paid to the issuer plus other amounts treated as Available Funds) and Available Principal Amounts (which are the Series 2004-1 share of principal collections allocated and paid to the issuer plus other amounts treated as Available Principal Amounts) will be deposited into the issuer accounts established for the Series 2004-1 notes to provide for the payment of interest on and principal of Series 2004-1 notes as payments become due. In addition, the Series 2004-1 indenture supplement specifies how defaults on principal receivables in trust I will be allocated to the master collateral certificate and the Series 2004-1 notes. The following sections summarize those provisions.

Series 2004-1 Available Funds

Series 2004-1 available funds, referred to herein as “Available Funds”, will consist of the following amounts:

•	The Series 2004-1 share of collections of finance charge receivables allocated and paid to the master collateral certificateholder and investment earnings on funds held in the collection account.

•	Withdrawals from the accumulation reserve subaccount.

If the number of months targeted to accumulate budgeted deposits of Available Principal Amounts for the payment of principal on a class of notes is greater than one month, then the issuer will begin to fund an accumulation reserve subaccount for such class of notes. See “—Targeted Deposits of Available Principal Amounts to the Principal Funding Account.” The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the third month prior to which Available Principal Amounts are to be accumulated for such class of notes, will be an amount equal to 0.30% of the outstanding principal amount of such class of notes.

On each transfer date, the issuer will calculate the targeted amount of principal funding subaccount earnings for each class of notes, which will be equal to the amount that the funds on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer on the related class of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the accumulation reserve subaccount and treated as Available Funds for such month.

•	Investment earnings on amounts on deposit in the principal funding account, interest funding account and accumulation reserve account for the Series 2004-1.

•	Any shared excess available funds allocable to the Series 2004-1. See “—Shared Finance Charge Collections” in this prospectus.

A “transfer date” is the business day immediately prior to a distribution date. In general, it is the date that funds are transferred to the appropriate accounts for distribution on the distribution date.

Application of Available Funds

On each Transfer date, the indenture trustee will apply Available Funds as follows:

•	first, to pay the unpaid fees of the indenture trustee;

•	second, to make the targeted deposits to the interest funding account to fund the payment of interest on the notes;

•	third, to be treated as Available Principal Amounts in an amount equal to the amount of defaults on principal receivables in trust I allocated to the Series 2004-1 for the preceding month;

•	fourth, to be treated as Available Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of Series 2004-1 notes;

•	fifth, to make the targeted deposit to the accumulation reserve account, if any;

•	sixth, to make the targeted deposit to the Class C reserve account, if any;

•	seventh, to be treated as shared excess available funds; and

•	eighth, to the issuer.

Targeted Deposits of Available Funds to the Interest Funding Account

The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for each class of notes set forth below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•	Interest Payments. The deposit targeted for interest on each transfer date will be equal to the sum of the Class A Monthly Interest, Class B Monthly Interest and Class C Monthly Interest for the related monthly interest period.

•	Additional Interest. The deposit targeted for interest on each transfer date will also include the sum of the Class A Additional Interest, the Class B Additional Interest and the Class C Additional Interest, if any, for the related monthly interest period.

Each deposit to the interest funding account for each month will be made on the following Transfer date.

Allocation to Interest Funding Subaccounts

The aggregate amount to be deposited in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each class of notes, as follows:

•	Available Funds are at least equal to targeted amounts. If Available Funds are at least equal to the sum of the deposits targeted by each class of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each class.

•	Available Funds are less than targeted amounts. If Available Funds are less than the sum of the deposits targeted by each class of notes as described above, then Available Funds will be allocated to each class of notes as follows:

,	first, to cover the deposits with respect to the Class A notes,

,	second, to cover the deposits with respect to the Class B notes, and

,	third, to cover the deposits with respect to the Class C notes.

Allocations of Reductions from Defaulted Amounts and Reallocations of Available Principal Amounts

On each transfer date, if the portion of the Default Amount allocable to Series 2004-1 exceeds Available Funds which are not required to cover indenture trustee fees and interest, then the Class D nominal liquidation amount will be reduced by the amount of that excess plus the aggregate amount of any reallocations of Available Principal Amounts described below in clauses one through four under “—Application of Available Principal Amounts”. The amount of this reduction to the Class D nominal liquidation amount is called a “Class D Nominal Liquidation Amount Deficit.”

If the Class D nominal liquidation amount is insufficient to cover that amount, the Class D nominal liquidation amount will be reduced to zero, and the Class C nominal liquidation amount will be reduced by the amount of that excess. The amount of this reduction to the Class C nominal liquidation amount is called a “Class C Nominal Liquidation Amount Deficit.” The occurrence of a Class C Nominal Liquidation Amount Deficit will have the effect of delaying or reducing the return of principal and interest to the Class C noteholders.

If the Class C nominal liquidation amount is insufficient to cover that amount, the Class C nominal liquidation amount will be reduced to zero, and the Class B nominal liquidation amount will be reduced by the amount of that excess. The amount of this reduction to the Class B nominal liquidation amount is called a “Class B Nominal Liquidation Amount Deficit.” The occurrence of a Class B Nominal Liquidation Amount Deficit will have the effect of delaying or reducing the return of principal and interest to the Class B noteholders.

If the Class B nominal liquidation amount is insufficient to cover that amount, the Class B nominal liquidation amount will be reduced to zero, and the Class A nominal liquidation amount will be reduced by the amount of that excess, but shall not be reduced below zero. The amount of this reduction to the Class A nominal liquidation amount is called a “Class A Nominal Liquidation Amount Deficit.” The occurrence of a Class A Investor Nominal Liquidation Amount Deficit will have the effect of delaying or reducing the return of principal and interest to the Class A noteholders.

The “Nominal Liquidation Amount Deficit” is equal to the sum of the Class A Nominal Liquidation Amount Deficit, Class B Nominal Liquidation Amount Deficit, Class C Nominal Liquidation Amount Deficit and the Class D Nominal Liquidation Amount Deficit.

The “Default Amount” for any monthly period equals the amount of principal receivables in trust I that are defaulted receivables, net of Recoveries received during the related monthly period that have been applied to defaulted receivables, for that monthly period, which are allocable to the master collateral certificate.

“Defaulted receivables” are, with respect to any monthly period, receivables:

•	as to which the related insurance policy or policies have been canceled for 270 days or more;

•	as to which the related insurance policy or policies cannot be cancelled, and with respect to which no payment has been received for 300 days since the payment due date; or

•	that the servicer has charged off in accordance with its customary and usual practices.

“Recoveries” are, with respect to any monthly period, all amounts received by the servicer in respect of defaulted receivables during that monthly period, less related expenses of outside collection agencies.

In the event that one of the receivables in an account is a defaulted receivable, this account is referred to as a “defaulted account.” If, for administrative reasons the servicer is unable to identify or segregate which receivables in a defaulted account are defaulted receivables, all of the receivables in that defaulted account will be treated as defaulted receivables. The servicer is currently unable to segregate receivables in an account.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Available Funds available to reimburse any Nominal Liquidation Amount Deficits on any transfer date, such funds will be allocated to each class of notes and reinstate the nominal liquidation amount of such class of notes as follows:

•	first, to the Class A notes,

•	second, to the Class B notes,

•	third, to the Class C notes, and

•	fourth, to the Class D notes.

Series 2004-1 Available Principal Amounts

Series 2004-1 available principal amounts, referred to herein as “Available Principal Amounts”, will consist of the following amounts:

•	The Series 2004-1 share of principal collections and amounts on deposit in the excess funding account allocated and paid to the master collateral certificateholder. See “Sources of Funds to Pay the Notes—The Master Collateral Certificate” and “Description of Trust I and the Master Collateral Certificate—Excess Funding Account”.

•	Any Available Funds available to cover defaults in the related monthly period or to reimburse any Nominal Liquidation Amount Deficits, which are to be treated as Available Principal Amounts.

•	Any shared principal allocable to Series 2004-1. See “—Shared Principal Collections”.

Application of Available Principal Amounts

On each Transfer date, the indenture trustee will apply Available Principal Amounts as follows:

•	first, for each month, if Available Funds are insufficient to pay the indenture trustee fee for such month, then Available Principal Amounts (in an amount not to exceed the collections of principal receivables allocated to the nominal liquidation amounts of the Class B notes, the Class C notes and the Class D notes for each day during such month) will be paid to the trustee in an amount equal to such trustee fee for such month;

•	second, for each month, if Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for the Class A notes, then Available Principal Amounts (in an amount not to exceed the collections of principal receivables allocated to the nominal liquidation amounts of the Class B notes, the Class C notes and the Class D notes for each day during such month minus the aggregate amount of Available Principal Amounts reallocated as described in the first clause above) will be allocated to the interest funding subaccount of the Class A notes;

•	third, for each month, if Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for the Class B notes, then Available Principal Amounts (in an amount not to exceed the collections of principal receivables allocated to the nominal liquidation amounts of the Class C notes and the Class D notes for each day during such month minus the aggregate amount of Available Principal Amounts reallocated as described in the first and second clause above) will be allocated to the interest funding subaccount of the Class B notes;

•	fourth, for each month, if Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for the Class C notes, then Available Principal Amounts (in an amount not to exceed the collections of principal receivables allocated to the nominal liquidation amounts of the Class D notes for each day during such month minus the aggregate amount of Available Principal Amounts reallocated as described in the first, second and third clause above) will be allocated to the interest funding subaccount of the Class C notes;

•	fifth, to make the targeted deposits to the principal funding account as described below under “—Targeted Deposits of Available Principal Amounts to the Principal Funding Account”;

•	sixth, to be treated as shared principal collections; and

•	seventh, to the issuer for reinvestment in the investor interest of the master collateral certificate.

Targeted Deposits of Available Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding account in any month will be the sum of the following amounts:

•	Expected Principal Payment Date. For the month before the expected principal payment date of a class of notes, the deposit targeted for that class of notes for that month is equal to the nominal liquidation amount of that class of notes as of the close of business on the last day of such month, determined after giving effect to any charge-offs on principal receivables in trust I and any reallocations, payments or deposits of Available Principal Amounts occurring on the following transfer date.

•	Budgeted Deposits. Each month beginning with the ninth month before the expected principal payment date of a class of notes, the deposit targeted to be made into the principal funding subaccount for that class of notes will be one-ninth of the expected outstanding principal amount of that class of notes as of its expected principal payment date.

The issuer may postpone the date of the targeted deposits under the previous sentence. If the issuer and the servicer determine that less than nine months would be required to accumulate Available Principal Amounts necessary to pay a class of notes on its expected principal payment date, using conservative historical information about payment rates of principal receivables under trust I and after taking into account all of the other expected payments of principal of trust I investor certificates and notes to be made in the next nine months, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement. Such postponement may not reduce the length of the note accumulation period to a period shorter than one month.

The period beginning on the first day of the month with respect to which a budgeted deposit is made on the related transfer date with respect to a series of notes and ending on the expected principal payment date is referred to herein as the “note accumulation period.” The period beginning on the closing date and ending on the day prior to the beginning of the note accumulation period is referred to herein as the “note revolving period“.

In determining the length of the note accumulation period, the following assumptions are to be made:

•	monthly collections of principal receivables expected to be distributable to the master collateral certificate have a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding twelve months;

•	the amount of principal expected to be distributable to the master collateral certificate remains constant at the level existing on the applicable determination date;

•	no Pay-Out Event with respect to any series of trust I certificates or early redemption event with respect to any Series of notes will subsequently occur; and

•	no additional series of trust I certificates or series of notes will be subsequently issued.

This calculation would permit the reduction of the length of the note accumulation period for the Series 2004-1 notes if additional series of notes have been issued that are not scheduled to be in their note accumulation periods during the Series 2004-1 note accumulation period and if the principal payment rate on the receivables has increased since the closing date.

•	Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If any class of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred with respect to any class of notes, the deposit targeted for that class of notes with respect to that month and each following month will equal the nominal liquidation amount of that class of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Transfer date with respect to such month.

Allocation to Principal Funding Subaccounts

Available Principal Amounts, after any reallocation to cover Available Funds shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each class of notes, as follows:

•	Available Principal Amounts Equal Targeted Amounts. If Available Principal Amounts remaining after giving effect to clauses one through five under “—Application of Available Principal Amounts” are equal to the sum of the deposits targeted by each class of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each class.

•	Available Principal Amounts Are Less Than Targeted Amounts. If Available Principal Amounts remaining after giving effect to clauses one through five under “—Application of Available Principal Amounts” are less than the sum of the deposits targeted by each class of notes, then

Available Principal Amounts will be deposited in the principal funding subaccounts for each class in the following priority:

,	first, the amount available will be allocated to the Class A notes,

,	second, the amount available after the application above will be allocated to the Class B notes,

,	third, the amount available after the applications above will be allocated to the Class C notes, and

,	fourth, the amount available after the applications above will be allocated to the Class D notes.

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, to the extent funds are available, an amount equal to interest due on the applicable class of notes on the applicable interest payment date (including any overdue interest payments and additional interest on overdue interest payments) will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any class of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other classes of notes in the manner described in “—Allocation to Interest Funding Subaccounts,” second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts,” and third paid to the issuer.

Withdrawals from Principal Funding Account

After giving effect to all deposits of funds to the principal funding account in a month, on each applicable principal payment date or on the legal maturity date for each class of notes, to the extent funds are available in the applicable principal funding subaccount, an amount equal to the principal due on the applicable class of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

If the aggregate amount available for withdrawal from a principal funding subaccount for any class of notes is less than all withdrawals required to be made from that principal funding subaccount for that class in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made. Upon payment in full of any class of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other classes of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the issuer.

Targeted Deposits to the Class C Reserve Account

The Class C reserve account will be funded on each transfer date, as necessary, from Available Funds as described under “—Application of Available Funds.” The aggregate deposit targeted to be made to the Class C reserve account in each month will be equal to the difference, if any, between the Class C Required Reserve Account Amount and the amount on deposit in the Class C Reserve Account.

The “Class C Required Reserve Account Amount“ for any transfer date will equal the lesser of (i) the product of (a) the Class C Required Reserve Account Percentage and (b) the aggregate outstanding principal amount of the Class A notes, Class B notes, Class C notes and Class D notes and (ii) the aggregate outstanding principal balance of the Class C notes less amounts in the principal funding account for the Class C notes.

The “Class C Required Reserve Account Percentage“ will equal 0.50% on the closing date and thereafter, with respect to any transfer date, will be determined in accordance with the following table based on the average excess spread rate for the preceding three consecutive monthly periods (such average computed by totaling the excess spread rates for such monthly periods and dividing by three):

Three-month average excess spread rate	Class C Required Reserve Account Percentage
> 2.00%	0.50%
<= 2.00%, but > 1.5%	1.00%
<= 1.50%, but > 1.0%	1.50%
<= 1.00%	2.50%

“Excess spread rate“ means, for any monthly period, an amount by which (a) the Net Portfolio Yield exceeds (b) the Base Rate.

“Net Portfolio Yield” is, with respect to any monthly period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of finance charge receivables allocable to the nominal liquidation amount of the Series 2004-1 notes, interest earned on funds in the principal funding account and the interest funding account for the notes, interest earned on funds allocable to the nominal liquidation amount of the Series 2004-1 notes in the Excess Funding Account and amounts withdrawn from the accumulation reserve account and treated as Available Funds for that monthly period, after subtracting the Investor Default Amount for that monthly period, and the denominator of which is the nominal liquidation amount of the Series 2004-1 notes as of the close of business on the last day of that monthly period.

The “Base Rate” is, with respect to any monthly period, the annualized percentage equivalent of a fraction, (a) the numerator of which is the sum of the Class A Monthly Interest, Class B Monthly Interest and Class C Monthly Interest, each for the related distribution date, and (b) the denominator of which is the nominal liquidation amount of the Series 2004-1 notes as of the close of business on the last day of that monthly period.

On each transfer date with respect to which the Class C notes have not been accelerated, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Class C Required Reserve Account Amount on that transfer date, the indenture trustee will withdraw from the Class C Required Reserve Account Amount an amount equal to the excess, if any, of the amount on deposit in the Class C reserve account over the Class C Required Reserve Account Amount and distribute that excess to the issuer.

The indenture trustee, at the direction of the issuer, will invest all amounts on deposit in the Class C reserve account on any transfer date (after giving effect to any deposits to, or withdrawals from, the accumulation reserve account to be made on that transfer date) to the following transfer date, in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on these Permitted Investments will be retained in the Class C reserve account (to the extent the amount on deposit is less than the Class C Required Reserve Account Amount) for the benefit of the Class C notes.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account, but in no event more than the amount on deposit therein, as follows:

•	On each transfer date, if Available Funds and Available Principal Amounts are insufficient to pay interest and targeted deposits to the principal funding account with respect to the Class C notes, the issuer will withdraw the sum of those amounts from the Class C reserve account, to the extent available, for deposit first to the interest funding account and then to the principal funding account, as applicable, for the benefit of the Class C notes.

Amounts on deposit in the Class C reserve account will not be available to make payments on the Class A notes or Class B notes.

Targeted Deposits to the Accumulation Reserve Account

Pursuant to the Series 2004-1 series supplement, the indenture trustee will establish and maintain a segregated account held for the benefit of the Series 2004-1 noteholders, called the “accumulation reserve account.” Funds in this account will be used to assist with distribution of interest on the notes during the period when trust I finance charges allocated to the Series 2004-1 notes are reduced in proportion to the reduction of the nominal liquidation amount due to the retention of Available Principal Amounts in the principal funding subaccounts for the notes. During this period the issuer is obligated to pay interest on the full outstanding principal amount of the notes at the stated rate of interest on the notes, which is likely to be higher than what is earned on funds in the principal funding subaccounts. The reserve account will be established as a segregated trust account or as a segregated account with a Qualified Institution.

On each transfer date from and after the reserve account funding date, the accumulation reserve account will be funded from Available Funds as described under “— Application of Available Funds” until the amount on deposit therein equals the Required Reserve Account Amount. Once the amount on deposit in the accumulation reserve account equals the Required Reserve Account Amount, amounts withdrawn from the accumulation reserve account as described below under “—Withdrawals from the Accumulation Reserve Account” will not be replenished.

The “reserve account funding date” will be the transfer date with respect to the monthly period that commences no later than three months prior to the note accumulation period as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account.”

The “Required Reserve Account Amount” for any transfer date on or after the reserve account funding date will equal:

•	0.30% of the outstanding principal balance of the Series 2004-1 notes; or

•	any other amount designated by the issuer, as described below.

If the issuer intends to reduce the Required Reserve Account Amount to an amount that is less than 0.30% of the outstanding principal balance of the Series 2004-1 notes, it must obtain the prior approval of the rating agencies rating any class of Series 2004-1 notes and provide the indenture trustee with evidence that the Rating Agency Condition has been satisfied. In addition, it must deliver to the indenture trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at that time, in the reasonable belief of the issuer, the reduction in the Required Reserve Amount will not cause an early redemption event or an event that, after the giving of notice or the lapse of time, would cause an early redemption event to occur with respect to this series.

On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the accumulation reserve account on that transfer date, the indenture trustee will withdraw from the accumulation reserve account an amount equal to the excess, if any, of the amount on deposit in the accumulation reserve account over the Required Reserve Account Amount and distribute that excess to the issuer.

The indenture trustee, at the direction of the issuer, will invest all amounts on deposit in the accumulation reserve account on any transfer date (after giving effect to any deposits to, or withdrawals from, the accumulation reserve account to be made on that transfer date) to the following transfer date, in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on these Permitted Investments will be retained in the accumulation reserve account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or be treated as Available Funds.

The accumulation reserve account will be terminated on the earliest to occur of:

•	the first transfer date with respect to the rapid note amortization period; and

•	termination of the indenture.

Upon the termination of the accumulation reserve account, all amounts on deposit in the accumulation reserve account (after giving effect to any withdrawals from the reserve account on that date as described above) will be distributed to the issuer. Any amounts withdrawn from the accumulation reserve account and distributed to the issuer will not be available for distribution to the noteholders.

Withdrawals from the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve account, but in no event more than the amount on deposit therein as follows:

•	On or prior to each transfer date, the issuer will calculate for each class of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that class over the amount of interest that would have accrued on such deposit if that class had borne interest at the applicable note interest rate for the prior month. If there is any such shortfall for that transfer date, or any unpaid shortfall from any earlier transfer date, the issuer will withdraw the sum of those amounts from the accumulation reserve subaccount, to the extent available, for treatment as Available Funds for such month.

Shared Finance Charge Collections

To the extent that Available Funds are not required to make the payments described under “— Application of Available Funds”, these amounts may be applied to make payments to other series of notes and/or trust I certificates as shared finance charge collections.

Conversely, the Series 2004-1 notes may receive the benefit of available funds allocable to other series of notes or other series of certificates of trust I to the extent they become shared finance charge collections and are not required to make payments with respect to those series of notes or other series of certificates of trust I, respectively.

If the aggregate amount of finance charge shortfalls on all series of notes and/or trust I certificates other than the master collateral certificate exceeds shared finance charge collections for any month, shared finance charge collections will be allocated pro rata among the applicable series of notes and/or trust I certificates based on the relative amounts of finance charge shortfalls of such series.

Shared Principal Collections

To the extent that Available Principal Collections are not necessary to make payments to the nominal liquidation amount or deposits to the principal funding account, these amounts may be applied to cover principal shortfalls on other series of notes and/or trust I certificates or paid to the transferor.

The payment of shared principal collections to other series of notes, trust I certificates or to the transferor will not reduce the nominal liquidation amount.

In addition, the Series 2004-1 notes may receive or the issuer as holder of the master collateral certificate, may receive, the benefit of collections of principal receivables allocable to other series of notes or other series of certificates of trust I, respectively, to the extent they are not necessary to make payments or deposits with respect to those series of notes or other series of certificates of trust I, respectively.

If the aggregate amount of principal shortfalls on all series of notes and/or trust I certificates other than the master collateral certificate exceeds shared principal collections for any month, shared principal collections will be allocated pro rata among the applicable series of notes and/or trust I certificates based on the relative amounts of principal shortfalls of such series.

Paired Series

The Series 2004-1 notes may be paired with one or more series of notes issued at a later time after the note accumulation period for Series 2004-1 begins and prior to the occurrence of a rapid note amortization period. We call each of these later issued series a paired series. All or a portion of a paired series may be pre-funded with an initial deposit to a funding account that is for the sole benefit of the paired series; in the alternative, a paired series may have a principal amount that can be increased. As your series amortizes, if there have been no unreimbursed Investor Charge-Offs for any paired series, the nominal liquidation amount of the paired series will be increased by an amount equal to the related amortized amount. The issuance of the paired series will be subject to the conditions described under “Description of the Notes—Issuances of New Series of Notes”.

We cannot assure you that the terms of any paired series will not have an impact on the calculation of the aggregate nominal liquidation amount of all notes issued by the issuer or the timing or amount of payments received by you as a Series 2004-1 noteholder. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the aggregate nominal liquidation amount of the issuer’s notes.

Pro Rata Payments Within a Class

All notes of a class will receive payments of principal and interest pro rata based on the stated principal amount of each note in that class.

THE INDENTURE

The notes will be issued pursuant to the terms of the indenture and a related indenture supplement. The following discussion summarizes the material terms of the notes, the indenture and the indenture supplements. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the indenture and the indenture supplements.

Indenture Trustee

Wells Fargo Bank, N.A. is the trustee under the indenture for the notes. Its principal corporate trust office is located at Sixth Street and Marquette Avenue, N9311-161, Minneapolis, Minnesota 55479.

The indenture trustee may resign at any time. The issuer may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuer must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

The issuer or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Issuer Covenants

The issuer will not, among other things:

•	claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law,

•	voluntarily dissolve or liquidate, or

•	permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien created by the indenture) to be created on or extend to or otherwise arise upon or burden the collateral securing the notes or proceeds thereof or (C) the lien of the indenture not to constitute a valid first priority security interest in the collateral securing the notes.

The issuer will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.

The issuer will also covenant that if:

•	the issuer defaults in the payment of interest on any series or class of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

•	the issuer defaults in the payment of the principal of any series or class of notes on its legal maturity date,

and any such default continues beyond any specified period of grace provided with respect to such series or class of notes, the issuer will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series or class, the whole amount then due and payable on any such notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, the issuer will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuer fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

Early Redemption Events

Upon the occurrence of an early redemption event, the rapid note amortization period will commence. For a discussion of the application of funds after the occurrence of an early redemption event see “Deposit and Application of Funds — Application of Available Principal Amounts” and “—Targeted Deposits of Available Principal Amounts to the Principal Funding Account. “

Early redemption events include the following:

•	with respect to any class of notes, the occurrence of such note’s expected principal payment date;

•	each of the Pay-Out Events applicable to the master collateral certificate, as described below under “—Trust I Pay-Out Events;”

•	an event of default with respect to the notes;

•	the issuer becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended (referred to as the “Investment Company Act”);

•	the average Net Portfolio Yield for any three consecutive monthly periods is less than the average Base Rate for such period; and

•	the nominal liquidation amount of either the Class A notes, the Class B notes or the Class C notes shall not have been reduced to zero on the respective scheduled payment date.

No Available Principal Amounts will be allocated to a series or class of notes with a nominal liquidation amount of zero, even if the stated principal amount of that series or class has not been paid in full. However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve account will still be available to pay principal of and interest on that series or class of notes. In addition, if Available Funds are available, they can be applied to reimburse reductions in the nominal liquidation amount of that series or class resulting from reallocations of Available Principal Amounts, or from charge-offs for uncovered defaults on principal receivables in trust I.

If an Early Redemption Event occurs, the average life and maturity of the notes could be significantly reduced. The notes do not carry a prepayment premium payable upon the occurrence of an early redemption event and any reinvestment risk will be borne by the noteholders.

Trust I Pay-Out Events

As described above, the occurrence of any of the following trust I “Pay-Out Events” applicable to the master collateral certificate will also trigger the commencement of the note rapid amortization period:

(a) certain insolvency events involving the seller, the transferor or either originator;

(b) trust I becoming an “investment company” within the meaning of the Investment Company Act;

(c) until the Eligibility Criteria Change Date, either 90 days following a back-up servicer’s becoming legally unable to act as successor servicer, or the failure to have appointed a successor back-up servicer that satisfies the Rating Agency Condition within 90 days after resignation, termination or other required replacement of a back-up servicer;

(d) the failure of the transferor to make certain payments or deposits of funds for the benefit of the certificateholders within the time periods stated in the pooling and servicing agreement;

(e) material breaches of certain representations, warranties or covenants of the transferor;

(f) the failure of either originator to transfer additional receivables to the seller when required by the first tier receivables purchase agreement, or the failure of the seller to transfer receivables to the transferor when required by the second tier receivables purchase agreement, or the failure of the transferor to convey additional receivables when required by the pooling and servicing agreement;

(g) the occurrence of a Servicer Default that would have a material adverse effect on the noteholders;

(h) the Monthly Payment Rate averaged for three consecutive monthly periods being less than 12%;

(i) the third consecutive Determination Date on which:

(i)	the aggregate receivables related to a single borrower (or an affiliated group of borrowers) exceeds 5% of aggregate receivables,
(ii)	there exists an Excess Insurer Concentration Amount,
(iii)	the aggregate receivables relating to the financing of the insurance premiums of Tier 4 insurers exceeds 5% of aggregate receivables,
(iv)	the aggregate receivables relating to the financing of the insurance premiums of Tier 3 insurers exceeds 30% of aggregate receivables,
(v)	the aggregate receivables relating to the Tier 3 Insurers with the five largest aggregate amounts of insurance premiums financed by the receivables relative to all insurance carriers with insurance premiums financed by the receivables exceeds 17% of aggregate receivables, or
(vi)	the aggregate receivables relating to the Tier 2 Insurers with the four largest aggregate amounts of insurance premiums financed by the receivables relative to all insurance carriers with insurance premiums financed by the receivables exceeds 30% of aggregate receivables;

(j) the originators ceasing to be the servicer under the pooling and servicing agreement; or

(k) the failure of the servicer (so long as the originator is a servicer) to remove receivables from trust I or indemnify trust I for certain losses resulting from the breach of the servicer’s covenant to maintain certain licenses and regulatory approvals as described under “Description of Trust I and the Master Collateral Certificate—Certain Covenants.”

In the case of any event described in clause (d), (e), or (g) above, a Pay-Out Event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the trust I trustee or Series 2004-1 noteholders evidencing nominal liquidation amounts aggregating more than 50% of the Series 2004-1 nominal liquidation amount, by written notice to the transferor and the servicer (and to the indenture trustee if given by the noteholders) declare that a Pay-Out Event has occurred with respect to the master collateral certificate as of the date of that notice.

In the case of any event described in clause (a), (b), (c), (f), (j) or (k), a Pay-Out Event with respect to all series of certificates then outstanding, and in the case of any event described in clause (h) or (i), a Pay-Out Event with respect to only the master collateral certificate, will be deemed to have occurred without any notice or other action on the part of the indenture trustee, the noteholders, the master collateral certificate or any certificateholder of other series, as appropriate, immediately upon the occurrence of that event.

The Pay-Out Event described in clause (i) may be amended at any time by the transferor, the trust I trustee and the servicer, without the consent of any noteholder, if the Rating Agency Condition is satisfied.

In addition to triggering an automatic Pay-Out Event with respect to all series, if pursuant to certain provisions of Federal law, the transferor voluntarily enters liquidation or a receiver is appointed for the transferor, on the day of that event the transferor will immediately cease to transfer receivables to trust I and promptly give notice to the trust I trustee of that event. Within 15 days, the trust I trustee will publish a notice of the liquidation or the appointment stating that the trust I trustee intends to sell, dispose of, or otherwise liquidate the receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by noteholders representing nominal liquidation amounts aggregating more than 50% of the Series 2004-1 nominal liquidation amount and the investor interests of each other outstanding series of certificates (or if any series has more than one class, of each class, and any other person specified in the pooling and servicing agreement or a series supplement), the trust I trustee will sell, dispose of, or otherwise liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables and applied as specified above in “Deposit and Application of Funds—Application of Available Funds” and “—Application of Available Principal Amounts.”

If the only Pay-Out Event to occur is either the insolvency of the transferor or the appointment of a conservator or receiver for the transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of a rapid amortization period. In addition, a conservator or receiver may have the power to cause the early sale of the receivables and the early retirement of the notes. We refer you to “Risk Factors—An insolvency of the transferor may delay, accelerate or reduce payments to you” and “Certain Legal Aspects of the Receivables—Certain Matters Relating to Receivership.”

The “Monthly Payment Rate” is, with respect to any monthly period, a fraction (expressed as a percentage), the numerator of which equals the aggregate collections received by the servicer during that monthly period and the denominator of which equals the aggregate amount of principal receivables in trust I at the close of business of the fifteenth day of that monthly period (or the next business day, if the fifteenth is not a business day).

The “Excess Insurer Concentration Amount” is, as of any date of determination, an amount equal to the sum of:

•	with respect to Lloyd’s of London, if Lloyd’s has a financial strength or corporate debt rating from S&P of at least A-, the amount by which aggregate receivables relating to the financing of insurance premiums of Lloyd’s, as a percentage of aggregate receivables, exceeds 15%, or if such ratings of Lloyd’s are below such levels, 5%;

•	with respect to American International Group, Inc., (“AIG“) and its affiliates and subsidiaries, if AIG has a financial strength rating, or if not available, corporate debt rating from Standard & Poor’s of at least AA- and a financial strength rating, or if not available, corporate debt rating from Moody’s of at least Aa3, the amount by which aggregate receivables relating to the financing of insurance premiums of AIG and its affiliates and subsidiaries, as a percentage of aggregate receivables, exceeds 35%, or if such ratings of AIG are below such levels, as set forth below;

•	with respect to each Tier 1 Insurer, the amount by which aggregate receivables relating to the financing of insurance premiums of that Tier 1 Insurer, as a percentage of aggregate receivables, exceeds 20%;

•	with respect to each Tier 2 Insurer, the amount by which aggregate receivables relating to the financing of insurance premiums of that Tier 2 Insurer, as a percentage of aggregate receivables exceeds 10%;

•	with respect to each Tier 3 Insurer, the amount by which aggregate receivables relating to the financing of insurance premiums of that Tier 3 Insurer, as a percentage of aggregate receivables, exceeds 5%; and

•	with respect to each Tier 4 Insurer, the amount by which aggregate receivables relating to the financing of insurance premiums of that Tier 4 Insurer, as a percentage of aggregate receivables exceeds 3%.

For the avoidance of doubt, if more than one clause above is applicable with respect to an insurer, the portion of the Excess Insurer Concentration Amount with respect to such insurer shall be determined pursuant to the first applicable cause, in such order as set forth above.

A “Tier 1 Insurer” is, as of any date of determination, applying, if applicable, the split rating determination methodology, an insurance carrier that has a then current (i) claims-paying ability rating, if available, otherwise a senior unsecured rating, from Standard & Poor’s of at least A- and/or (ii) insurance financial strength rating, if available, otherwise a senior unsecured rating, from Moody’s of at least A3.

A “Tier 2 Insurer” is, as of any date of determination, applying, if applicable, the split rating determination methodology, an insurance carrier that has a then current (i) claims-paying ability rating, if available, otherwise a senior unsecured rating, from Standard & Poor’s of at least BBB-, but below A- and/or (ii) insurance financial strength rating, if available, otherwise a senior unsecured rating, from Moody’s of at least Baa3, but below A3.

A “Tier 3 Insurer” is, as of any date of determination, applying, if applicable, the split rating determination methodology, (i) an insurance carrier (that is not a foreign carrier, except for Lloyd’s) that has a then current (a) claims-paying ability rating, if available, otherwise a senior unsecured rating, of below investment grade (investment grade being a rating in one of the top four generic rating categories, irrespective of any plus or minus) from Standard & Poor’s and/or (b) an insurance financial strength rating, if available, otherwise a senior unsecured rating, of below investment grade (investment grade being a rating in one of the top four generic rating categories, irrespective of any plus or minus) by Moody’s; or (ii) an insurance carrier (that is not a foreign carrier, except for Lloyd’s) that has been rated by neither Standard & Poor’s nor Moody’s.

A “Tier 4 Insurer“ is, as of any date of determination, a foreign insurance carrier (other than Lloyd’s) that would otherwise be a Tier 3 Insurer.

For purposes of determining whether an insurance carrier is a Tier 1 Insurer, a Tier 2 Insurer, a Tier 3 Insurer or a Tier 4 Insurer, the “split rating determination methodology” will be as follows:

•	in the event that an insurance carrier has a split rating from Moody’s and Standard & Poor’s, the insurance carrier will be considered to have a single rating equal to the lower of the two ratings; and

•	in the event that an insurance carrier (other than Lloyd’s of London) is rated by one but not both rating agencies, that rating will be reduced by one full rating category (i.e. from BBB to BB).

Events of Default

Each of the following events is an event of default for the notes:

•	the issuer’s failure, for a period of 35 days, to pay interest on the Class A notes, Class B notes or Class C notes when such interest becomes due and payable;

•	the issuer’s failure to pay the principal amount of the Class A notes, the Class B notes, the Class C notes or the Class D notes on the applicable legal maturity date;

•	the issuer’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 60 days after either the indenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the notes has provided written notice requiring remedy of such breach, and, as a result of such default, the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60 day period; and

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuer.

Failure to pay the full stated principal amount of a note on its expected principal payment date will not constitute an event of default. An event of default with respect to one series or class of notes will not necessarily be an event of default with respect to any other series or class of notes.

Events of Default Remedies

The occurrence of some events of default involving the bankruptcy or insolvency of the issuer results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to the notes, either the indenture trustee or the holders of more than a majority in aggregate outstanding principal amount of the notes may declare by written notice to the issuer the principal of outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding principal amount of outstanding notes.

If the notes are accelerated before their legal maturity date, the indenture trustee may at any time thereafter sell the master collateral certificate, to the extent of the notes’ pro rata portion, in an amount up to the nominal liquidation amount plus any accrued, past due and additional interest on the notes. The indenture trustee shall direct a sale of the master collateral certificate if at least one of the following conditions is met:

•	the holders of 100% of the aggregate outstanding principal amount of the notes consent; or

•	the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts) would be sufficient to pay all outstanding amounts due on the accelerated series or class of notes; or

•	there has been an event of default arising from a failure to make a required payment of interest or to pay principal on any notes on the applicable legal maturity date and the indenture trustee determines that the funds to be allocated to the accelerated series or class of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the holders of not less than 66 2/3% of the aggregate outstanding principal dollar amount of each class of notes of the accelerated series consents to the sale.

The Class D notes will not be permitted to vote with respect to the exercise of default remedies.

Any money or other property collected by the indenture trustee with respect to the notes in connection with a sale following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

•	first, to pay the unpaid fees of the indenture trustee;

•	second, to pay the amounts of interest then due and unpaid, first to the Class A notes, then to the Class B notes and then to the Class C notes;

•	third, to pay the principal amount then due and unpaid, first to the Class A notes, then to the Class B notes, then to the Class C notes and then to the Class D notes; and

•	fourth, any remaining amounts will be paid to the issuer.

Upon the sale of the noteholders’ pro-rata portion of the master collateral certificate, the nominal liquidation amount with respect to the notes will be reduced to zero.

If a sale of the master collateral certificate does not take place following an acceleration of the notes, then the issuer will continue to hold the master collateral certificate, and distributions on the master collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture and the indenture supplement.

The holders of a majority in aggregate outstanding principal amount of the notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note.

Generally, if an event of default occurs and the notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the notes following an event of default, the indenture trustee will have a senior lien on the collateral for its unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuer, AFCO, Mellon Bank, N.A., the transferor or trust I any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Meetings

The indenture trustee may call a meeting of the holders of notes of a series or class at any time. The indenture trustee will call a meeting upon request of the issuer or the holders of at least 10% in aggregate outstanding principal amount of the outstanding notes of the series or class. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture.

The quorum for a meeting is a majority of the holders of the outstanding principal amount of the related series or class of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

Voting

Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series or class of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding principal amount of the outstanding notes of that series or class, as the case may be.

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series or class of notes, as the case may be.

Notes held by the issuer, AFCO, Mellon Bank, N.A., the transferor or their affiliates will not be deemed outstanding for purposes of voting or calculating quorum at any meeting of noteholders.

Amendments to the Indenture and Indenture Supplements

The issuer and the indenture trustee may amend, supplement or otherwise modify the indenture or any indenture supplement without the consent of any noteholders to provide for the issuance of any series or class of notes (as described under “Description of the Notes—Issuances of New Series of Notes”) and to set forth the terms thereof.

In addition, upon delivery of a trust I tax opinion and issuer tax opinion, as described under “—Tax Opinions for Amendments” below, and upon delivery by the issuer to the indenture trustee of an officer’s certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series or class of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture or any indenture supplement may be amended, supplemented or otherwise modified without the consent of any noteholders to:

•	evidence the succession of another entity to the issuer, and the assumption by such successor of the covenants of the issuer in the indenture and the notes;

•	add to the covenants of the issuer, or have the issuer surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series, classes or classes;

•	cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, or make any other provisions with respect to matters or questions arising under the indenture;

•	add to the indenture certain provisions expressly permitted by the Trust Indenture Act, as amended;

•	establish any form of note, or to add to the rights of the holders of the notes of any series or class;

•	provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or classes of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

•	add any additional early redemption events or events of default with respect to the notes of any or all series, classes or classes;

•	provide for the consolidation of trust I and the issuer or the transfer of assets in trust I to the issuer after the termination of all series of trust I investor certificates (other than the master collateral certificate);

•	if one or more sellers are added to, or replaced under, the trust I agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

•	provide for the addition of collateral securing the notes and the issuance of notes backed by any such additional collateral;

•	provide for additional or alternative credit enhancement for any class of notes; or

•	qualify for sale treatment under generally accepted accounting principles.

The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a trust I tax opinion and issuer tax opinion, as described under “—Tax Opinions for Amendments” below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, provided, however, that the issuer shall (i) deliver to the indenture trustee and the owner trustee an officer’s certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early redemption event or event of default, (b) adversely affect the amount of funds available to be distributed to the noteholders or any series or class of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the notes and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction or withdrawal of the ratings of any outstanding notes which it has rated.

The issuer and the indenture trustee, upon delivery of a trust I tax opinion and issuer tax opinion, as described under “—Tax Opinions for Amendments,” may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of not less than 66 2/3% of the outstanding principal amount of each class or class of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series or class of notes affected by the modification or amendment;

•	a change in any date scheduled for the payment of interest on any note, or the expected principal payment date or legal maturity date of any note;

•	a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding principal amount, the Adjusted Outstanding principal amount, or the nominal liquidation amount in a manner that is adverse to any noteholder;

•	a reduction of the amount of a discount note payable upon the occurrence of an early redemption event or other optional or mandatory redemption or upon the acceleration of its maturity;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•	a reduction of the percentage in outstanding principal amount of the notes of any outstanding series or class, the consent of whose holders is required for modification or amendment of any indenture supplement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•	a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the issuer’s agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

•	permission being given to create any lien or other encumbrance on the collateral securing any notes ranking senior to the lien of the indenture;

•	a change in the city or political subdivision so designated with respect to any series or class of notes where any principal of, or interest on, any note is payable;

•	a change in the method of computing the amount of principal of, or interest on, any note on any date; or

•	any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

The holders of a majority in aggregate outstanding principal amount of the notes of a series or class, may waive, on behalf of the holders of all the notes of that series or class, compliance by the issuer with specified restrictive provisions of the indenture or the indenture supplement.

The holders of a majority in aggregate outstanding principal amount of the notes of an affected series or class may, on behalf of all holders of notes of that series or class, waive any past default under the indenture or the indenture supplement with respect to notes of that series or class. However, the consent of the holders of all outstanding notes of a series or class is required to waive any past default in the payment of principal of, or interest on, any note of that series or class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series or class.

Tax Opinions for Amendments

No amendment to the indenture, any indenture supplement, the trust I agreement or the trust agreement will be effective unless the issuer has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that:

•	for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by trust I that were characterized as debt at the time of their issuance, (2) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates issued by trust I, and (3) following the amendment, trust I will not be an association, or publicly traded partnership, taxable as a corporation; and

•	for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of notes that were characterized as debt at the time of their issuance, (2) following the amendment, the issuer will not be treated as an association, or publicly traded partnership, taxable as a corporation and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any such note.

Addresses for Notices

Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

Issuer’s Annual Compliance Statement

The issuer will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee’s Annual Report

To the extent required by the Trust Indenture Act, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date or indebtedness owing by the issuer to it in the indenture trustee’s individual capacity,

•	the property and funds physically held by it as indenture trustee,

•	any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuer for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports to Noteholders

On each distribution date, the trust I trustee will forward to the issuer and the indenture trustee and the indenture trustee will forward to each noteholder of record a statement prepared by the servicers setting forth, among other things:

(a)	the total amount distributed or deposited;

(b)	the amount of the distribution or deposit on that distribution date allocable to principal on the Class A notes, the Class B notes the Class C notes and the Class D notes;

(c)	the amount of that distribution or deposit allocable to interest on the Class A notes, the Class B notes and the Class C notes;

(d)	the amount of collections of principal receivables processed during the preceding monthly period and allocated in respect of the Class A notes, the Class B notes, the Class C notes, the Class D notes, notes other series of certificates and the transferor interest;

(e)	the aggregate amount of principal receivables, as of the end of the first day of the current monthly period;

(f)	the amount of aggregate receivables which are 30-59, 60-89 and 90 or more days delinquent (or a similar classification of delinquency) as of the first day of the current monthly period;

(g)	the Class A Investor Default Amount, Class B Investor Default Amount, the Class C Investor Default Amount and the Class D Investor Default Amount for the preceding monthly period;

(h)	the Class A Investor Charge-Off, Class B Investor Charge-Off, Class C Investor Charge-Off and Class D Investor Charge-Off for the preceding monthly period and the amount of reimbursements of previous Investor Charge-Offs for the preceding monthly period;

(i)	the Servicing Fee for the preceding monthly period;

(j)	the Class A nominal liquidation, the Class B nominal liquidation, the Class C nominal liquidation, the Class D nominal liquidation amount, the investor interest of each other series of certificates and the transferor interest, as of the close of business on that distribution date;

(k)	the aggregate amount of collections of finance charge receivables processed during the preceding monthly period and the amount of those collections allocated in respect of the Class A notes, the Class B notes, the Class C notes, the Class D notes, each other series of certificates and the transferor interest, respectively;

(l)	the Net Portfolio Yield for the preceding monthly period;

(m)	the amount deposited into the Class A principal funding account, the Class B principal funding account and the Class C principal funding account and the balance in those accounts;

(n)	the amount deposited into the accumulation reserve account and the balance in that account; and

(o)	if, during the note accumulation period, less than the budgeted deposits of Available Principal Amounts for each of the Class A notes, the Class B notes and the Class C notes has been deposited into the applicable subaccount of the principal funding account, the amount of each shortfall, separately accounted for.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the preceding calendar year was a noteholder of record a statement prepared by the servicer containing the information required to be contained in the regular monthly report to noteholders, as set forth in clauses (a), (b) and (c) above, aggregated for that calendar year or the portion of that calendar year during which that person was a noteholder, together with any other customary information (consistent with the treatment of the notes as debt) that the indenture trustee or the servicer deems necessary or desirable to enable the noteholders to prepare their Federal tax returns.

DESCRIPTION OF TRUST I AND THE MASTER COLLATERAL CERTIFICATE

The following discussion describes certain aspects of trust I and the master collateral certificate and summarizes the material terms of the pooling and servicing agreement, dated as of June 15, 2001 between the transferor, the trust I trustee, the servicers and the back-up servicers, which has been and may be amended from time to time, and the series supplements to the pooling and servicing agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the pooling and servicing agreement and the series supplements.

General

Trust I has been formed in accordance with the laws of the State of New York. Trust I is governed by the pooling and servicing agreement. Trust I will only engage in the following business activities:

•	acquiring and holding trust I assets;

•	issuing series of certificates and other interests in trust I;

•	receiving collections and making payments on the master collateral certificate and other interests; and

•	engaging in related activities (including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).

As a consequence, trust I is not expected to have any need for additional capital resources other than the assets of trust I.

Investor Certificates

Each series of trust I certificates will represent interests in certain assets of trust I, including the right to the applicable investor percentage of all payments on the receivables in trust I. For the master collateral certificate, the investor interest on any date will be equal to the sum of the nominal liquidation amounts of all notes secured by the master collateral certificate.

The transferor initially will own the transferor interest which represents the interest in trust I not represented by the certificates issued and outstanding under trust I or the rights, if any, of any credit enhancement providers to receive payments from trust I. The holder of the transferor interest, subject to certain limitations, will have the right to receive its allocable share of all payments from the receivables in trust I. The transferor interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the pooling and servicing agreement. At its discretion, the transferor interest may be held either in an uncertificated form or in the form of a certificate representing the transferor interest, called a seller certificate.

The amount of principal receivables in trust I will vary each day as new principal receivables are created and others are paid or charged-off as uncollectible. The amount of the transferor interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in trust I. As a result, the transferor interest will generally increase to reflect reductions in the investor interest for such series and will also change to reflect the variations in the amount of principal receivables in trust I. The transferor interest will generally decrease as a result of the issuance of a new series of investor certificates by trust I or as a result of an increase in the master collateral certificate due to the issuance of new series of notes.

Investor Percentage

The servicer will allocate between the investor interest of each series issued and outstanding and the transferor interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all receivables in Defaulted Accounts, based on a varying percentage called the investor percentage. The servicer will make each allocation by reference to the applicable investor percentage of each series and the transferor interest, and, in certain circumstances, the percentage interest of certain credit enhancement providers, with respect to such series. For a description of how allocations will be made to the master collateral certificate by trust I, see “Sources of Funds to Pay the Notes—The Master Collateral Certificate.”

Trust I Termination

Trust I will terminate on the trust I termination date. Upon the termination of trust I and the surrender of the transferor interest, the trust I trustee shall convey to the holder of the transferor interest all right, title and interest of trust I in and to the receivables and other funds of trust I.

The “trust termination date” is the earliest to occur of:

•	the first business day after the distribution date on which the sum of the investor interests of all outstanding series of certificates of trust I issued is zero;

•	April 7, 2020; and

•	on the occurrence of an insolvency event with respect to the transferor, following the date that the receivables are sold, disposed of or liquidated and the proceeds of that sale, disposition or liquidation applied in accordance with the terms of the agreement.

If certain conditions are met, AFCO Credit Corporation, in its capacity as servicer, may (i) cause trust I to be terminated upon final payment of all outstanding trust I certificates other than the master collateral certificate and (ii) cause to be transferred to the issuer all assets of trust I and, after the termination of trust I, any newly generated receivables transferred to the transferor by the seller. The holders of the Series 2004-1 notes will be deemed to consent to any such termination and transfer of assets and to any amendments to the pooling and servicing agreement, the receivables purchase agreements, the indenture and any other related agreements to the extent necessary to accomplish such termination of trust I and transfer of assets.

Transfer and Assignment of Receivables

Each originator is currently and will be obligated pursuant to the first tier receivables purchase agreement to transfer and assign on each day certain premium finance agreements, each called an “additional receivable,” as of their date of origination. The seller in turn is currently and will be required pursuant to the second tier receivables purchase agreement to transfer and assign the additional receivables to the transferor. The transferor in turn is currently and will be required pursuant to the pooling and servicing agreement to transfer and assign these additional receivables to the trust I trustee for the benefit of trust I.

We refer you to “Risk Factors—The characteristics and credit quality of receivables in trust I will change and could impact the amount and timing of payments to you.”

In connection with the transfer of the receivables to trust I, the originators will indicate in their computer files that the receivables have been conveyed to the seller and transferred by the seller to the transferor and transferred by the transferor to trust I. In addition, on each date that additional receivables are transferred to trust I, called an “addition date,” the transferor will (or will cause the seller to) provide or cause to be provided to the trust I trustee an updated list of each receivable transferred to trust I on the closing date or on that addition date, identified by account number and indicating the aggregate receivable balance as of that addition date. None of the originators, the seller, or the transferor will deliver to the trust I trustee or indenture trustee any other records or agreements relating to the receivables. Documents and agreements maintained by an originator will not be segregated by that originator from other documents and agreements relating to other premium finance agreements and will not be stamped or marked to reflect the transfer and assignment of the related receivables to the trust I trustee on behalf of trust I. The originators have not taken and will not be obligated to take any actions in order to perfect for the benefit of the seller a security interest in the receivables, other than filing in the appropriate filing offices in the states of New York and California financing statements on Form UCC-1. The seller has not taken and will not be obligated to take any actions in order to perfect for the benefit of the transferor a security interest in the receivables, other than filing in the appropriate filing offices in the Commonwealth of Pennsylvania financing statements on Form UCC-1. The transferor has not taken and will not be obligated to take any actions in order to perfect, for the benefit of trust I, a security interest in the receivables, other than filing in the appropriate filing offices in the State of Delaware financing statements on Form UCC-1.

We refer you to “Risk Factors—An insolvency of the transferor may delay, accelerate or reduce payments to you.”

Representations and Warranties; Reassignment of Receivables

The transferor will represent and warrant in the pooling and servicing agreement on each addition date with respect to each additional receivable, that:

(1) the transfer of receivables by it to trust I under the agreement will constitute either a valid transfer and assignment to trust I of, or the grant of a first priority perfected security interest in, all current and future right, title and interest of the seller and transferor in and to the receivables, including collections with respect to the receivables and other amounts in any of the accounts established for the benefit of noteholders;

(2) the agreement constitutes the legal, valid and binding obligations of transferor, enforceable against transferor in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or later in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations or by general principles of equity, whether considered in a suit at law or in equity);

(3) the execution and delivery of the agreement, the notes, the first tier receivables purchase agreement and the second tier receivables purchase agreement, the performance of the transactions contemplated by the agreement, the notes and the receivables purchase agreement and the fulfillment of their terms will not conflict with or result in any breach of any of the material terms and provisions of any material agreement to which transferor is a party or by which it or any of its properties are bound;

(4) the execution and delivery of the agreement, the notes and the receivables purchase agreement, the performance of the transactions contemplated by the agreement and the fulfillment of their terms will not conflict with or violate any requirements of law applicable to transferor;

(5) each receivable then existing has been conveyed to trust I free and clear of any lien of any person claiming through or under transferor or any of its affiliates (other than any liens for municipal and other local taxes if those taxes are not at the time due and payable or if transferor is contesting their validity in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect to these liens) and in compliance, in all material respects, with all requirements of law applicable to transferor; and

(6) each receivable transferred on that date is an Eligible Receivable (as defined under “ —Eligible Receivables” below) as of the closing date or related addition date, as applicable.

In the event of a breach of the representation and warranty described in clauses (5) or (6) above, the related receivable will be considered a transferor ineligible receivable, and will be automatically removed from trust I, unless the breach is cured within 60 days from the earlier to occur of the discovery of the breach by the transferor or the servicer or receipt by the transferor of written notice of the breach from the trust I trustee.

The transferor will accept reassignment of each ineligible receivable conveyed to trust I as a result of a breach of the representation and warranty in clause (5) or (6) above, called a “transferor ineligible receivable,” on the terms and conditions set forth below. If for administrative reasons the transferor is unable to segregate or identify the ineligible receivable from any other receivables in the related ineligible account, then the transferor must accept reassignment of all of the receivables in the ineligible account. Currently, the transferor is unable to segregate receivables within an account.

The transferor will accept reassignment of each transferor ineligible receivable by directing the servicer to deduct the principal amount of each transferor ineligible receivable from the aggregate amount of principal receivables used to calculate the transferor interest, any investor percentage of a series of certificates, including the master collateral certificate and the percentage of collections allocable to the transferor interest. If the exclusion of a transferor ineligible receivable from the calculation of the transferor interest would cause the transferor interest to be less than zero, on the date of reassignment of that transferor ineligible receivable, the transferor will make a deposit in the excess funding account in immediately available funds in an amount equal to the amount by which the transferor interest would be reduced below zero. Any deduction or deposit will be considered a repayment in full of the transferor ineligible receivable.

In the event that for administrative reasons, the servicer is unable to segregate or identify the transferor ineligible receivable from any other receivables in the related account, then the entire account will be considered a “transferor ineligible account,” and the transferor must accept reassignment of all of the receivables in the transferor ineligible account, as well as any other receivables necessary to cure the breach. Currently, the servicer is unable to segregate receivables in an account.

Upon the removal of any transferor ineligible receivable (and the making of any deposit required above), trust I will automatically and without further action be deemed to transfer, assign and otherwise convey to the transferor, without recourse, representation or warranty, all the right, title and interest of trust I in and to the transferor ineligible receivable, all monies due or to become due with respect to that transferor ineligible receivable and all proceeds of that transferor ineligible receivable (including the return of unearned premiums, net of expenses). A reassigned transferor ineligible receivable will be treated by trust I as collected in full as of the date on which it was transferred. The trust I trustee will execute any documents and instruments of transfer or assignment and take any other actions reasonably requested by the transferor to evidence the conveyance of each transferor ineligible receivable.

The obligation of the transferor to accept reassignment of any transferor ineligible receivable is the sole remedy for any breach of the representations and warranties or covenants with respect to that receivable available to the noteholders or the trust I trustee on behalf of noteholders.

In the event of a material breach of any of the representations and warranties described in clauses (1) through (4) above that has a material adverse effect on the noteholders of all series, either the trust I trustee or the certificateholders of certificates evidencing undivided interests in trust I aggregating more than 50% of the investor interest of all series outstanding may direct the transferor to accept reassignment of all principal receivables in trust I within 60 days of notice to the transferor, or within any longer period specified in notice to the transferor. Whenever a vote is required of the master collateral certificate, the indenture trustee will solicit to votes of the noteholders and will vote the investor interest of the master collateral certificate based on the votes of the noteholders.

The transferor will be obligated to accept reassignment of these receivables on a distribution date occurring within the applicable period specified above. Reassignment will not be required, however, if at any time during this 60 day period, the breach of the applicable representations and warranties are cured in all material respects.

The deposit amount for this reassignment will equal the investor interest, plus accrued and unpaid interest for each outstanding series on the last day of the monthly period preceding the distribution date on which the reassignment is scheduled to be made, less any amount previously allocated for payment of principal and interest to certificateholders on that distribution date.

The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account or the applicable series account will be considered a payment in full of the investor interest, and will be distributed upon presentation and surrender of the notes of each series.

The obligation of the transferor to make any such deposit will constitute the sole remedy for a breach of these representations and warranties available to the trust I trustee or noteholders.

Certain Covenants

Transferor Covenants. Pursuant to the agreement, the transferor covenants that, among other things, subject to specified exceptions and limitations:

(a)	it will take no action to cause any receivable to be evidenced by any “instrument” or to be anything other than a “general intangible,” in each case, as defined in the Uniform Commercial Code as in effect in the State of New York, the State of California, the State of Delaware, the Commonwealth of Pennsylvania and the District of Columbia, referred to as the “UCC”;

(b)	except for the conveyances under the agreement, it will not sell any receivable or grant a lien on any receivable;

(c)	it will comply with and perform its obligations under, and will cause each originator to comply with and perform its obligations under, its credit and collection policies and any receivable to which it is a party and will not change the terms of its credit and collection policies or receivables except as permitted in the agreement;

(d)	in the event it is unable for any reason to transfer receivables to trust I, it will nevertheless continue to allocate and pay all collections from all trust receivables to trust I;

(e)	it will notify trust I promptly after becoming aware of any lien on any receivable; and

(f)	it will take all actions necessary to enforce its rights and claims under the receivables purchase agreement.

Servicer Covenants. Pursuant to the pooling and servicing agreement, the servicer covenants:

(1)	that it will not take any action which would impair, with respect to each receivable, trust I’s first priority perfected security interest in the unearned premiums securing that receivable;

(2)	that it will not impair the rights of the certificateholders with respect to any receivable;

(3)	so long as the originators are the servicer, that it will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables when due, and that the servicer will follow the same collection procedures that it follows with respect to all comparable receivables that it services; and

(4)	that it will not voluntarily:

(i)	decrease the amount of any scheduled payment or payments for a receivable unless such adjustment is in consequence of and equal to the amount of an interim return premium or other prepayment received with respect to such receivable (subject to any interest adjustment required by law);

(ii)	extend the payment date of any scheduled payment with respect to any premium finance agreement, after the date transferred to trust I;

(iii)	decrease the annual percentage rate of an account, or if a variable rate account, the spread on such account, prior to its maturity;

(iv)	extend the term of any receivable beyond the maturity of its related insurance policies; or

(v)	otherwise rewrite, reprice, or modify the payment terms of any receivable in such a manner that would materially adversely affect trust I or the noteholders.

If a breach of the covenant set forth in clause (1) above occurs, on the expiration of 15 days from the earlier to occur of the discovery of the breach by either the transferor or the servicer, or receipt by the servicer of written notice of the breach from the trust I trustee, the related receivable will be considered a “servicer ineligible receivable” and will be removed from trust I on the terms and conditions set forth below.

If a breach of any of the covenants set forth in clauses (2), (3) and (4) above results in the related receivable becoming a defaulted receivable, in trust I’s rights in, to or under that receivable or its proceeds becoming impaired or in the proceeds of that receivable ceasing to be available for any reason to trust I free and clear of any lien, that receivable will, after the period of time specified below, be considered a servicer ineligible receivable, and will be removed from trust I on the terms and conditions set forth below. The receivable will become a servicer ineligible receivable upon the expiration of 60 days (or any longer period agreed to by the trust I trustee in its sole discretion, up to 120 days) from the earlier to occur of the discovery of the breach by either the transferor or the servicer, or receipt by the servicer of written notice of the breach from the trust I trustee.

The servicer must accept assignment of each servicer ineligible receivable by depositing into the collection account on the applicable determination date an amount equal to the principal portion of each servicer ineligible receivable and deducting that amount from the principal receivables in trust I (to the extent previously included). Deposits of any amounts into the collection account will be treated for all purposes of the pooling and servicing agreement as collections of principal receivables.

On the removal of servicer ineligible receivables (and the making of any deposit required above), trust I will automatically and without further action be deemed to transfer, assign, and otherwise convey to the servicer, without recourse, representation or warranty, all right, title and interest of trust I in and to each servicer ineligible receivable, all monies due or to become due with respect to that servicer ineligible receivable and all proceeds of that servicer ineligible receivable, including the return of unearned premiums, net of expenses. A reassigned servicer ineligible receivable will be treated by trust I as collected in full as of the date on which it was transferred. The trust I trustee will execute any documents and instruments of transfer or assignment and take any other actions reasonably requested by the servicer to evidence the conveyance of each servicer ineligible receivable.

The obligation of the servicer set forth above will constitute the sole remedy for any breach set forth above with respect to that receivable available to the noteholders or to the trust I trustee on behalf of the noteholders.

If a servicer other than AFCO is acting as servicer, instead of accepting assignment of a servicer ineligible receivable, it may indemnify trust I for its losses in connection with the related breach and deposit the amount of these losses into the collection account on the applicable date. The related receivables will not be removed from trust I if a successor servicer exercises this option.

In addition, the servicer (so long as the originators are servicer) will covenant in the pooling and servicing agreement to comply with applicable licensing and regulatory laws of any receivable jurisdiction and to cause the seller, the transferor, the trust I trustee and trust I to at all times be in compliance with these licensing and regulatory laws. If a breach of this covenant either results in receivables in that jurisdiction being unenforceable, in the seller, the transferor, trust I trustee or trust I being subjected to any civil or criminal penalties, sanctions or taxes, or materially and adversely affects the ability of the servicer, the seller, the transferor, the trust I trustee or trust I to perform their obligations under the pooling and servicing agreement, then the servicer must remove these receivables as if they were servicer ineligible receivables within 15 days from the earlier to occur of the discovery of the breach or receipt of written notice of the breach. Any removal of receivables is to be accomplished in the manner specified in the preceding paragraph. As an alternative to removing the receivable, the servicer may indemnify the seller, the transferor, the trust I trustee and trust I for any losses suffered by any of them as a result of the breach within 15 days of receipt of notice of any such loss. The related receivables will not be removed from trust I if the servicer exercises this option.

If for administrative reasons the servicer is unable to segregate or identify servicer ineligible receivables from any other receivables in the related account, called a “servicer ineligible account,” then the servicer will be obligated to remove all of the receivables in the servicer ineligible account to cure these breaches and each receivable in the servicer ineligible account will be treated as a servicer ineligible receivable. Currently, the servicer is unable to segregate receivables in an account.

Eligible Receivables

An “Eligible Receivable” is a receivable:

(a)	which is payable in United States dollars;

(b)	which (i) has been funded by the related originator in whole or in part, (ii) relates to an account that has been funded by the originator in whole or in part or (iii) has been acquired by the originator from a third party, provided that (A) that receivable has been underwritten in accordance with underwriting standards that are not materially different from the Guidelines used by the originators with respect to the receivables in trust I on June 15, 2001; and (B) the receivable purchased by the applicable originator includes in all material respects (x) an unconditional commitment of the borrower to repayment of principal and interest, (y) a power of attorney to cancel insurance coverage in the event of a default, and (z) a security interest granted by the borrower in unearned premiums;

(c)	which does not finance premiums of any insurance policy of any insurance carrier known at origination to any of the originators, the seller or the transferor to be the subject of a proceeding that would impair enforcement of the originator’s right to the return of unearned premiums;

(d)	which does not relate to a premium finance agreement under which the obligor is a governmental authority;

(e)	which (x) if a receivable transferred to trust I on June 15, 2001 (other than a receivable acquired by an originator from a third party) is underwritten in accordance with the originators’ policies and procedures relating to the creditworthiness of borrowers and insurance carriers and the extension of credit to borrowers, called “Guidelines,” in effect at the time of origination of that receivable; and (y) if an additional receivable (other than a receivable acquired by an originator from a third party) is underwritten in accordance with Guidelines that are not materially different from the Guidelines used by the originators with respect to the receivables transferred to trust I on June 15, 2001;

(f)	as to which the obligor used all the proceeds to pay premiums and related items with respect to commercial property or casualty insurance policies under which that obligor is the insured that are governed by the law of any state, territory or commonwealth of the United States of America, the District of Columbia or the United States Virgin Islands;

(g)	with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required in connection with the creation of that receivable, and the execution, delivery and performance by the related originator of the related premium finance agreement, have been duly obtained, effected or given and are in full force and effect as of the date of transfer of that receivable to trust I;

(h)	as to which, at the time of transfer of that receivable to trust I, the terms of the related premium finance agreement have not been waived or modified except for waivers or modifications arising in the ordinary course of business that do not (x) impair the originator’s security interest in unearned premiums or related power of attorney; (y) limit the validity, enforceability or assignability of the related premium finance agreement; or (z) result in an extension of the term of or decrease in the interest rate (if applicable) on the related premium finance agreement, except as specified under “—Certain Covenants—Servicer Covenants” above;

(i)	with respect to which the related premium finance agreement is not subject to any right of rescission, setoff, counterclaim or defense arising out of violations of usury laws or any other defenses of any obligor at the time of transfer of that receivable to trust I, other than defenses that may arise after the time of transfer out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general and general equity principles;

(j)	with respect to which, at the time of transfer of that receivable to trust I, the related originator has not taken any action that would impair, or failed to take any action necessary to avoid impairing, the rights of trust I or the certificateholders with respect to that receivable;

(k)	which upon transfer to the trust is not delinquent for more than 30 days;

(l)	which (x) provides the related originator with a limited power of attorney allowing it to cancel the related insurance policy or policies in accordance with applicable law upon non-payment of a loan installment by the related obligor and (y) with respect to which trust I has a first priority perfected security interest in the unearned premiums relating to that receivable and a notice of financed premium has been delivered to the applicable insurance carrier or carriers or any of their agents, designees or representatives; provided, however, that up to 2% of aggregate receivables may consist of receivables as to which the applicable originator has no right to cancel the related insurance policy or policies or to return of unearned premiums;

(m)	with respect to which no related insurance policy has been canceled;

(n)	with respect to which the stated address of the obligor in the related premium finance agreement upon acceptance is in a Permitted Jurisdiction;

(o)	which was originated in compliance, in all material respects, with all requirements of law applicable to the originator and pursuant to loan documents which comply, in all material respects, with all requirements of law applicable to the originator;

(p)	which is the legal, valid and binding payment obligation of the related obligor, legally enforceable against that obligor in accordance with its terms;

(q)	with respect to which the related obligor (x) is not the subject of a bankruptcy or insolvency proceeding or (y) is the subject of a bankruptcy or insolvency proceeding if (1) the obligor has assumed its obligations under or has entered into the related premium finance agreement pursuant to an interim or final order of the bankruptcy court and, if assumed, is not undercollateralized, or, if new, is treated as a post-petition debtor-in-possession financing, (2) the related unearned premiums fully collateralize the related premium finance agreement and (3) after giving effect to transfer of that receivable to trust I, no more than 10% of aggregate receivables that, at the time of their transfer to trust I, were the subject of a bankruptcy or insolvency proceeding would have obligors that are subject to any of those proceedings;

(r)	with respect to which the related premium finance agreement provides for monthly, quarterly, semi-annual or annual payments by the related obligor, provided that, after giving effect to transfer of such receivable to trust I, (i) no more than 15% of aggregate receivables may have premium finance agreements that provide for quarterly payments by the related obligors and (ii) no more than 2% of aggregate receivables may have premium finance agreements that provide for semi-annual or annual payments by the related obligors;

(s)	which is an interest-bearing receivable;

(t)	which is a “general intangible” under the UCC;

(u)	which, after giving effect to the transfer of that receivable to trust I, would not cause any Excess Insurer Concentration Amount to exist;

(v)	which, after giving effect to the transfer of that receivable to trust I, would not cause (x) the aggregate receivables relating to the Tier 3 Insurers with the five largest aggregate amounts of insurance premiums financed by the receivables relative to all insurance carriers with insurance premiums financed by the receivables to exceed 17% of aggregate receivables or (y) the aggregate receivables relating to the Tier 2 Insurers with the four largest aggregate amounts of insurance premiums financed by the receivables relative to all insurance carriers with insurance premiums financed by the receivables to exceed 30% of aggregate receivables;

(w)	which, after giving effect to transfer of that receivable to trust I, would not cause the aggregate receivables relating to the financing of the insurance premiums of Tier 3 insurers to exceed 30% of aggregate receivables;

(x)	which, after giving effect to transfer of that receivable to trust I, would not cause the aggregate receivables relating to the financing of the insurance premiums of Tier 4 Insurers to exceed 5% of aggregate receivables;

(y)	which, after giving effect to the transfer of that receivable to trust I, would not cause the aggregate receivables related to a single borrower (or an affiliated group of borrowers) to exceed 5% of aggregate receivables; and

(z)	in addition to the foregoing, the loan agreement may contain other restrictions, requirements and criteria for receivables to be Eligible Receivables.

For an additional receivable to be an Eligible Receivable, it must meet the criteria set forth above as of its addition date, and until the Eligibility Criteria Change Date, each additional receivable must also meet the eligibility criteria applicable to trust I’s Series 2001-2 and Series 2002-1 certificates, which is in certain cases more restrictive than the eligibility criteria described in this prospectus with regard to insurer concentration limits. We refer you to “Risk Factors—Competition in the insurance premium finance loan industry could affect the quantity of receivables eligible for transfer to trust I, and could accelerate payment of your notes.”

The above eligibility criteria as it relates to insurer concentration limits is summarized in the following table:

Insurer Concentration Limits

Tier	Description (1)	Individual	Aggregate
—	American International Group, Inc., and its subsidiaries and affiliates(2)	≤ 35%
—	Lloyd’s (at least A-)(3)	≤ 15%
Tier 1	At least A-/A3 (domestic or foreign)	≤ 20%
Tier 2	At least BBB-/Baa3, below A-/A3 (domestic or foreign)	≤ 10%	4 carriers with most receivables ≤ 30%
Tier 3	Non-investment grade or non-rated (domestic and Lloyds)	≤ 5%	5 carriers with most receivables ≤ 17%; aggregate of all Tier 3 ≤ 30%
Tier 4	Non-investment grade or non-rated (foreign – except Lloyds)	≤ 3%	aggregate of all Tier 4 ≤ 5%

(1)	Based on split rating determination methodology.
(2)	Subject to AA-/Aa3 trigger on AIG financial strength rating, or if not available its corporate debt rating; once triggered, AIG is governed by the tiered individual and aggregate concentration limits above.
(3)	If below A- by S&P, then individual concentration not greater than 5% and to be included in Tier 2 or Tier 3 aggregate concentration limits, as applicable.

Trust I Pay-Out Events

The occurrence of a Pay-Out Event under trust I will trigger the commencement of the note rapid amortization period. We refer you to “The Indenture—Early Redemption Events—Trust I Pay-Out Events.”

Collection and Other Servicing Procedures

For each series of certificates, the servicer will be responsible for servicing and administering the receivables in accordance with the servicer’s policies and procedures for servicing insurance premium finance loans comparable to the receivables. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of insurance premium finance loans covering those actions and in such amounts as the servicer then believes to be reasonable.

Trust I Accounts

The servicer will establish and maintain the following accounts in the name of trust I, for the benefit of all series of certificates issued by trust I:

•	a finance charge account;

•	an excess funding account;

•	a distribution account; and

•	a collection account.

The distribution account and the collection account will be non-interest bearing accounts.

Each account described above will be established either as a segregated trust account or as an account maintained with a Qualified Institution.

A “Qualified Institution,” is a depository institution or trust company, which may include the trust I trustee or the indenture trustee, that:

•	is organized under the laws of the United States or any one of its states;

•	at all times has a certificate of deposit, short-term deposit or commercial paper rating of P-1 and at least A-1 by Moody’s Investor Services, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), respectively (each referred to in this prospectus as a “rating agency”), or a long-term unsecured debt rating (other than long-term debt whose rating is based on collateral or on the credit of a person other than that depositary institution or trust company) of at least Aa3 by Moody’s and AA- by Standard & Poor’s; and

•	has deposit insurance provided either by the Bank Insurance Fund (referred to as the “BIF”) or the Savings Association Insurance Fund (referred to as the “SAIF”), each administered by the Federal Deposit Insurance Corporation (referred to as the “FDIC”) or by a depository institution (which may include the trust I trustee or the indenture trustee) that is acceptable to each rating agency.

Funds in the excess funding account and the finance charge account will be invested, at the direction of the servicer, in Permitted Investments.

“Permitted Investments” are:

(a)	obligations fully guaranteed by the United States of America;

(b)	demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the rating in the highest category from Moody’s and Standard & Poor’s;

(c)	commercial paper having, at the time of trust I’s investment, a rating in the highest rating category from Moody’s and Standard & Poor’s;

(d)	bankers’ acceptances issued by any depository institution or trust company described in clause (b) above;

(e)	money market funds that have the highest rating from, or have otherwise been approved in writing by, Moody’s and Standard & Poor’s, so long as that investment will not require trust I to register as an “investment company” under the Investment Company Act;

(f)	repurchase obligations with respect to any security described in clause (a) above or with respect to any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company described in clause (b) above; and

(g)	any other investment if:

(i) each rating agency confirms in writing that that investment will not adversely affect its then current rating or ratings of the notes; and

(ii) that investment will not require trust I to register as an investment company under the Investment Company Act.

Any earnings (net of losses and investment expenses) on funds in the finance charge account or the excess funding account will, in the case of the finance charge account, be paid to the transferor, and in the case of the excess funding account, be paid at the direction of the servicer.

The servicer will have the revocable power to withdraw funds from the collection account and to instruct the trust I trustee to make withdrawals and payments from the finance charge account and the excess funding account for the purpose of carrying out the servicer’s duties under the pooling and servicing agreement.

The trust I trustee will be the paying agent and will have the revocable power to withdraw funds from the distribution account for the purpose of making distributions to the certificateholders.

Excess Funding Account

If on any date the transferor interest is less than the Minimum Transferor Interest (after giving effect to any addition of principal receivables to trust I), the servicer will not distribute to the holder of the transferor interest any collections of principal receivables allocable to the investor interest of the master collateral certificate that otherwise would be distributed to it, but will instead deposit those funds in the excess funding account until the transferor interest equals the Minimum Transferor Interest.

Funds on deposit in the excess funding account will be withdrawn and paid to the transferor on any date to the extent that the transferor interest is greater than the Minimum Transferor Interest on that date.

Allocation Percentages

Pursuant to the pooling and servicing agreement, with respect to each monthly period, the servicer will allocate between the investor interest of each series of certificates, including the master collateral certificate, and the transferor interest all amounts collected and allocated to finance charge receivables, all amounts collected and allocated to principal receivables and all Default Amounts with respect to that monthly period.

Default Amounts and collections of finance charge receivables will be allocated to the investor interest of the master collateral certificate based on the Floating Investor Percentage.

The “Floating Investor Percentage” is, with respect to any monthly period, the percentage equivalent of a fraction of which:

•	the numerator is the aggregate nominal liquidation amount for all notes issued by the issuer as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, the initial notes); and

•	the denominator is the greater of:

(i)	the aggregate amount of Beginning of Month Principal Receivables for the related monthly period; and

(ii)	the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge receivables, Default Amounts or principal receivables, as applicable, for all outstanding series of certificates on the date of determination.

If, however, a reset date occurs during the applicable monthly period, for purposes of determining the Floating Investor Percentage, the amount in clause (i) above will be:

•	for the period from and including the first day of that monthly period to but excluding the reset date, the aggregate amount of principal receivables in trust I as of the close of business on the last day of the prior monthly period; and

•	for the period from and including the reset date to and including the last day of that monthly period, the aggregate amount of principal receivables in trust I as of the beginning of the day on the reset date after adjusting for the aggregate amount of principal receivables added to or, in certain circumstances, removed from trust I on the reset date.

Collections of principal receivables will be allocated to the investor interest of the master collateral certificate based on the Fixed Investor Percentage.

The “Fixed Investor Percentage” is, with respect to any monthly period, the percentage equivalent of a fraction of which:

•	the numerator is the Principal Allocation Amount; and

•	the denominator is the greater of:

(i)	the aggregate amount of Beginning of Month Principal Receivables for that monthly period; and

(ii)	the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all outstanding series of certificates, including the master collateral certificate, for that monthly period.

If, however, a reset date occurs during the applicable monthly period, for purposes of determining the Fixed Investor Percentage, the amount in clause (i) above will be:

•	for the period from and including the first day of that monthly period to but excluding the reset date, the aggregate amount of Beginning of Month Principal Receivables for that monthly period; and

•	for the period from and including the reset date to and including the last day of that monthly period, the aggregate amount of principal receivables in trust I at the beginning of the day on the reset date after adjusting for the aggregate amount of principal receivables added to or, in certain circumstances, removed from trust I on the reset date.

“Principal Allocation Amount” shall mean, on any date during any month for any class or series of notes (exclusive of (x) any notes within such class or series which will be paid in full during such month and (y) any notes which will have a nominal liquidation amount of zero during such month), an amount equal to the sum of (a) for any class or series of notes for which there is an amount targeted to be deposited in the principal funding account for such notes (as described under “Deposit and Application of Funds—Targeted Deposits of Available Principal Amounts to the Principal Funding Account”), the sum of the nominal liquidation amounts for such notes as of the close of business on the day prior to the monthly period for which such amount is targeted to be deposited in the principal funding account for such notes, and (b) for all other notes the sum of the nominal liquidation amounts for such notes as of the close of business on the last day of the immediately preceding month (or, with respect to the first month for any such notes, the initial dollar principal amount of such notes).

A “reset date” is any date on which:

•	receivables are removed from trust I (and, if any series of certificates has been paid in full, principal receivables in an aggregate amount approximately equal to the initial investor interest of that series are removed from trust I); or

•	there is an increase in the investor interest under any Variable Interest issued by trust I.

A “Variable Interest” may include:

•	a certificate that is designated as a variable funding certificate in the related series supplement; or

•	a purchased interest sold as permitted by the agreement.

Monthly Deposits

Unless the servicer qualifies for monthly remittances of collections as described below, the servicer must, no later than the second business day following the date of processing, deposit into the collection account any collections received by the servicer with respect to the receivables. On the same day, following the deposit of these collections into the collection account, the servicer must deposit the appropriate allocations of collections of finance charge receivables into the finance charge account and of principal receivables into the principal account, and thereafter, make deposits and payments to the accounts and parties as described below.

As long as an originator remains the servicer under the pooling and servicing agreement, no Pay-Out Event has occurred and one of the conditions described below has been satisfied, the servicer may make these deposits on a monthly basis on each transfer date.

The amount of these monthly deposits and payments must equal the total amount of the deposits and payments that the servicer would have made during the related monthly period (net of any amounts that it has withdrawn during the month as described above and to cover certain expenses of the servicer) if it had not qualified for monthly remittances.

In order to qualify for monthly remittances, one of the following conditions must be satisfied:

•	the servicer provides to the trust I trustee a letter of credit or other credit enhancement covering the risk of commingling of collections by the servicer, and each rating agency rating the notes (and any other rating agency that has rated any outstanding series of notes) notifies the transferor or the seller that reliance on that letter of credit or other credit enhancement would not result in the lowering of that rating agency’s then-existing rating of any outstanding series of notes;

•	the certificate of deposit or unsecured short-term debt obligations of the seller are rated P-1 by Moody’s and at least A-1 by Standard & Poor’s, and are insured by either BIF or SAIF; or

•	the servicer makes other arrangements satisfactory and such arrangements satisfy the Rating Agency Condition.

Because the seller’s unsecured short-term debt obligations are currently rated P-1 by Moody’s and A-1 by Standard & Poor’s, the servicer will initially make the deposits and payments described below on a net basis on each transfer date. So long as it maintains these ratings, the seller will indemnify trust I for any losses resulting from commingling of collections by the servicer. The servicer intends to continue to make payments on a monthly basis (subject to the requirements described above) for as long as the notes are outstanding.

Even if the servicer is required to make daily deposits from the collection account into the finance charge account or the principal account, it will only be required to deposit collections for each monthly period from the collection account into the finance charge account or the principal account up to the amount required to be deposited or distributed to the noteholders on or prior to the related distribution date. If at any time prior to that distribution date the collections deposited in the collection account exceed these amounts, the servicer will be permitted to withdraw the excess from the collection account.

“Rating Agency Condition” means notification in writing by each rating agency that a proposed action will not result in that rating agency’s reducing or withdrawing its then existing rating of any series or class of the issuer’s notes or trust I’s certificates rated by it.

Shared Excess Finance Charge Collections

To the extent that collections of finance charge receivables allocated to the investor interest (and any other amounts that are to be treated as collections of finance charge receivables allocated to the investor interest) are not needed to make payments in respect of the master collateral certificate as described under “Deposit and Application of Funds—Application of Available Funds,” these amounts will be applied to make payments with respect to other series of certificates entitled to share these amounts pursuant to the pooling and servicing agreement. In addition, excess finance charge collections with respect to certain other series, to the extent not required to make payments with respect to that series, may be applied to cover shortfalls with respect to the master collateral certificate as well as to other series of certificates.

Shared Principal Collections

The servicer will determine the amount of collections of principal receivables for any monthly period allocated to the investor interest of the master collateral certificate, as well as any collections of finance charge receivables that are to be treated as principal collections, that are not needed to make the payments described under “Deposit and Application of Funds—Application of Series 2004-1 Available Principal Amounts,” and any similar amounts remaining for any other series of certificates, called “Trust I Shared Principal Collections.”

The servicer will allocate Trust I Shared Principal Collections among the outstanding series of certificates to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any series of certificates entitled to share in these amounts, that have not been covered out of the collections of principal receivables allocable to that series and any other amounts for that series used to make those distributions and deposits for that series. These shortfalls for each series are called “Principal Shortfalls.”

Trust I Shared Principal Collections will not be used to cover investor charge-offs for any series of certificates. If Principal Shortfalls exceed Trust I Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated pro rata among the applicable series of certificates based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the transferor or, under certain circumstances, deposited into an excess funding account.

Servicing Compensation and Payment of Expenses

The servicer’s compensation is allocated among the investor interests of all series and the transferor interest. This servicing fee is based on an annual “Servicing Fee Rate” of 0.50%.

The servicing fee allocable to the investor interest of the master collateral certificate with respect to any transfer date, called the “Investor Servicing Fee,” equals one-twelfth of the product of: (i) the Servicing Fee Rate; and (ii) the nominal liquidation amount of the Series 2004-1 notes as of the last day of the monthly period preceding that transfer date.

The remainder of the servicing fee is paid by other certificate series (as provided in the related series supplements) or by the transferor.

The Servicing Fee will be paid to the servicer on each transfer date only to the extent that sufficient funds allocated to the investor interest of the master collateral certificate are available after the payment of any unpaid fees and expenses of the trust I trustee as described below in “—Trust I Trustee.”

So long as the originators are the servicer, the servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables, including, among other things, payment of the fees and disbursements of the trust I trustee and independent certified public accountants and other fees that are not expressly stated in the pooling and servicing agreement as being payable by trust I or the certificateholders. Neither the servicer nor the transferor will pay federal, state and local income and franchise taxes, if any, of trust I.

Certain Matters Regarding the Transferor and the Servicer

The servicers may not resign from their obligations and duties under the pooling and servicing agreement, except upon determination that performance of their duties are no longer permissible under applicable law. No resignation will become effective until a successor or successors to the servicers have assumed their responsibilities and obligations under the pooling and servicing agreement.

The pooling and servicing agreement provides that, subject to the limitations on the servicer’s liability described below, the servicer will indemnify trust I and the trust I trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions that constitute negligence on the part of the servicer with respect to the activities of trust I or the trust I trustee for which the servicer is responsible pursuant to the pooling and servicing agreement.

The servicer will not indemnify trust I or the certificateholders if the acts, omissions, or alleged acts or omissions of trust I for which the servicer would otherwise be responsible constitute or are caused by fraud, gross negligence or willful misconduct by the trust I trustee (or any of its officers, directors, employees, or agents). In addition, it will not indemnify trust I, the certificateholders or the certificate owners for losses, liabilities, expenses, damages, or injuries arising from actions taken by the trust I trustee at the request of certificateholders.

Except as required by the pooling and servicing agreement as described under “—Certain Covenants,” the servicer will not indemnify trust I, the certificateholders or the certificate owners for any losses, liabilities, expenses, damages, or injuries incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of receivables in defaulted accounts or defaulted receivables that are written off as uncollectible. It also will not indemnify them for any losses, liabilities, expenses, damages or injuries suffered or sustained by them that arise under any tax law, including without limitation any federal, state, local or foreign income or franchise tax, or any other tax imposed on or measured by income (or any interest or penalties with respect to, or arising from a failure to comply with, these tax laws) that they may owe to any taxing authority in connection with the pooling and servicing agreement.

In addition, the pooling and servicing agreement provides that, subject to certain exceptions, the transferor will indemnify trust I and the certificateholders from and against any reasonable loss, liability, expense, damage or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply with any tax law) arising out of or based upon the arrangement created by the pooling and servicing agreement as though the pooling and servicing agreement created a partnership under the Delaware Uniform Partnership Law in which the transferor is a general partner.

The pooling and servicing agreement provides that, except for obligations specifically undertaken by the transferor and the servicer pursuant to the pooling and servicing agreement, neither the transferor nor the servicer (nor any of their respective directors, trustees, officers, employees or agents) will be under any liability to trust I, the trust I trustee, its officers, directors, employees or agents, the certificateholders or any other person for any action taken, or for refraining from taking any action, pursuant to the pooling and servicing agreement, unless imposed by reason of willful misfeasance, bad faith or gross negligence of the transferor or the servicer in the performance of its duties under the pooling and servicing agreement or reckless disregard of its obligations and duties.

In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the pooling and servicing agreement and that in its opinion may expose it to any expense or liability.

Any person into which, in accordance with the pooling and servicing agreement, the transferor or any of the servicers may be merged or consolidated or any person resulting from any merger or consolidation to which the transferor or the servicer is a party, or any person succeeding to the business of the transferor or any of the servicers, will be the successor to the transferor or the applicable servicer, as the case may be, under the pooling and servicing agreement upon execution of a supplemental pooling and servicing agreement expressly assuming the obligations of the transferor or servicer, as applicable, under the pooling and servicing agreement, delivery of an officer’s certificate of the transferor or servicer with respect to the compliance of the transaction with the applicable provisions of the pooling and servicing agreement, delivery of an opinion of counsel that the supplemental pooling and servicing agreement is legal, valid and binding and delivery of notice to the rating agencies.

The owner trustee of the transferor has only nominal duties under the transaction documents and has no liability with respect to the certificates or the receivables.

Servicer Default

In the event of any Servicer Default, either the trust I trustee or certificateholders representing undivided interests aggregating more than 50% of the investor interests for all outstanding series, by written notice to the applicable servicer (and to the trust I trustee if given by the noteholders), may terminate all of the rights and obligations of the applicable servicer as servicer under the pooling and servicing agreement and in and to the receivables (including collections and other proceeds). The termination of the servicer and appointment of a successor servicer is called a “service transfer.” The rights and interest of the transferor under the pooling and servicing agreement and in the transferor interest will not be affected by a service transfer.

The trust I trustee and the master servicer will use best efforts to appoint another entity reasonably acceptable to each credit enhancement provider, or petition a court of competent jurisdiction to appoint another entity as Successor Servicer, provided that the Rating Agency Condition is satisfied with respect to that appointment. Until a successor servicer is appointed, the servicer will continue to act as servicer.

A “Servicer Default” under the pooling and servicing agreement refers to any of the following events:

(a) failure by either servicer to make any payment, transfer or deposit, or to give instructions to the trust I trustee to make certain payments, transfers or deposits, on the date that the servicer is required to do so under the pooling and servicing agreement (or within the applicable grace period, which may not exceed 10 business days);

(b) (i) failure on the part of either servicer to duly observe or perform in any respect any other covenants or pooling and servicing agreements of the servicer, if that failure has a material adverse effect on the noteholders of any outstanding series and continues unremedied for a period of 60 days after written notice, during which time it continues to have a material adverse effect on the noteholders (it being understood, however, that if the breach of such covenant or pooling and servicing agreement results in any receivable becoming a servicer ineligible receivable, such breach shall not constitute a Servicer Default, if such servicer ineligible receivable is purchased from trust I by the servicer within the required time for such purchase and in accordance with the relevant provisions of the pooling and servicing agreement); or (ii) the delegation by a servicer of its material duties, except as specifically permitted under the pooling and servicing agreement;

(c) any representation, warranty or certification made by either servicer in the pooling and servicing agreement or in any certificate delivered pursuant to the pooling and servicing agreement proves to have been incorrect when made, which has a material adverse effect on the certificateholders of any outstanding series, and which continues to be incorrect in any material respect for a period of 60 days after written notice, if during those 60 days it continues to have a material adverse effect on the noteholders; or

(d) the occurrence of certain insolvency events with respect to either servicer.

Notwithstanding the above, a delay in or failure of performance referred to in clause (a) above for a period of 30 business days, or referred to under clause (b) or (c) for a period of 60 business days, will not constitute a Servicer Default if that delay or failure could not be prevented by the exercise of reasonable diligence by the servicer or was caused by an act of God or other similar occurrence. The servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of pooling and servicing agreement, and must provide the trust I trustee, any provider of Enhancement, the transferor and the holders of notes of each outstanding series prompt notice of that failure or delay, together with a description of the cause of that failure or delay and its efforts to perform its obligations.

If a conservator or receiver is appointed for a servicer, and no Servicer Default other than that conservatorship or receivership or the insolvency of that servicer exists, the conservator or receiver may have the power to prevent either the trust I trustee or the majority of the noteholders from effecting a service transfer.

Information Available Electronically

The indenture trustee will make available to each noteholder of record and the other persons entitled thereto the statements referenced above via the indenture trustee’s Internet Website with the use of a password provided by the indenture trustee or its agent to such person upon receipt from such person of a certification in form attached to the series supplement. The indenture trustee’s Internet Website will initially be located at <www.ctslink.com> or at such other address as the indenture trustee shall notify the parties to the related series supplement from time to time. In addition, the indenture trustee will also make certain other documents, reports and information provided by the servicer to each noteholder and other persons entitled thereto via the indenture trustee’s Internet Website with the use of a password provided by the indenture trustee or its agent to such person upon receipt by the indenture trustee from such person of a certification in the form attached to the related series supplement; provided, however, that the parties to the series supplement and the Rating Agency shall not be required to provide such certification. For assistance with regard to this service, investors may call the corporate trust office of the indenture trustee at 1-800-344-5128.

The indenture I trustee makes no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the indenture I trustee for which it is not the original source.

The indenture trustee may require registration and the acceptance of a disclaimer in connection with providing access to the indenture trustee’s Internet Website. The indenture I trustee shall not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

Evidence as to Compliance

The pooling and servicing agreement will provide that on or before March 31 of each calendar year, commencing March 31, 2005, the servicer will cause a firm of independent certified public accountants (which may also render other services to the servicer, the seller or the transferor) to furnish a report to the effect that it has examined the servicer’s compliance with certain sections of the pooling and servicing agreement relating to the servicing of the receivables and that, on the basis of its examination, it is of the opinion that servicing of the receivables was conducted in compliance with those sections of the pooling and servicing agreement, except for exceptions or errors that it believes to be immaterial and other exceptions that will be set forth in that statement.

The pooling and servicing agreement will provide for delivery to the trust I trustee, on or before March 31 of each calendar year commencing in March 2005, of an annual statement signed by an officer of each servicer to the effect that each servicer has fully performed its obligations under the pooling and servicing agreement throughout the preceding year, or, if there has been default in the performance of any obligation of either servicer, specifying the nature and status of the default.

Amendments

The pooling and servicing agreement may be amended by the transferor, the servicer and the trust I trustee, without the consent of certificateholders of any series then outstanding, for any purpose, so long as:

•	the transferor delivers to the trust I trustee an opinion of counsel to the effect that the amendment will not adversely affect in any material respect the interests of those certificateholders; and

•	the amendment will not result in a withdrawal or reduction of the rating of any outstanding series by any rating agency. If the amendment provides for additional or substitute credit enhancement for a series or changes the definition of Eligible Receivable, the matters to be covered by the opinion of counsel described in the first clause above may instead be covered by a Certificate of an authorized officer of the transferor. Such an amendment may be entered into in order to comply with or obtain the benefits of certain future tax legislation.

The pooling and servicing agreement may also be amended by the transferor, the servicer and the trust I trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66-2/3% of the investor interests of all series, in order to add any provisions to, change in any manner or eliminate any of the provisions of the pooling and servicing agreement or the related series supplement, or modify in any manner the rights of certificateholders of any outstanding series. Such an amendment, however, may not, without the consent of all certificateholders of the related series and of all series adversely affected:

•	reduce in any manner the amount of, or delay the timing of distributions required to be made on any series;

•	change the definition of or the manner of calculating the interest of any certificateholder of any series; or

•	reduce the percentage of undivided interests of holders of certificates required to consent to any such amendment.

Promptly following the execution of any amendment to the pooling and servicing agreement, the trust I trustee will furnish written notice of the substance of the amendment to each certificateholder.

Any series supplement and any amendments regarding the addition or removal of receivables from trust I will not be considered an amendment requiring certificateholders’ consent under the provisions of the pooling and servicing agreement.

List of Certificateholders

Upon written request of certificateholders of record representing undivided interests in trust I aggregating not less than 10% of the investor interest, the trust I trustee will afford those certificateholders access during business hours to the current list of certificateholders of trust I, for use in communicating with other certificateholders with respect to their rights under the pooling and servicing agreement. The trust I trustee may, however, refuse to supply such a list until it has been adequately indemnified by the certificateholders for its costs and expenses, and will give the servicers notice that such a request has been made.

The Transferor

Mellon Premium Finance Loan Owner Trust is the transferor under the pooling and servicing agreement. The transferor is a business trust formed under the laws of the State of Delaware under a trust agreement. Mellon Bank, N.A. is the depositor and the initial sole owner of the transferor. The assets of Mellon Bank, N.A. are not available to support the obligations of the transferor. The transferor does not have and is not expected to have significant assets. The trust agreement limits the ability of the transferor to engage in any business other than:

•	acquiring, holding, and selling insurance premium finance agreements;

•	acquiring, holding and selling the transferor certificate;

•	issuing and making payments on trust I notes of the transferor; and

•	engaging in other activities to accomplish the above.

The owner trustee in trust I agreement is Chase Manhattan Bank USA National Association. It is a national banking association with its corporate trust office located in Wilmington, Delaware. The owner trustee has not participated in the preparation of this prospectus and assumes no responsibility for its contents.

The Trust I Trustee

Wells Fargo Bank, N.A. is the trustee under the pooling and servicing agreement. The seller, the transferor, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates.

The trust I trustee has entered into an agreement with the transferor pursuant to which the transferor has agreed to pay the fees and expenses of the trust I trustee. In the event that the transferor fails to pay amounts owed to the trust I trustee pursuant its agreement, on any transfer date, to the extent not paid by the transferor, one twelfth of the trust I trustee’s annual fee of $3,500 plus certain additional expenses, if any, of the trust I trustee, not to exceed $50,000 per year (the “Unpaid Trustee Fee”), will be allocated to the master collateral certificate based on nominal liquidation amount of all series of notes issued by the issuer.

The trust I trustee, the transferor, the servicer and any of their respective affiliates may hold certificates in their own names (except that the trust I trustee may not hold a certificate issued by the related trust for its own account). In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trust I trustee will have the power to appoint a co-trustee or separate trustees of all or part of trust I. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the trust I trustee by the pooling and servicing agreement will be conferred or imposed upon the trust I trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trust I trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, which will exercise and perform those rights, powers, duties and obligations solely at the direction of the trust I trustee.

The trust I trustee may resign at any time, in which event the transferor will be obligated to appoint a successor trustee. The transferor may also remove the trust I trustee if the trust I trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trust I trustee becomes insolvent. If the transferor removes the trust I trustee, it will be obligated to appoint a successor trustee. Any resignation or removal of the trust I trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENTS

Purchases of Receivables

The first tier receivables purchase agreement governs the seller’s purchase of receivables from the originators. The second tier receivables purchase agreement governs the transfer of these receivables from the seller to the transferor. Pursuant to the pooling and servicing agreement, these receivables are transferred to trust I. We refer to the first tier receivables purchase agreement together with the second tier receivables purchase agreement as the receivables purchase agreements. The purchase price of these receivables under each of the receivables purchase agreements equals the outstanding principal balance of the receivables. The rights of the seller under the first tier receivables purchase agreement are assigned by the seller to the transferor pursuant to the second tier receivables purchase agreement. Pursuant to the pooling and servicing agreement, the transferor will also transfer to trust I its rights in, to, and under the receivables purchase agreements with respect to the receivables.

Representations and Warranties

Pursuant to the first tier receivables purchase agreement, each of the originators jointly and severally represent and warrant that, and pursuant to the second tier receivables purchase agreement the seller represents and warrants that, as of the closing date with respect to receivables transferred to trust I on the closing date, and the related addition date with respect to additional receivables that:

•	each receivable has been conveyed to the transferor free and clear of any lien of any person claiming through or under the originators or any of their affiliates in the case of the first tier receivables purchase agreement or through or under the seller or any of its affiliates in the case of the second tier receivables purchase agreement (other than, in each case, any liens for municipal and other local taxes that are not at the time due and payable or the validity of which is currently being contested by the applicable originator in good faith by appropriate proceedings and for which the applicable originator has set aside on its books adequate reserves) and in compliance, in all material respects, with all requirements of law applicable to the originators or the seller, as the case may be; and

•	each receivable is an Eligible Receivable.

In the event of a breach of the representation and warranty described in the clauses above, and if, on the expiration of 60 days from the earlier to occur of the discovery of such an event by either the transferor or the servicer, or receipt by the transferor of written notice of any such event from the trust I trustee, and/or the seller, as applicable, pursuant to the pooling and servicing agreement, then, the originator and/or the seller, as applicable, must pay to the transferor immediately on demand an amount equal to the amount of all losses, damages and liabilities of the transferor that result from the breach, including but not limited to the principal balance of such transferor ineligible receivable plus accrued and unpaid interest thereon. However, no damages will be payable if, on any day within the applicable grace period, those representations and warranties that have been breached with respect to the applicable receivable are then true and correct in all material respects as if that receivable had been created on that day. Upon payment of damages to the transferor, the transferor shall reassign the transferor ineligible receivable to the seller and/or originator, as applicable. The sole remedy for a breach of any of the representations and warranties shall be the payment of damages to the transferor and the repurchase of the related transferor ineligible receivable.

Certain Covenants

Pursuant to the first tier receivables purchase agreement, each originator jointly and severally covenants to the seller that, and pursuant to the second tier receivables purchase agreement the seller covenants to the transferor that, among other things, subject to specified exceptions and limitations, it will take no action to cause:

•	any receivable to be evidenced by any instruments or to be anything other than a “general intangible” as defined in the UCC; and

•	(a) in the case of the first tier receivables purchase agreement, in the event that any originator is unable for any reason to transfer receivables to the transferor, it will nevertheless continue to allocate and pay all collections from those receivables to or upon the order of the seller, and (b) in the case of the second tier receivables purchase agreement, in the event the seller is unable for any reason to transfer receivables to the transferor it will nevertheless continue to allocate and pay all collections from those receivables to the transferor.

Purchase Termination

If either originator becomes insolvent, the seller’s obligations under the first tier receivables purchase agreement to purchase receivables from that originator will automatically terminate. In addition, if the seller becomes insolvent, the originators’ obligations to transfer receivables to the transferor will automatically terminate. If the seller becomes insolvent, the transferor’s obligations under the second tier receivables purchase agreement to purchase receivables from the seller will automatically terminate. In addition, if the transferor becomes insolvent, the seller’s obligations to transfer receivables to the transferor will automatically terminate.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

The transferor will represent and warrant in the pooling and servicing agreement that the transfer of receivables by it to trust I is either a valid transfer and assignment to trust I of all right, title and interest of the transferor in and to the related receivables, except for the transferor interest, or the grant to trust I of a security interest in those receivables. The transferor also will represent and warrant in the pooling and servicing agreement that, if the transfer of receivables by the transferor to trust I is deemed instead to create a security interest under the UCC instead of transfer and assignment, there will exist a valid, subsisting and enforceable first priority perfected security interest in those receivables in favor of trust I on and after their creation and transfer to trust I, except for certain tax and other governmental liens.

For a discussion of trust I’s rights arising from a breach of these warranties, see “Description of Trust I and the Master Collateral Certificate—Representations and Warranties; Reassignment of the Receivables.”

Certain Matters Relating to Insolvency and Bankruptcy

Insolvency of the Seller

The seller is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the seller upon the occurrence of certain events relating to the seller’s financial condition.

The Federal Deposit Insurance Act (“FDIA”), as amended by FIRREA, sets forth certain powers that the FDIC may exercise in its capacity as conservator or receiver for the seller. Positions taken by the FDIC prior to the passage of FIRREA suggest that the FDIC, if appointed as conservator or receiver of the seller, would not interfere with the timely transfer to trust I of payments collected on the receivables or interfere with the timely liquidation of related receivables, as described below.

To the extent that the seller has granted a security interest in the receivables to trust I, and that interest was validly perfected before the seller’s insolvency and was not taken in contemplation of the insolvency of the seller or with the intent to hinder, delay or defraud the seller or the creditors of the seller, the FDIA provides that that security interest should not be subject to avoidance by the FDIC as conservator or receiver of the seller. As a result, the FDIC should not be able to prevent payments to trust I with respect to the receivables.

In addition, the FDIC has promulgated, effective September 11, 2000, a regulation on the FDIC’s treatment, as conservator or receiver, of financial assets transferred in connection with a securitization or participation. This regulation provides, among other things, that the FDIC will not seek to recharacterize as loans, transfers by insured depositary institutions in connection with a securitization if the securitization satisfies the conditions of the regulation. In general, these conditions require that the insured depositary institution receive adequate consideration for the transfer and that the transfer satisfy the requirements of sale accounting under U.S. generally accepted accounting principles, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver. As a result, payments to noteholders with respect to the receivables, up to the amount of “actual, direct compensatory damages,” as described below, should not be subject to recovery by the FDIC as conservator or receiver of Mellon Bank, N.A. The foregoing conclusions regarding avoidance and recovery are based on the FDIC’s regulations on the treatment by the FDIC, as conservator or receiver, of financial assets transferred in connection with a securitization or participation, which took effect September 11, 2000, and FDIC general counsel opinions and policy statements regarding the application of certain provisions of the FDIA. However, such opinions and policy statements are not necessarily binding on the FDIC and the application of the FDIC’s regulation to any particular transaction is subject to certain conditions. If the FDIC, as conservator or receiver for Mellon Bank, N.A. were to assert a contrary position, the FDIC’s regulation on the treatment by the FDIC, as conservator or receiver, of financial assets transferred in connection with a securitization or participation were not applicable, or the FDIC were to require the transferor or the trust I trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to Mellon Bank, N.A. as provided under the FDIA, delays in payments on the master collateral certificate and, therefore, on the notes and possible reductions in the amount of those payments could occur. The FDIA provides that the FDIC may repudiate contracts, including secured contracts, determined by it to be burdensome and that claims for repudiated obligations are limited to actual, direct compensatory damages determined as of the date of the appointment of the conservator or receiver. The FDIA does not define the term “actual, direct compensatory damages.” On April 10, 1990, the Resolution Trust Company (the “RTC”), formerly a sister agency of the FDIC, adopted a statement of policy with respect to the payment of interest on direct collateralized borrowings of savings associations. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contact rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract to the extent secured by the collateral. However, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. The FDIC, as conservator or receiver, would also have any rights and powers conferred under state law.

In addition, the insolvency of the seller would cause a Pay-Out Event to occur with respect to all series of certificates that would result in the commencement of the rapid amortization period. If a rapid amortization period occurs, noteholders are likely to be repaid principal on their notes earlier than expected.

Bankruptcy of the Transferor or an Originator

Each of the originators will sell receivables to the seller, and the seller, in turn, will sell receivables to the transferor and the transferor, in turn, will sell the receivables to trust I. However if one of the originators or the transferor becomes bankrupt, a court could conclude that the receivables sold to trust I are not owned by trust I, but rather are part of the bankruptcy estate of one of the originators or the transferor, as applicable, either because the court concludes that the sale of the receivables from the bankrupt party was not really a sale but rather a secured financing or because the court concludes that the bankrupt party and the owner of the receivables should be treated as a single entity rather than separate entities. If this were to occur, noteholders could experience delays or reductions in payments on their notes as a result of:

•	the “automatic stay” provisions of the U.S. Bankruptcy Code, which prevent secured creditors from exercising remedies against a debtor in bankruptcy and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

•	certain tax or government liens on one of the originators or the transferor’s property (that arose prior to the transfer of a receivable to trust I) having a right to be paid from collections on the receivables before those collections are used to make payments on the notes; and

•	the fact that the transferor, trust I or the trust I trustee may not have a perfected security interest in the receivables held by the applicable bankrupt party at the time a bankruptcy proceeding begins.

In addition, a bankruptcy trustee may have the power:

•	regardless of the terms of the pooling and servicing agreement, (a) to prevent the beginning of the rapid amortization period, (b) in the case of the insolvency of the transferor to prevent the early sale of the receivables and termination of trust I or (c) require new receivables to continue to be transferred to trust I; or

•	regardless of the instructions of those authorized to direct the trust I trustee’s actions under the pooling and servicing agreement, (a) to require the early sale of the receivables, (b) to require termination of trust I and retirement of the master collateral certificate and/or the notes or (c) to prohibit the continued transfer of receivables to trust I.

The bankruptcy of either the transferor or one of the originators would cause a Pay-Out Event to occur with respect to all series of certificates then outstanding under trust I. Pursuant to the pooling and servicing agreement, newly created principal receivables will not be transferred to trust I on and after any such appointment or voluntary liquidation. In addition, in the case of the insolvency of the transferor, unless holders of over 50% of the investor interest of each class of each series of certificates object and indicate that they wish to continue to have receivables sold to trust I, the trust I trustee would sell the receivables allocable to each series in accordance with the terms of the pooling and servicing agreement and trust I would terminate. Even if trust I were not terminated, the insolvency of one of the originators, or the bankruptcy of either the transferor or an originator would cause a Pay-Out Event to occur that would result in the commencement of the rapid amortization period. If a rapid amortization period occurs, noteholders are likely to be repaid principal on their notes earlier than expected.

We refer you to “The Indenture—Early Redemption Events”, “The Indenture—Early Redemption Events—Trust I Pay-Out Events” and “Deposit and Application of Funds—Targeted Deposits of Available Principal Amounts to the Principal Funding Account.”

Lack of Perfected Security Interests in Certain Unearned Premiums

Each receivable includes a grant by the borrower to the applicable originator of a security interest in the related unearned premium. The perfection of a security interest in an unearned premium is generally not governed by the UCC. Statutes, common law and industry practice govern the perfection of a security interest in unearned premiums and generally require, for the perfection of such a security interest, a notice informing the applicable insurance carrier of the identity of the person entitled to the payment of that unearned premium. It is standard practice for the originators to send such a notice to the applicable insurance carrier and/or any of its agents, designees or representatives at or about the time the insurance policy premium is financed. Each originator will represent and warrant to the seller, the seller will represent to the transferor and the transferor will represent and warrant to trust I, in each case, as of the date of transfer of each receivable, that the applicable originator has a first priority perfected security interest in the unearned premiums relating to the receivable so transferred.

Each originator will assign its security interest in the unearned premiums to the seller, which will in turn assign its security interest in the unearned premiums to the transferor which will in turn assign its security interest in the unearned premiums to trust I.

The applicable originator will represent and warrant in the first tier receivables purchase agreement to the seller, the seller will represent and warrant in the second tier receivables purchase agreement to the transferor and the transferor will represent and warrant in the pooling and servicing agreement that a notice of financed premium has been delivered to the related insurance carrier and/or any of its agents, designees or representatives notifying it of the trust I trustee’s security interest in the unearned premium and that trust I has a first priority perfected security interest in these unearned premiums.

In the event that the representations and warranties relating to the perfection of security interests in unearned premiums are breached and as a result the related account becomes a defaulted account or trust I’s rights in, to or under the receivable or its proceeds are impaired or the proceeds of that receivable are not free and clear of any lien, then, upon the expiration of the applicable grace period, that receivable will be treated as a transferor ineligible receivable and removed from trust I as described under “Description of the Notes—Representations and Warranties.”

If an originator becomes the subject of a bankruptcy or insolvency proceeding and trust I does not have a perfected security interest in the unearned premium, trust I’s interest in that unearned premium would be subordinated to the interest of a bankruptcy trustee of that originator. As a result, noteholders might not be able to obtain the proceeds of any returned unearned premiums.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion, summarizing the anticipated material generally applicable Federal income tax consequences of the purchase, ownership and disposition of the Class A, Class B and Class C notes, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to note owners in light of their personal investment circumstances or to certain types of note owners subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their own tax advisors regarding Federal, state, local, or foreign tax laws and any other tax consequences to them with respect to their investment in the notes. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN NOTES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION. References in this “U.S. Federal Income Tax Consequences” section to a note or notes, unless the context indicates otherwise, refer only to the Class A, Class B and Class C notes. The term “note owner” refers to a holder of a beneficial interest in a note.

Characterization of the Notes as Indebtedness

McKee Nelson LLP will act as special tax counsel to the transferor (“Special Tax Counsel”) and will advise the transferor, based on the assumptions and qualifications set forth in its opinion, that the notes will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the “IRS”), and there can be no assurance that the IRS could not successfully challenge this conclusion.

The transferor will express in the indenture and the pooling and servicing agreement its intent that for Federal, state and local income and franchise tax purposes, the notes be indebtedness secured by the receivables. The transferor agrees and each noteholder and note owner, by acquiring an interest in a note, agrees or will be deemed to agree to treat the notes as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the pooling and servicing agreement, the transferor expects to treat those transactions, for regulatory and financial accounting purposes, as a sale of an ownership interest in the receivables and not as a debt obligation.

In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership with respect to the property. Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the receivables has not been transferred to the note owners.

Taxation of Interest Income of Note Owners

As set forth above, it is expected that Special Tax Counsel will advise the transferor that the notes will constitute indebtedness for Federal income tax purposes, and accordingly, interest on the notes will be includible in income by note owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the notes may also constitute “investment income” for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

Interest and OID

If the notes are issued with original issue discount (“OID”), the provisions of sections 1271 through 1275 of the Code will apply to the notes. Under those provisions, a note owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a note in income for Federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income.

In general, a note will be treated as having OID to the extent that its “stated redemption price” exceeds its “issue price” by more than a de minimis amount. Although not clear, the de minimis amount for a note would appear to equal the product of (1) 0.25%, (2) the stated redemption price of the note and (3) the weighted average maturity of the note.

The issue price of an issue of debt instruments issued for money is the first price at which a substantial portion of the issue is sold. The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. It is possible that some or all of the interest on the notes may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, the transferor intends to take the position that all interest on the notes constitutes qualified stated interest.

If a note is issued with more than a de minimis amount of OID, such OID must be included in income by the note owner as the OID accrues, regardless of the note owner’s method of accounting. For information reporting purposes, the transferor will determine the amount of any OID accruals under rules set out in Section 1272(a)(6) of the Code. Because no regulations have been issued interpreting those provisions, however, the manner in which those provisions would apply to the notes is unclear.

Under Section 1272(a)(6) of the Code, the amount of OID allocable to any accrual period for a note will equal (1) the sum of (i) the adjusted issue price of the note at the end of the accrual period and (ii) any payments made on the note during the accrual period of amounts included in the stated redemption price at maturity of the note, minus (2) the adjusted issue price of the note at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period. For this purpose, the adjusted issue price of the note at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on the note at its yield to maturity. In addition, the remaining payments due are determined based on a prepayment assumption, but are adjusted to take into account the effect of payments actually made on the note. The yield to maturity of a note is determined by projecting payments due on the note based on the prepayment assumption.

Given the uncertainty regarding the application of Section 1272(a)(6) of the Code to the notes, prospective investors should consult their own tax advisors regarding the consequences to them if the notes were treated as having been issued with OID.

Market Discount

A note owner who purchases a note at a discount from its outstanding principal amount (or, if the note is issued with OID, its adjusted issue price) will acquire the note with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25%, (ii) the stated redemption price at maturity of the note and (iii) the remaining weighted average maturity of the note), the market discount will be considered to be zero. Treasury regulations interpreting the market discount rules have not yet been issued; therefore, prospective investors should consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond is treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the notes, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a note issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a note that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to the notes, the prepayment assumption applicable to calculating the accrual of any OID with respect to the note would apply.

If a note owner incurred or continues indebtedness to purchase or hold a note with market discount, the owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such a note owner elects to include market discount in income currently as it accrues on all market discount bonds acquired by such owner in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A purchaser of a note that purchases the note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that note in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that note and may elect to amortize the premium under Section 171 of the Code. If a note owner makes this election, the amount of any interest payment that must be included in the note owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield to maturity basis. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the note owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Election to Treat All Interest as OID

The regulations relating to OID permit a note owner to elect to accrue all interest, discount (including de minimis original issue discount and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). If such an election were to be made and the note were to be acquired at a premium, such an owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the note owner had acquired the note with market discount, the note owner would be considered to have made an election described in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Sale of a Note

In general, a note owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a note measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the note owner’s tax basis in the note (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to its note). Subject to the market discount rules discussed above and to the more than one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the note was held as a capital asset. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for those taxpayers. In addition, capital losses generally may be used only to offset capital gains.

Tax Characterization of Trust

The pooling and servicing agreement permits the issuance of classes of notes that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. The trust could be characterized either as (i) a security device to hold receivables securing the repayment of the notes or (ii) a partnership in which the transferor and certain classes of beneficial owners of notes are partners, and which has issued debt represented by other classes of notes. In connection with the issuance of notes of any series, Special Tax Counsel will render an opinion to the transferor, based on the assumptions and qualifications set forth in the opinion, that under then current law, the issuance of the notes of these series, whether or not publicly offered, will not cause the applicable trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation

The opinion of Special Tax Counsel with respect to the notes will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the receivables (or an interest in those receivables) to the note owners and that the proper classification of the legal relationship between the transferor and some or all of the note owners or noteholders resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any classes of notes were treated as interests in a partnership or corporation (unless, as is permitted by the pooling and servicing agreement, an interest in trust I is issued or sold that is intended to be classified as an interest in a partnership).

If trust I were treated in whole or in part as a partnership in which some or all of the holders of interests in the publicly offered notes were partners, that partnership would be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, if interests in trust I other than the publicly offered notes are considered to be equity and are considered to be publicly traded, trust I could constitute a publicly traded partnership even if all holders of interests in the publicly offered notes were treated as debt for tax purposes. If trust I were classified as a publicly traded partnership, it would not be subject to taxation as a corporation if its income was not derived in the conduct of a “financial business;” however, whether the income of trust I would be so classified is unclear and Special Tax Counsel is unable to opine as to whether trust I would be so classified.

Under the Code and the regulations, a partnership will be classified as a publicly traded partnership if equity interests are traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The transferor intends to take measures designed to reduce the risk that trust I could be classified as a publicly traded partnership by reason of interests other than the publicly offered notes. Although the transferor expects that these measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of these interests as “readily tradable” on a “secondary market” or its “substantial equivalent” are not fully within the control of the transferor. As a result, there can be no assurance that the measures the transferor intends to take will in all circumstances be sufficient to prevent trust I from being classified as a publicly traded partnership under the regulations.

If a transaction were treated as creating a partnership between the transferor and the note owners or noteholders that is not characterized as a publicly traded partnership taxable as a corporation, the partnership itself would not be subject to Federal income tax; rather, the partners of that partnership, including the note owners or noteholders, would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a note owner could differ if the notes were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual’s share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual’s adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual’s adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the notes. Finally, even assuming that a partnership qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a note owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute “unrelated business taxable income” which generally would be taxable to the holder under the Code.

If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, trust I would be subject to Federal income tax at corporate income tax rates on the income it derives from the receivables, which would reduce the amounts available for distribution to the note owners, possibly including note owners of a class that is treated as indebtedness. Such a classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to note owners. Cash distributions to the note owners (except any class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of the deemed corporation’s earnings and profits.

Foreign Investors

As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the notes will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons, but are “Foreign Investors,” if the notes are treated as debt. The term “Foreign Investor” means any person other than:

•	a citizen or resident of the United States of America;

•	a corporation, partnership or other entity (treated as a corporation or partnership for U.S. tax purposes) organized in or under the laws of the United States of America or state thereof (including the District of Columbia);

•	an estate whose income is includible in gross income for United States Federal income taxation regardless of its source; or

•	a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration.

Interest, including principal to the extent of accrued OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is “effectively connected” with the conduct by that Foreign Investor of a trade or business in the United States and the investor provides on a timely basis Form W-8ECI in which case, the Foreign Investor will generally be subject to tax at the same rates as a U.S. person or (ii) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the notes on behalf of the customer in the ordinary course of its trade or business, in the chain between the note owner and the U.S. person otherwise required to withhold the U.S. tax (the “withholding agent”), complies with applicable identification and certification requirements and the note owner does not actually or constructively own 10% or more of the voting stock of Mellon Bank, N.A. or another person holding an equity interest in the issuer (or, upon the issuance of an interest in trust I that is treated as a partnership interest, any holder of such an interest) and is not a controlled foreign corporation with respect to Mellon Bank, N.A. or any person holding an equity interest in the issuer.

Applicable identification requirements generally will be satisfied if there is delivered to the securities clearing organization (i) IRS Form W-8BEN signed under penalties of perjury by the note owner, stating that the beneficial owner of the note is not a U.S. person and providing the note owner’s name and address, or (ii) IRS Form W-8BEN, signed by the note owner, claiming exemption from withholding under an applicable tax treaty that provides for exemption; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has knowledge or reason to know that the note owner is a U.S. person or that the form is otherwise inaccurate.

A note owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of a note, provided that (i) that gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a note owner that is an individual, that note owner is not present in the United States for 183 days or more during the taxable year in which that sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest or OID the conditions described in the immediately preceding two paragraphs are satisfied.

If the interests of the note owners were reclassified as interests in a partnership (not taxable as a corporation), that recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In that event, the note owner would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a note owner that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of that foreign partner’s distributive share of “effectively connected” income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against that foreign partner’s U.S. income tax liability.

If trust I were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless that rate were reduced by an applicable tax treaty.

Information Reporting and Backup Withholding

The issuer or a holder holding on behalf of a note owner generally will be required to report annually to the IRS, the amount of interest paid on a note (and the amount of accrued OID, if any, and interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, or individual retirement accounts). Payments of interest (including OID, if any) on a note held by a foreign person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

Each note owner will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder fail to provide the required certification, the issuer or other intermediary will be required to withhold up to 31% of the amount otherwise payable to the note owner, and remit the withheld amount to the IRS as a credit against the note owner’s Federal income tax liability.

STATE AND LOCAL TAXATION

The discussion above does not address the tax treatment of a trust, the notes, or the Note owners of any series under state and local tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of trust I and the notes, and the consequences of purchase, ownership or disposition of the notes under any state or local tax law.

ERISA CONSIDERATIONS

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a “Plan”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Plan be made in accordance with the documents governing such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be fiduciary of the Plan.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on how this definition applies, the issuer believes that, at the time of their issuance, the Class A notes, the Class B notes and the Class C notes (the “Notes”) should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

Without regard to whether the assets of the issuer are considered “plan assets,” the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the owner of 50% or more of the equity interest in the issuer, the owner trustee of the issuer, the indenture trustee, the underwriter, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions (“prohibited transaction class exemptions” or “PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the Notes that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to federal, state or local laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”), such plans, together with Plans are referred to herein as “Benefit Plans.”

The Notes may not be purchased with the assets of a Benefit Plan if Mellon Bank, N.A., AFCO Credit Corporation, AFCO Acceptance Corporation, Mellon Premium Finance Loan Owner Trust, the indenture trustee, the owner trustee of the issuer, any underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Benefit Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (ii) will be based on the particular investment needs for such Benefit Plan; or (c) is an employer maintaining or contributing to such Benefit Plan unless such purchase and holding of the Notes would be covered under an applicable prohibited transaction exemption and, for plans or arrangements subject to Similar Law, will not cause a non-exempt violation of any Similar Law.

Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

Each purchaser and transferee of a Note will be deemed to represent and warrant to the issuer and the indenture trustee that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a non-exempt violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such Note in violation of the foregoing.

The sale of any of the Notes to a Benefit Plan is not a representation that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between the issuer and the underwriters of the named below, the issuer has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

Class A Underwriters	Principal Amount of Class A Notes
Citigroup Global Markets Inc.	$308,220,000
Mellon Financial Markets, LLC	$205,480,000
Total	$513,700,000

Class B Underwriters	Principal Amount of Class B Notes
Citigroup Global Markets Inc.	$13,404,600
Mellon Financial Markets, LLC	$8,936,400
Total	$22,341,000

Class C Underwriters	Principal Amount of Class C Notes
Citigroup Global Markets Inc.	$8,375,400
Mellon Financial Markets, LLC	$5,583,600
Total	$13,959,000

In the underwriting agreement, the underwriters have agreed, subject to certain terms and conditions, to purchase all of the notes offered pursuant to this prospectus if any of the notes are purchased.

The Class A underwriters propose initially to offer the Class A notes to the public at a purchase price of 100% of their principal amount and to certain dealers at the purchase price less concessions not in excess of 0.156% of the principal amount of the Class A notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of 0.104% of the principal amount of the Class A notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

The Class B underwriters propose initially to offer the Class B notes to the public at a purchase price of 100% of their principal amount and to certain dealers at the purchase price less concessions not in excess of 0.156% of the principal amount of the Class B notes. The Class B underwriters may allow, and the dealers may reallow, concessions not in excess of 0.104% of the principal amount of the Class B notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.

The Class C underwriters propose initially to offer the Class C notes to the public at a purchase price of 100% of their principal amount and to certain dealers at the purchase price less concessions not in excess of 0.156% of the principal amount of the Class C notes. The Class C underwriters may allow, and the dealers may reallow, concessions not in excess of 0.104% of the principal amount of the Class C notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriters.

The issuer will receive proceeds of approximately $548,570,000 from the sale of the notes (representing 99.74% of the aggregate principal amount of each Class A note, each Class B note and each Class C note) after paying the underwriters a discount of $1,430,000 (representing 0.26% of the aggregate principal amount of each Class A note, each Class B note and each Class C note). Additional offering expenses are estimated to be $1,049,685.

Each underwriter has represented and agreed that:

(A) it has not offered or sold and, prior to the expiry of the period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

(B) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

(C) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 of the United Kingdom or is a person to whom the document may otherwise lawfully be issued or passed on.

Mellon Financial Markets, LLC is an affiliate of Mellon Bank, N.A. Citigroup Global Markets Inc. and certain affiliates have performed certain investment banking services for Mellon Bank, N.A. and certain affiliates for which they have received or receive compensation.

The issuer, the seller and the transferor will indemnify the underwriters against liabilities relating to the adequacy of disclosure to investors, including under the Securities Act, or contribute to payments the underwriters may be required to make in respect of any such liability.

LEGAL MATTERS

Certain legal matters relating to the issuance of the notes will be passed upon for the issuer, the transferor and trust I by Carl Krasik, Esq., Associate General Counsel to Mellon Financial Corporation, Reed Smith LLP, Pittsburgh, Pennsylvania and McKee Nelson LLP, New York, New York. The federal income tax matters described under “U.S. Federal Income Tax Consequences” will be passed upon for the issuer, the transferor and trust I by McKee Nelson LLP, New York, New York. McKee Nelson LLP, New York, New York will act as counsel for the underwriters. Certain ERISA matters will be passed upon for the issuer by McKee Nelson LLP, New York, New York. Mr. Krasik is a shareholder of Mellon Financial Corporation and holds options to purchase additional shares of Mellon Financial Corporation’s common stock.

REPORTS TO NOTEHOLDERS

The issuer will prepare monthly and annual reports that will contain information about the issuer and trust I. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co., which is the nominee of the DTC and the registered holder of the notes. No financial reports will be sent to you. However, you may obtain copies of these reports free of charge by calling AFCO Credit Corporation at (412) 234-0487. We refer you to “Description of the Notes—Book-Entry Registration,” “The Indenture—Reports to Noteholders” and “—Issuer’s Annual Compliance Statement” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the notes with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

The issuer will file with the Commission all required annual, monthly and special Commission reports and other information about the issuer and trust I.

You may read and copy any reports, statements or other information we file at the Commission’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings are also available to the public on the Commission’s internet site (http://www.sec.gov).

INDEX OF TERMS

account	28
accumulation reserve account	61
addition date	76
additional receivable	76
AFCO	23
AFCO Acceptance	23
AFCO Credit	23
aggregate receivables	31
AIG	67
Available Funds	53
Available Principal Amounts	56
Base Rate	60
Beginning of Month Principal Receivables	31
Benefit Plans	105
BIF	85
business day	45
Cede	40
Class A Additional Interest	46
Class A interest funding subaccount	45
Class A Interest Rate	44
Class A Monthly Interest	45
Class A Nominal Liquidation Amount Deficit	55
Class B Additional Interest	46
Class B interest funding subaccount	45
Class B Interest Rate	44
Class B Monthly Interest	45
Class B Nominal Liquidation Amount Deficit	55
Class C Additional Interest	46
Class C interest funding subaccount	45
Class C Interest Rate	44
Class C Monthly Interest	45
Class C Nominal Liquidation Amount Deficit	55
Class C Required Reserve Account Amount	59
Class C Required Reserve Account Percentage	60
Class D Nominal Liquidation Amount Deficit	55
Class D notes	6
Clearstream	42
Clearstream Participants	42
Code	98
collection account	84
Commission	41
constant yield election	101
Cooperative	43
Default Amount	56
defaulted account	56
defaulted receivables	56
definitive notes	43
distribution account	84
distribution date	45
DTC	40
Eligibility Criteria Change Date	18
Eligible Receivable	81
ERISA	104
Euroclear	43
Euroclear Operator	43
Euroclear Participant	42
excess funding account	84
Excess Insurer Concentration Amount	66
excess spread rate	60
Exchange Act	41
expected principal payment date	4
FDIA	96
FDIC	85
finance charge account	84
finance charge receivables	31
first tier receivables purchase agreement	28
Fixed Investor Percentage	87
Floating Investor Percentage	86
Foreign Investor	103
Guidelines	81
indenture	40
Indenture Trustee	3
ineligible account	78
interest payment date	46
interest period	46
Investment Company Act	64
investor interest	51
Investor Servicing Fee	89
IRS	99
Issuer	3
legal maturity date	48
LIBOR	47
LIBOR determination date	47
market discount bond	100
master servicer	3
Minimum Transferor Interest	50
Monthly Interest	45
monthly interest period	45
Monthly Payment Rate	66
monthly period	45
Moody’s	85
Net Portfolio Yield	60
nominal liquidation amount	48
Nominal Liquidation Amount Deficit	55
note accumulation period	58
Note owner	41
note revolving period	58
Notice of Cancellation	25
Notice of Intent to Cancel	25
Offered Notes	3
OID	99
Originators	3

outstanding principal amount	47
Permitted Investments	85
Permitted Jurisdiction	29
Plan	104
Principal Allocation Amount	87
principal receivables	31
Principal Shortfalls	89
Qualified Institution	85
Qualified Stated Interest	100
rapid note amortization period	5
rating agency	85
Rating Agency Condition	88
receivable jurisdiction	21
record date	40
Recoveries	56
Reference Banks	47
Required Reserve Account Amount	61
reserve account funding date	61
reset date	87
RTC	96
Rule of 78’s	28
SAIF	85
second tier receivables purchase agreement	28
Seller	3
service transfer	91
Servicer Default	91
servicer ineligible account	80
servicer ineligible receivable	80
Servicers	3
Servicing Fee Rate	89
special payment date.	46
Special Tax Counsel	99
split rating determination methodology	68
Standard & Poor’s	85
stated principal amount	47
statistical calculation date	29
Telerate Page 3750	47
Tier 1 Insurer	67
Tier 2 Insurer	67
Tier 3 Insurer	67
Tier 4 Insurer	67
transfer date	54
Transferor	3
transferor ineligible account	78
transferor ineligible receivable	77
Transferor Interest	50
Trust I	3
Trust I Shared Principal Collections.	89
trust termination date	76
UCC	79
Unpaid Trustee Fee	94
Variable Interest	87
withholding agent	103

ANNEX I: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Mellon Bank Premium Finance Loan Master Trust Asset Backed Notes (the “Global Securities”) to be issued in series from time to time will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset backed securities issues.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective European Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear

Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At lease three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry Note through Clearstream, Euroclear or DTC maybe subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the indenture trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

(I)	the trustee or the U.S. withholding agent receives a statement

(a)	from the beneficial owner who is an individual or an entity treated as a corporation on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that

(i)	is signed by the beneficial owner under penalties of perjury,

(ii)	certifies that such beneficial owner is not a United States person, and

(iii)	provides the name and address of the beneficial owner, or

(b)	from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)	states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner who is an individual or an entity treated as a corporation or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the beneficial owner, and

(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

(II)	the beneficial owner who is an individual or an entity treated as a corporation claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the indenture trustee or the U.S. withholding agent;

(III)	the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the indenture trustee or the U.S. withholding agent; or

(IV)	the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the issuer or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the notes.

A beneficial owner holding book-entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

(I)	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

(II)	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

(III)	is a corporation, within the meaning of Section 7701 (a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry notes.

The term United States person means (1) a citizen or resident of the United States, (2) an entity treated as a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

ANNEX II:

OTHER SERIES OF TRUST I CERTIFICATES

The information provided in this Annex II is an integral part of the prospectus.

Series Class	Issuance Date	Initial Investor Interest		Certificate Rate	Expected Principal Payment Date	Termination Date

Series 2001-2	June 15, 2001
Class A		$270,000,000		———	———	———

Class B		$12,000,000		———	———	———

Collateral Interest		$18,000,000		———	———	———

Series 2002-1	December 17, 2001
Class A		$392,700,000		Three-Month LIBOR +0.30%	December 15, 2005	December 17, 2007

Class B		$17,600,000		Three-Month LIBOR +1.40%	December 15, 2005	December 17, 2007

Collateral Interest		$29,700,000		———	———	———

Series 2004-A	June 18, 2004*
Class A		$233,502,538	**	———	———	———

Class B		$10,152,284	**	———	———	———

Class C		$6,345,178	**	———	———	———

Class D		$3,807,107	**	———	———	———

*	Expected.
**	Expected maximum investor interest.

II-1

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus and, if given or made, you must not rely upon that information or representation as having been authorized by the transferor or any agent or underwriter. This prospectus does not constitute an offer or solicitation by anyone in any state in which that offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make that offer or solicitation. You must not, under any circumstances, imply from either the delivery of this prospectus or any sale made pursuant to this prospectus that there has been no change in the affairs of the transferor or the receivables since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to its date.

Prospectus

Transaction Summary	1
Prospectus Summary	2
Risk Factors	15
Business of the Originators	23
The Trust I Receivables	27
Use of Proceeds	40
Description of the Notes	40
Sources of Funds to Pay the Notes	51
Deposit and Application of Funds	53
The Indenture	63
Description of Trust I and the Master Collateral Certificate	74
Description of the Receivables Purchase Agreements	94
Certain Legal Aspects of the Receivables	95
U.S. Federal Income Tax Consequences	98
State and Local Taxation	104
ERISA Considerations	104
Underwriting	107
Legal Matters	108
Reports to Noteholders	108
Where You Can Find More Information	108
Index of Terms	110
Annex I: Global Clearance, Settlement and Tax Documentation Procedures	I-1
Annex II: Other Series of Trust I Certificates	II-1

Until September 15, 2004, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Mellon Bank PFL Master

Note Trust

Issuer

$513,700,000 Class A

Floating Rate Asset Backed Notes, Series 2004-1

$22,341,000 Class B

Floating Rate Asset Backed Notes, Series 2004-1

$13,959,000 Class C

Floating Rate Asset Backed Notes, Series 2004-1

Mellon Bank, N.A.

Receivables Seller

AFCO Credit Corporation

AFCO Acceptance Corporation

Receivables Originators and Servicers

PROSPECTUS

Underwriters of the Notes

Citigroup

Mellon Financial Markets, LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution (1).

The following table sets forth the expenses in connection with the offering of the securities described in this Registration Statement other than underwriting discounts and commissions. All such amounts, except the SEC Registration Fee, are estimated other than underwriting discounts and commissions.

SEC Registration Fee	$69,685
Printing Expenses	$40,000
Trustee’s Fees	$25,000
Legal Fees and Expenses	$500,000
Blue Sky Fees and Expenses	$15,000
Accountants’ Fees and Expenses	$100,000
Rating Agency Fees	$300,000
Miscellaneous Fees	$0
Total	$1,049,685

(1) The above table sets forth combined expenses in connection with the offering of the securities described in this Registration Statement and registration statement Nos. 333-113957, 333-113957-01, 333-113957-02 and 333-113957-03.

Item 14.	Indemnification of Directors and Officers

Article Seventh of the Articles of Association of Mellon Bank, N.A. provides as follows:

To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action as a Director.

This Article Seventh shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

This Article Seventh shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Article shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any other provision of the Articles or By-Laws of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

Article Eighth of the Articles of Association of Mellon Bank, N.A. provides as follows:

SECTION I. RIGHT TO INDEMNIFICATION. Except as prohibited by federal or state law, rule or regulation, every Director and officer of the Association shall be entitled as of right to be indemnified by the Association against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Association or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a Director or officer of the Association or by reason of the fact that such person is or was serving at the request of the Association as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as “Action”); provided, that no such right of indemnification shall exist with respect to an

Action brought by an indemnitee (as hereinafter defined) against the Association except as provided in the last sentence of this Section I. Persons who are not directors or officers of the Association may be similarly indemnified in respect of service to the Association or to another such entity at the request of the Association to the extent the Board of Directors at any time denominates any of such persons as entitled to the benefits of this Article to the extent not prohibited by federal or state law, rule or regulation. As used in this Article, “indemnitee” shall include each Director and officer of the Association and each other person denominated by the Board of Directors as entitled to the benefits of this Article, “expenses” shall include fees and expenses of counsel selected by any such indemnitee and “liability” shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Section I for expenses incurred in connection with any Action brought by an indemnitee against the Association only if (i) the Action is a claim for indemnity or expenses under Section III of this Article or otherwise, (ii) the indemnitee is successful in whole or in part in the Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

SECTION II. RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in any Action (other than an Action brought by such indemnitee against the Association) paid in advance by the Association prior to final disposition of such Action, subject to any obligation which may be imposed by law or by provision in the Articles, By-Laws, agreement or otherwise to reimburse the Association in certain events.

SECTION III. RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Section I or Section II of this Article is not paid in full by the Association within thirty days after such claim has been received by the Association, the indemnitee may at any time thereafter initiate an Action against the Association to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Action. It shall be a defense to any Action to recover a claim under Section I that the indemnitee’s conduct was such that under Pennsylvania law the Association is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Association. Neither the failure of the Association (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Association (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee’s conduct was such that indemnification is prohibited by law, shall be a defense to such Action or create a presumption that the indemnitee’s conduct was such that indemnification is prohibited by law. The only defense to any such Action to receive payment of expenses in advance under Section II of this Section shall be failure to make an undertaking to reimburse if such an undertaking is required by law or by provision in the Articles, By-Laws, agreement or otherwise.

SECTION IV. INSURANCE AND FUNDING. The Association may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Association would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article. The Association may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

SECTION V. NON-EXCLUSIVITY: NATURE AND EXTENT OF RIGHTS. The rights of indemnification and advancement of expenses provided for in this Article (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of each indemnitee, (iii) shall continue as to each person who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) shall be applicable to Actions commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The rights of indemnification provided for in this Article may not be amended or repealed so as to limit in any way the indemnification or the right to advancement of expenses provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

SECTION VI. EFFECTIVE DATE. This Article Eighth shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law prohibits its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

Article Two of the By-Laws of Mellon Bank, N.A. provides as follows:

SECTION 12. PERSONAL LIABILITY FOR MONETARY DAMAGES. (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit elimination or limitation of the liability of directors, no Director of the Association shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

(b) This Section 12 shall not apply to any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to the Association.

(c) This Section 12 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any Director of the Association occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each Director of the Association who serves as such at any time while this Section is in effect and each such Director shall be deemed to be doing so in reliance on the provisions of this Section. Any amendment repeal of this Section or adoption of any other provision of the By-Laws or the Articles of the Association which has the effect of increasing Director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal or other provision.

Item 15.	Recent Sales of Unregistered Securities.

The registrants have not sold any of their securities within the past three years which were not registered under the Securities Act.

Item 16.	Exhibit and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Articles of Association (both current and revised).*
3.2	By-Laws.*
4.1	[ Reserved ].
4.2	Form of Series 2004-MC Supplement.*
4.3	Form of Indenture.*
4.4	Form of Indenture Supplement Series 2004-1.*
4.5	Form of Trust Agreement of Mellon Bank PFL Master Note Trust.*
5.1	Opinion of McKee Nelson LLP with respect to legality.*
5.2	Opinion of McKee Nelson LLP with respect to legality with respect to the Registration Statement for the additional securities**
8.1	Opinion of McKee Nelson LLP with respect to tax matters (included in opinion filed as Exhibit 5.1).*
8.2	Opinion of McKee Nelson LLP with respect to tax matters with respect to the Registration Statement for the additional securities (included in opinion filed as Exhibit 5.2).**
10.1	First Tier Receivables Purchase Agreement.*
10.2	Second Tier Receivables Purchase Agreement.*
10.3	Pooling and Servicing Agreement.*
10.4	Trust Agreement of Mellon Premium Finance Loan Owner Trust.*
10.5	Premium Finance Loan Agreements.*
23.1	Consent of McKee Nelson LLP (included in opinion filed as Exhibit 5.1).*
23.2	Consent of McKee Nelson LLP with respect to the Registration Statement for the additional securities (included in opinion filed as Exhibit 5.2).*
24.1	Power of Attorney.*
25.1	Statement of Eligibility on Form T-1 of Trustee.*

*	Incorporated herein by reference as previously filed in connection with registration statement Nos. 333-113957, 333-113957-01, 333-113957-02 and 333-113957-03.

**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(a) that insofar as indemnification for liabilities arise under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(b) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(c) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mellon Bank, N.A. as registrant and on behalf of Mellon Premium Finance Loan Owner Trust, as registrant and on behalf of Mellon Bank Premium Finance Loan Master Trust, as registrant and on behalf of Mellon Bank PFL Master Note Trust, as registrant certifies that it has reasonable grounds to believe that it has met all of the requirements for filing Form S-1 and the Post Effective Amendment No. 1 on Form S-1 and has duly caused this registration statement and Post Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 15, 2004.

MELLON BANK, N.A., as registrant

By:	/s/ Martin G. McGuinn
Martin G. McGuinn Chairman, President and Chief Executive Officer MELLON PREMIUM FINANCE LOAN OWNER TRUST, as registrant

By:	MELLON BANK, N.A., as originator

By:	/s/ Martin G. McGuinn
Martin G. McGuinn Chairman, President and Chief Executive Officer MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST, as registrant

By:	MELLON BANK, N.A., as originator

By:	/s/ Martin G. McGuinn
Martin G. McGuinn Chairman, President and Chief Executive Officer MELLON BANK PFL MASTER NOTE TRUST, as registrant

By:	MELLON BANK FINANCE LOAN OWNER TRUST, as originator

By:	MELLON BANK, N.A., as administrator

By:	/s/ Martin G. McGuinn
Martin G. McGuinn Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and Post Effective Amendment No. 1 on Form S-1 have been signed on June 15, 2004 by the following persons in the capacities indicated below.

Signature	Title

PRINCIPAL EXECUTIVE OFFICER: /s/ Martin G. McGuinn Martin G. McGuinn	Chairman, President and Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER: * Michael A. Bryson	Executive Vice President and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER: /s/ Michael K. Hughey Michael K. Hughey	Senior Vice President, Director of Taxes and Controller

* By	/s/ Leo Y. Au
	Leo Y. Au Attorney-in-fact	June 15, 2004

BOARD OF DIRECTORS:

* Martin G. McGuinn	Director

* Ruth E. Bruch	Director

* Jared L. Cohon	Director

* Steven G. Elliott	Director

* Ira J. Gumberg	Director

* Edward J. McAniff	Director

* Robert Mehrabian	Director

* Seward Prosser Mellon	Director

* Mark A. Nordenberg	Director

* James F. Orr III	Director

* David S. Shapira	Director

* William E. Strickland Jr.	Director

* John P. Surma	Director

* Wesley W. von Schack	Director

* By:	/s/ Carl Krasik
Carl Krasik Attorney-in-fact June 15, 2004